As Filed with the Securities and Exchange Commission On January 27, 2009

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               Amendment No. 1 to
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        American Church Mortgage Company
        (Exact Name of Registrant as Specified in Governing Instruments)

                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                           Philip J. Myers, President
                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)

                                   copies to:

                             Philip T. Colton, Esq.
                           Winthrop & Weinstine, P.A.
                       225 South Sixth Street, Suite 3500
                              Minneapolis, MN 55402
                                 (612) 604-6400

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," and "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

      Large accelerated filer [ ]      Accelerated filer [ ]
      Non-accelerated filer [ ]        Smaller reporting company [X]

                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                            Amount      Proposed Maximum    Proposed Maximum
  Title Of Each Class Of Securities         to be        Offering Price    Aggregate Offering       Amount Of
          To Be Registered                Registered        Per Unit              Price         Registration Fee
-----------------------------------------------------------------------------------------------------------------
Series C Secured Investor Certificates      20,000          $1,000(1)          $20,000,000            $786(2)
=================================================================================================================

(1)   Certificates may be purchased in any multiple of $1,000.

(2)   Previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        PROSPECTUS DATED JANUARY 27, 2009
                        AMERICAN CHURCH MORTGAGE COMPANY

              $20,000,000 of Series C Secured Investor Certificates

                                   ----------

      American Church  Mortgage  Company is a real estate  investment  trust, or
"REIT." We make mortgage loans to churches and other non-profit religious organizations. We also purchase mortgage-secured bonds issued by such organizations.

      We are offering our Series C Secured Investors Certificates.

      Best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered.

      We may offer new certificates with maturities ranging from approximately thirteen (13) to twenty (20) years. Depending on our capital needs, certificates with certain terms may not always be available. We will periodically establish and may change interest rates on the unsold certificates offered in this prospectus. Current interest rates can be found in the "Description of the Certificates" section of this prospectus. Investors are advised to check for prospectus supplements as interest rates are subject to change. However, once a certificate is sold, its interest rate will not change during its term.

      The certificates are non-negotiable and may be transferred only in limited circumstances with the consent of our advisor. There is no public market for the certificates. The certificates will not be listed on any securities exchange or NASDAQ. Our investors may have difficulty selling certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The certificates are not certificates of deposit or similar obligations and are not guaranteed by the FDIC or any other governmental fund or private entity. Investing in certificates involves risks and conflicts of interest. See "Risk Factors" beginning on p. 10 and "Conflicts of Interest" beginning on p.
21. Those risks include the following:

      - If we lose our REIT status, we will be taxed as a corporation, which could affect adversely our ability to make interest payments to holders of certificates.

      - We have conflicts of interest with the underwriter and our advisor, which are under common control.

      - You may have difficulty selling your certificates because there is no public market and our advisor must approve all transfers of certificates.

      - Our mortgages and bonds are secured by church property, which is typically limited purpose collateral.

      The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

===================================================================================================
                                                           Selling Commission and
Series C Secured Investor Certificates   Price to Public    Offering Expenses (2)   Proceeds to Us
---------------------------------------------------------------------------------------------------
Minimum Purchase                            $1,000(1)              $46.00                $954
---------------------------------------------------------------------------------------------------
Total                                      $20,000,000            $920,000            $19,080,000
===================================================================================================

(1)   Certificates may be purchased in any multiple of $1,000.

(2) Assumes the sale of all certificates offered hereby, of which there can be no assurance. Estimated for purposes of this table based on a 2.75% underwriter's commission, a .75% underwriter's management fee, a $120,000 non-accountable expense fee payable to the underwriter, and $100,000 in other offering expenses.

                         AMERICAN INVESTORS GROUP, INC.
                              Minnetonka, Minnesota

                               _________ ___, 2009

                                Table of Contents

PROSPECTUS SUMMARY .......................................................     4
RISK FACTORS .............................................................    10
WHO MAY INVEST ...........................................................    17
USE OF PROCEEDS ..........................................................    18
COMPENSATION TO ADVISOR AND AFFILIATES ...................................    19
CONFLICTS OF INTEREST ....................................................    21
DISTRIBUTIONS ............................................................    23
CAPITALIZATION ...........................................................    25
SELECTED FINANCIAL DATA ..................................................    26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS ...............................................................    27
OUR BUSINESS .............................................................    32
MANAGEMENT ...............................................................    49
EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS;
DIRECTOR COMPENSATION...................................................      52
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS ......................................................    52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR
INDEPENDENCE .............................................................    53
THE ADVISOR AND OUR ADVISORY AGREEMENT ...................................    54
FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES .........    56
FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH REITS ....................    57
ERISA CONSIDERATIONS .....................................................    58
DESCRIPTION OF CAPITAL STOCK .............................................    59
DESCRIPTION OF THE CERTIFICATES ..........................................    60
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS ..................................    66
PLAN OF DISTRIBUTION .....................................................    69
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES ....    71
LEGAL MATTERS ............................................................    71
EXPERTS ..................................................................    71
ADDITIONAL INFORMATION ...................................................    71
INDEX TO FINANCIAL STATEMENTS ............................................   F-1

                               PROSPECTUS SUMMARY

      This summary highlights some information from the prospectus. It may not be all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, American Church Mortgage Company refers to itself as "we," "us, " and "our." Our prospective investors are sometimes referred to as "you" or "your."

                        American Church Mortgage Company

      American Church Mortgage Company is a real estate investment trust, or REIT. We make mortgage-backed loans from $100,000 to $2,000,000 to churches and other non-profit religious organizations for the purchase, construction or refinancing of real estate and improvements. As of September 30, 2008 we had 76 mortgage loans outstanding in the original aggregate principal amount of $33,841,353, and own church bonds having a face value of $12,018,000. The principal balance of our loan and bond portfolios outstanding at September 30, 2008, were $33,770,318 and $11,682,585, respectively. We intend to continue to lend funds pursuant to our business plan as funds from the sale of our securities become available and as funds become otherwise available, for example through the repayment of loans.

      American Church Mortgage Company was incorporated in the State of Minnesota on May 27, 1994. Our executive offices and those of our advisor are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our telephone number is (952) 945-9455.

                                   Our Advisor

      We are managed by Church Loan Advisors, Inc. Church Loan Advisors, Inc. is referred to in this prospectus as our advisor. Our advisor manages our business activities, provides our office space, personnel, equipment and support services. Our advisor assumes most of the normal operating expenses we would otherwise incur if we had our own employees and directly managed our business activities. Pursuant to the advisory agreement between us and our advisor, we pay our advisor advisory fees based on our average invested assets and certain expenses. In addition, our advisor receives up to one-half of any origination fees associated with a mortgage loan made or renewed by us. Our advisor is affiliated by common ownership with American Investors Group, Inc., which is the underwriter of this offering (the "Underwriter").

                                More Information

      We have filed a registration statement on Form S-11 with the Securities and Exchange Commission (the "SEC") with respect to the secured investor certificates to be issued in the offering. This prospectus is a part of that registration statement.

      The registration statement is, and all of our filings with the SEC (some of which include our financial statements) are, available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also access many of the documents that are referred to in this prospectus at the web site we maintain at http://www.church-loans.net under the heading "Regulatory Filings."

                            The Certificates Offered

Issuer ......................     American Church Mortgage Company

Trustee .....................     Herring Bank, Amarillo, Texas

Securities Offered ..........     Series C Secured Investor Certificates

Offering Price ..............     100% of the principal amount per  certificate;  multiples of $1,000 per certificate.

Maturity ....................     13,  14,  15,  16,  17,  18, 19 and  20-year  maturities.  Each  certificates  will  mature on the anniversary  of the last day of the fiscal quarter in which the  certificate is purchased.  We may cease offering specified maturities, and begin re-offering any unavailable maturity, at any time.

Interest Rates ..............     As of the offering date, the interest rates we will pay for each maturity of certificates  are set forth in the section  entitled  "Description of the  Certificates"  to this  prospectus.  However, investors are advised to check for prospectus supplements as interest rates are subject to change.

Interest Payments ...........     Interest will be paid quarterly.

Principal Payment ...........     Unless you renew your  certificate,  we will pay the entire principal amount of the certificate at maturity.

Redemption ..................     We generally will not be required to redeem  outstanding  certificates.  We may redeem outstanding certificates in the following cases:

                                  o     In our sole discretion, at any time upon 30 days' notice.

                                  o     If you die, your  representative  may require us to redeem your  certificate,  subject to an aggregate limit of $25,000 in any calendar quarter for all redemptions.

                                  o     If we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason, we will be required to offer to redeem all outstanding certificates (but are permitted to redeem fewer than all).

                                  If we redeem any certificate,  we will pay the holder an amount equal to the outstanding principal amount of the redeemed certificate plus accrued but unpaid interest.

Collateral ..................     To secure payment of the certificates,  we will assign to the trustee as collateral  non-defaulted mortgage-secured promissory notes and church bonds with an aggregate outstanding principal balance equal to at least 100% of the aggregate outstanding principal amount of the certificates.  We may, in our discretion,  substitute cash or cash equivalents.  Unless there is an event of default,  we will not assign  underlying  mortgages  securing the assigned  promissory notes. To the extent not collateralized, the certificates will constitute a subordinated claim against the issuer.

Transferability .............     The certificates are non-negotiable and may be transferred only in limited  circumstances with the consent of our advisor.

Absence of Public Market ....     There is no market for the certificates.  We do not believe that a public market will develop. You may not be able to sell your certificates.

Sales Commission, Fees ......     We will pay the  underwriter  a  commission  for  assisting  us in selling the  certificates.  The underwriter  will receive a sales  commission of up to 2.75% and an  underwriting  management  fee equal to .75% of

                                  the principal amount of certificates  sold. We will also pay to the underwriter a  non-accountable expense  fee of up to  $120,000,  as further  described  herein at the  section  entitled  "Use of
                                  Proceeds."

Outstanding Indebtedness ....     Our bylaws  prohibit us from  borrowing in excess of 300% of  shareholders'  equity,  except under certain circumstances.

                                  On September 12, 2008, we entered into a Loan and Security  agreement  with Beacon Bank as lender, and a Revolving  Note  evidencing an $8 million  revolving  loan.  Approximately  $4.2 million was advanced under the Revolving Note at closing. Of this amount,  approximately $4.2 million was used to pay off the Company's  previous credit  facility with KeyBank  National  Association.  Advances under the Loan and  Security  Agreement  are based upon,  among  other  things,  a borrowing  base calculation  and are  available  to the Company for use in  connection  with its general  business purposes.  Total availability under the Revolving Note is initially limited to $4.5 million, which amount  shall be  increased  to $8 million at such time as one or more  participants  purchase  an interest in the Revolving Note.

                                  At  September  30,  2008,  the  Company  also had  $7,258,000  worth of Series A Secured  Investor
                                  Certificates and $14,695,000 worth of Series B Secured Investor Certificates outstanding.

                                 Use of Proceeds

      We will use the proceeds received from the sale of the certificates principally to fund mortgage loans we make to churches and other non-profit religious organizations and to purchase bonds issued by those organizations. Some of the proceeds may be used to pay down our line of credit, redeem our equity securities and repay maturing certificates.

                                 Our REIT Status

      The Company has operated as a Real Estate Investment Trust ("REIT") since its formation in 1994. As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, we are subject to numerous organizational and operational requirements, including a requirement that we distribute to our shareholders at least 90% of our taxable income as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our taxable income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

                                  Risk Factors

      An investment in our certificates involves a degree of risk. See "Risk Factors" for a more complete discussion of factors you should consider before purchasing certificates. Some of the significant risks include:

      - As a "best efforts" offering, all or a material amount of the certificates may not be sold, and consequently, some or all of the additional funds we are seeking may not be available to us.

      - As a "no minimum" offering, there is no minimum number of principal amount of certificates that must be sold. We will receive the proceeds from the sale of certificates as they are sold.

      - If we fail to maintain our REIT status, we will be taxed as a corporation, which could adversely affect our ability to make interest payments to holders of certificates.

      - Conflicts of interest with the underwriter and our advisor in connection with this offering and our on-going business operations could affect decisions made by our advisor on our behalf.

      - There is no public trading market for the certificates. It is not likely that a market for the certificates will develop after this offering.

      - Fluctuations in interest rates or default in repayment of loans by borrowers could adversely affect our ability to make interest payments on and repay certificates as they mature.

                              Conflicts of Interest

      A number of potential conflicts exist between us and our advisor and its principals. These conflicts include:

      - Our President is the President of both our advisor and the underwriter and thus is in a position of control of both entities.

      - The underwriter for this offering and our advisor are also under common control.

      - Agreements between us and our advisor and the underwriter were not negotiated at arm's-length.

      -     We and the underwriter have common business interests.

      - Negotiations between us and our advisor during the organization and structuring of our operations were not at arm's length.

      - The advisory agreement was not negotiated at arm's-length, but is subject to annual renewal by our Board of Directors.

      -     We share operations facilities with our advisor and the underwriter.

      Our advisor and its affiliates may engage in businesses similar to ours. We compensate our advisor and its affiliates for services rendered and pay an annual advisory fee equal to 1.25% of average invested assets.

                            Our Investment Objectives

      Our investment objectives are to provide our certificate holders with:

      -     a higher  level of  distributable  income or  interest  rate than is
            available   in   guaranteed   or   government-backed    fixed-income
            investments;

      -     preservation  of  their   investment   capital   through   portfolio
            diversification (lending funds to many different borrowers and purchasing bonds issued by numerous issuers);

      - greater security for our portfolio through investment only in mortgage-backed loans and securities (providing us with collateral in the event of a borrower's default); and

      - greater security for our certificate holders by our pledging mortgage-secured promissory notes or debt securities that we hold to secure our obligations under the certificates (providing certificate holders with a stream of revenue and potential sale proceeds in the event of our default).

                        Business Objectives and Policies

      We make mortgage loans from $100,000 to $2,000,000 to churches and other non-profit religious organizations throughout the United States. We seek to:

      - find qualified borrowers and make loans in accordance with out Lending Guidelines;

      -     lend at rates of interest in excess of our cost of funds;

      - offer competitively attractive mid-term (5-15 years) loans and long-term (20-30 year) loans (although there is no limit on the term of our loans);

      - charge origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan;

      - make a limited amount of higher-interest rate and increased risk second mortgage loans and short-term construction loans to qualified borrowers; and

      - purchase a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at par value.

      Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed and limit the amount of mortgage-secured debt securities to 30% of our average invested assets on the date of their purchase. All other mortgage loans we make are secured by a first mortgage (or deed of trust). We may make fixed-interest rate loans having maturities of three to thirty years. We may borrow up to 300% of our shareholders' equity, unless greater amounts are permitted under certain circumstances.

                               Lending Guidelines

      We follow specified lending guidelines and criteria in evaluating the creditworthiness of potential borrowers. These guidelines and criteria include:

      - Loans we make cannot exceed 75% of the appraised value of the real property and improvements securing the loan.

      -     We may not loan more than $2,000,000 to a single borrower.

      -     We require appraisals of the property securing our loans.

      - The borrower must furnish us with a mortgagee title policy insuring our interest in the collateral.

      - The borrower's long-term debt (including the proposed loan) as of the date of the mortgage loan may not exceed four times the borrower's gross income for its most recent twelve (12) months.

      - The borrower must furnish us with financial statements (balance sheet and income and expense statement) for its last three (3) complete fiscal years and current financial statements for the period within ninety (90) days of the loan closing date. A borrower must have the last complete fiscal year financial statements reviewed by a certified public accountant (CPA) engaged by the borrower and who is independent of the borrower. On loans in excess of $500,000 our advisor may require the last complete fiscal year be audited by a CPA engaged by the borrower and who is independent of the borrower. In lieu of the above requirement, we or our advisor may employ a qualified accountant. The qualified accountant we employ would be required to be independent of the borrower. Our employed qualified accountant would not be independent of us.
            Compiled financial statements of the borrower are acceptable from our employed qualified accountant. Along with the compiled financial statements of the borrower, our employed qualified accountant would perform partial and targeted review examination procedures for borrowers. On loans in excess of $500,000 the advisor may require partial and targeted audit examination procedures for borrowers.

      - Borrowers in existence for less than three (3) fiscal years must provide financial statements since inception. No loan will be extended to a borrower in operation less than two (2) calendar years absent express approval by our Board of Directors.

                                 Who May Invest

      You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in our shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income (without regard to your investment in our shares or certificates) of at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $250,000. Suitability standards may be higher in certain states. Potential investors who are residents of Idaho, Iowa, Kansas or Washington should read Exhibit B for suitability requirements particular to their state.

      The Office of the Kansas Securities Commission recommends that you should limit your aggregate investment in our Certificates and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is defined as that portion of your total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

      In addition to the above suitability standards, residents of Iowa and Texas are limited to investing no more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our shares or certificates.

      In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

      The underwriter's account application to be signed by all purchasers of the Series C Secured Investors Certificates contains an arbitration agreement for disputes by the underwriter. By this agreement, each purchaser agrees that all controversies with the underwriter relating to the Certificates will be determined by arbitration before the Financial Industry Regulatory Authority ("FINRA") (f/k/a the National Association of Securities Dealers, Inc. or "NASD").

                                  RISK FACTORS

      An investment in our certificates involves various risks. In addition to the other information set forth in the prospectus, you should consider the following factors before making a decision to purchase certificates.

      This prospectus contains statements of a forward-looking nature relating to future events or our future performance. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends," "will" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements of our plans, strategies and prospects contained in this prospectus.

      These forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements publicly for any reason. Actual results could differ materially from those anticipated in these forward-looking statements.

Risks Related to Method and Terms of This Offering

      This is a Best Efforts Offering.
      -------------------------------
      The underwriter's obligation to sell the certificates requires only its best efforts to locate purchasers on our behalf. The underwriter is not obligated to purchase any certificates. Less than all of the certificates offered may be sold. If less than all the certificates offered are sold, we will have less cash for working capital and to loan to churches and other non-profit religious organizations.

      This is a No Minimum Offering.
      -----------------------------
      The distribution agreement does not require that a minimum number of certificates be sold before we receive proceeds from their sale. We will receive proceeds from the sale of certificates when and if they are sold.

      We Will Incur Expenses in This Offering.
      ---------------------------------------
      Expenses incurred in connection with this offering will reduce our assets that will be available for working capital and investment.

Risks Related to Us

      Our Failure to Qualify as a Real Estate Investment Trust Could Reduce the Funds We Have Available for Investment.
      -------------------------------------------------------------------------
      We operate as a real estate investment trust. As a REIT, we are allowed a deduction for dividends paid to our shareholders in computing our taxable income. Thus, only our shareholders are taxed on our taxable income that we distribute. This treatment substantially eliminates the "double taxation" of earnings to which most corporations and their shareholders are subject. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions.

      To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for a REIT may substantially affect day-to-day decision-making by our advisor. Our advisor may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain our REIT status.

      If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at regular corporate rates and not be allowed a deduction for distributions to shareholders. We would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. We intend to continue to operate as a REIT. However, future economic, market, legal, tax or other consequences may cause our board of directors to revoke the REIT election. Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make interest payments to holders of certificates.

      Conflicts of Interest Arise From Our Relationship with Our Advisor and the Underwriter.
      --------------------------------------------------------------------------
      The terms of transactions involving our formation and the formation of our advisor, and our contractual relationship with our advisor, were not negotiated at arm's-length. Our non-independent directors and officers may have conflicts of interest in enforcing agreements between us and our advisor or the underwriter. Future business arrangements and agreements between us and our advisor or the underwriter and their affiliates must be approved by our board of directors, including a majority of our independent directors.

      We Have Identified Material Weaknesses in Our Disclosure Controls and Procedures and Have Concluded That Our Internal Controls over Financial Reporting Are Not Effective. In Addition, We May Experience Additional Material Weaknesses in the Future.
      -----------------------------------------------------------------------
      We have identified material weaknesses in our disclosure controls and procedures relating to our lack of sufficient internal accounting personnel and segregation of duties necessary to ensure that adequate review of our financial statements and notes thereto is performed and have concluded that our internal control over financial reporting is not effective. Material weaknesses in our disclosure controls and procedures could result in material misstatements in our financial statements not being prevented or detected. We may experience difficulties or delays in completing remediation or may not be able to successfully remediate material weaknesses at all. Any material weakness or unsuccessful remediation could affect investor confidence in the accuracy and completeness of our financial statements, which in turn could harm our business and have an adverse effect on our ability to raise additional funds, including through this offering. If under such circumstances the Company's financial condition is adversely affected, it could negatively impact the Company's ability to pay interest on the certificates.

Risks Related to the Certificates

      We May Incur More Indebtedness.
      ------------------------------
      We had, at September 30, 2008, $4.2 million outstanding on our credit facility with Beacon Bank and $7,258,000 worth of Series A Secured Investor Certificates and $14,695,000 worth of Series B Secured Investor Certificates outstanding. We may incur additional indebtedness in the future. We may assign or pledge some of our mortgage-secured promissory notes or other collateral in connection with incurring this additional indebtedness. Our ability to incur additional indebtedness is limited to 300% of our Shareholders' Equity by our bylaws, unless an increased amount is approved by a majority of our Independent Directors and disclosed and justified to our shareholders. Once the threshold is reached (or if approval is not obtained), we will not be able to incur additional indebtedness unless we raise additional equity capital. This limitation could restrict our growth or affect our ability to repay the certificates as they mature.

      The Indenture Contains Limited Protection for Holders of Certificates.
      ---------------------------------------------------------------------
      The indenture governing the certificates contains only limited events of default other than our failure to pay principal and interest on the certificates on time. Further, the indenture provides for only limited protection for holders of certificates upon a consolidation or merger between us and another entity or the sale or transfer of all or substantially all of our assets. The indenture governing the certificates does not prohibit additional indebtedness. While the certificates are secured debt obligations, if the Company takes on additional indebtedness, the Company's risk of default on the certificates may increase. If we default in the repayment of the certificates or under the indenture, you will have to rely on the trustee to exercise your remedies on your behalf. You will not be able to seek remedies against us directly. The effect of each of these is that recovery of your investment could be difficult if there is a default.

      There Are Potential Adverse Effects Associated with Lending Borrowed
      Funds.
      --------------------------------------------------------------------
      We intend to deploy the proceeds from this offering to make loans to churches and other non-profit religious organizations. We have also used our line of credit to fund loans, and intend to use our line of credit in this way in the future. Lending borrowed funds is subject to greater risks than in unleveraged lending. The profit we realize from lending borrowed funds is largely determined by the difference, or "spread," between the interest rates we pay on the borrowed funds and the interest rates that our borrowers pay us. Our spread may be materially and adversely affected by changes in prevailing interest rates. Furthermore, the financing costs associated with lending borrowed funds could decrease the effective spread in lending borrowed funds, which could adversely affect our ability to pay interest on and repay the certificates as they mature.

      Fluctuations in Interest Rates May Affect Our Ability to Sell
      Certificates.
      -------------------------------------------------------------
      If the interest rates we offer on certificates become less attractive due to changes in interest rates for similar investments, our ability to sell certificates could be adversely affected or certificate holders could choose not to renew their certificates upon maturity. Since we may rely on the proceeds from the sales of certificates and renewals of certificates, in part, to pay maturing certificates, a decline in sales of certificates could adversely affect our ability to pay your certificate upon maturity. We may change the interest rates at which we are currently offering certificates in response to fluctuations in interest rates.

      There Is No Public Market for the Certificates.
      ----------------------------------------------
      There is no market for certificates issued by the Company. It is unlikely that a market will develop. The certificates will not be listed on any exchange and will not be qualified for quotation on any NASDAQ market. In addition, the market for REIT securities historically has been less liquid than other types of publicly-traded securities. It may be impossible for you to recoup your investment prior to maturity of the certificates.

      There Will Not Be a Sinking Fund, Insurance or Guarantee Associated with the Certificates.
      ------------------------------------------------------------------------
      We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default. The certificates are not certificates of deposit or similar obligations of, or guaranteed by, any depository institution. Further, no governmental or other entity insures or guarantees payment on the certificates if we do not have enough funds to make principal or interest payments. Therefore, if you purchase certificates, you will have to rely on our revenue from operations, along with the security provided by the collateral for the certificates, for repayment of principal and interest on the certificates.

      The Collateral for the Certificates May Not Be Adequate if We Default.
      ---------------------------------------------------------------------
      The certificates will at all times be secured by mortgage-secured promissory notes and church bonds having an outstanding principal balance or cash equal to at least 100% of the outstanding principal balance of the certificates. If we default in the repayment of the certificates, or another event of default occurs, the trustee will not be able to foreclose on the mortgages securing the promissory notes and bonds in order to obtain funds to repay certificate holders. Rather, the trustee will need to look to the revenue stream associated with our borrowers' payments on or repayment of the promissory notes and bonds or revenue derived from sale of the promissory notes or bonds to repay certificate holders. If the trustee chooses to rely on revenues received from our borrowers, certificate holders may face a delay in payment on certificates in the event of default, as borrowers will repay their obligations to us in accordance with amortization schedules associated with their promissory notes or bonds. If the trustee chooses to sell promissory notes or bonds in the event of our default, the proceeds from the sales may not be sufficient to repay our obligations on all outstanding or defaulted certificates.

      The Certificates Are Not Negotiable Instruments and Are Subject to Restrictions on Transfer.
      ------------------------------------------------------------------
      The certificates are not negotiable debt instruments. Rights of record ownership of the certificates may be transferred only with our advisor's prior written consent. You will not be able to freely transfer the certificates.

      We Are Obligated to Redeem Certificates Only in Limited Circumstances.
      ---------------------------------------------------------------------
      You will have no right to require us to prepay or redeem any certificate prior to its maturity date, except in the case of your death or if we replace our current advisor. Further, even in the event of your death, we will not be required to redeem your certificates if we have redeemed at least $25,000 of principal amount of Series C certificates for all holders during the calendar quarter in which your representative notifies us of your death and requests redemption.

      We Are Able to Redeem Certificates at Any Time.
      ----------------------------------------------
      While we are obligated to redeem certificates in limited circumstances, we are permitted to redeem all or a portion of the outstanding certificates at any time upon thirty (30) days' notice. While we have no current plans to redeem certificates, and possibly may not redeem any prior to maturity (except in the case of death), there is no guarantee that investors will be able to hold their certificates until maturity.

      We May Not Have Sufficient Available Cash to Redeem Certificates if We Terminate Our Advisory Agreement with Our Current Advisor.
      ----------------------------------------------------------------------
      We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason. If the holders of a significant principal amount of certificates request that we redeem their certificates, we may be required to sell a portion of our mortgage loan and church bond portfolio to satisfy the redemption requests. Any such sale would likely be at a discount to the recorded value of the mortgage loans and bonds being sold. Further, if we are unable to sell loans or church bonds in our portfolio, we may be unable to satisfy the redemption obligations.

Risks Related to Management

      We Are Dependent upon Our Advisor.
      -----------------------------------
      Our advisor, Church Loan Advisors, Inc., manages us and selects our investments subject to general supervision by our board of directors and compliance with our lending policies. We depend upon our advisor and its personnel for most aspects of our business operations. Our success depends on the success of our advisor in locating borrowers and negotiating loans upon terms favorable to us. Among others, our advisor performs the following services for us:

o     mortgage loan marketing and procurement

o     bond portfolio selection and investment

o     mortgage loan underwriting

o     mortgage loan servicing

o     money management

o     developing and maintaining business relationships

o     maintaining "goodwill"

o     managing relationships with our accountants and attorneys

o     corporate management including payment of office rent, etc.

o     bookkeeping

o     reporting to state, federal, tax and other regulatory authorities

o     reports to shareholders and shareholder relations

      Certificate Holders Will Have No Right to Participate in Our Management.
      -----------------------------------------------------------------------
      Only debt securities are being offered hereby; investors participating in this offering will not become shareholders and will have extremely limited voting rights with respect to matters relating only to the Certificates, and will have virtually no input regarding management of the Company. You should not purchase certificates unless you are willing to entrust our management to our advisor and our board of directors.

      Our Directors May Not Be Held Personally Liable for Certain Actions, Which Could Discourage Shareholder Suits against Them.
      --------------------------------------------------------------------------
      Minnesota law and our articles of incorporation and bylaws provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of us against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Minnesota law.

      We Have Conflicts of Interest with Our Advisor and the Underwriter.
      ------------------------------------------------------------------
      Affiliations and conflicts of interests exist among our officers and directors and the owner and officers and directors of our advisor and the underwriter. Our President, Philip Myers is the President of our advisor and the underwriter and thus could be considered to be in a position of control of both entities. Our President and the officers and directors of our advisor are involved in the church financing business through their affiliations with the underwriter. The underwriter originates, offers and sells first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through the underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the underwriter would receive commissions (paid by the issuing church) on original issue bonds, or "mark-ups" in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through the underwriter. We would pay the underwriter commissions in connection with such transactions. Generally, mortgage loans we originate are smaller than the bond financings originated by the underwriter. However, there may be circumstances where our advisor and the underwriter could recommend either type of financing to a prospective borrower. The decisions of our advisor and the underwriter could adversely affect the credit quality of our portfolio, and decreases to the value of our portfolio could negatively impact the Company's ability to pay interest on the certificates.

      Redemption Obligations Relating to the Certificates May Affect Our Ability to Replace our Advisor.
      --------------------------------------------------------------------------
      We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc. Our independent directors are required to review and approve the agreement with our advisor on an annual basis. The redemption provision relating to the certificates may have the effect of reducing our ability to replace our current advisor.

Risks Related to Mortgage Lending

      We Are Subject to the Risks Generally Associated with Mortgage Lending.
      ----------------------------------------------------------------------
      Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks encountered may be summarized as follows:

o     low demand for mortgage loans

o     interest rate and real estate valuation fluctuations

o     changes in the level of consumer confidence

o     availability of credit-worthy borrowers

o     demographic and population patterns

o     zoning regulations

o     taxes and tax law changes

o     availability of alternative financing and competitive conditions

o     factors affecting specific borrowers

o     national and local economic conditions

o     state and federal laws and regulations

o     bankruptcy or insolvency of a borrower

o     borrower misrepresentation(s) and/or fraud

      Losses Associated with Default, Foreclosure of a Mortgage and Sale of Mortgaged Property Pose Additional Risks.
      ---------------------------------------------------------------------
      We have experienced losses associated with default, foreclosure of mortgages, and sales of mortgaged properties. The time frame to foreclose on a property varies from state to state, and delays can occur due to backlog in court dockets; we have experienced delays from 12 to 18 months. Such delays have and can cause the value of the mortgaged property to further deteriorate due to lack of maintenance. Theft and vandalism have also occurred on our foreclosed properties. Some borrowers have removed fixtures and furnishings including sound systems, chairs, pulpits, appliances, mechanical and electrical systems prior to vacating the facility which further reduces the value of our collateral. The properties also incur operating expenses pending their sale (property insurance, security, repairs and maintenance) and these expenses could be substantial if we cannot readily dispose of the property. Expenses related to the foregoing could prevent us from recovering the full value of a loan in the event of foreclosure, which shortfall would decrease the value of assets held by the Company and could negatively impact the Company's ability to pay interest on the certificates.

      Real Estate Taxes Resulting from a Foreclosure May Prevent Us from Recovering the Full Value of a Loan.
      ------------------------------------------------------------------
      If we foreclose on a mortgage and take legal title to a church's real estate, real estate taxes could be levied and assessed against the property since the property would no longer be owned by a non-profit entity. These expenses would be our financial responsibility, and could be substantial in relation to our prior loan if we cannot readily dispose of the property. Such expenses could prevent us from recovering the full value of a loan in the event of foreclosure, which shortfall would decrease the value of assets held by the Company and could negatively impact the Company's ability to pay interest on the certificates.

      Second Mortgage Loans Pose Additional Risks.
      -------------------------------------------
      Our Lending Guidelines allow us to make second mortgage loans. The principal amount of such loans may not exceed 20% of our average invested assets. Second mortgage loans entail more risk than first mortgage loans, as foreclosure of senior indebtedness or liens could require us to pay the senior debt or risk losing our mortgage.

      Fixed-Rate Debt Can Result in Yield Fluctuations.
      ------------------------------------------------
      Fixed-rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage loan lower than prevailing rates. This could negatively affect our value and consequently the value of the certificates. Neither we nor our advisor can predict changes in interest rates. We attempt to reduce this risk by borrowing through the issuance of intermediate and long term certificates with set interest rates and making loans with this capital for intermediate and long terms that lock in certain target interest rate spreads. We do not intend to borrow funds or sell certificates if the cost of such borrowing exceeds the income we believe we can earn from lending the funds.

      The Mortgage Banking Industry Is Highly Competitive.
      ---------------------------------------------------
      We compete with a wide variety of lenders, including banks, savings and loan associations, credit unions, insurance companies, pension funds and fraternal organizations for mortgage loans. Many competitors have greater financial resources, access to lower-cost capital, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers.

      Fluctuations in Interest Rates May Affect Our Ability to Repay the Certificates.
      ------------------------------------------------------------------
      Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce our portfolio's overall rate of return (yield).

      We Are Subject to the Risks Associated with Fluctuations in National and Local Economic Conditions.
      ------------------------------------------------------------------------
      The mortgage lending industry is subject to increased credit risks and rates of foreclosures during economic downturns. In addition, because we provide mortgages to churches and other religious organizations who generally receive financing through charitable contributions, our financial results are subject to fluctuations based on a lack of consumer confidence or a severe or prolonged national or regional recession. As a result of these and other circumstances, our potential borrowers may decide to defer or terminate plans for financing their properties. In addition, during such economic times we may be unable to locate as many credit-worthy borrowers. In addition, we believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by declining values in real estate. For example, declining real estate values would likely reduce the level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens, which could result in higher default rates. Higher default rates could adversely affect the Company's results of operations, which could negatively impact the Company's ability to pay interest on the certificates. Further, declining real estate values significantly increase the likelihood that we will incur losses in the event of default because the value of our collateral may be insufficient to cover our basis in the investment.

      The Company Faces Certain Risks and Uncertainties Related to Financing and Liquidity, and These Volatilities Could Have an Impact on Its Operations and Its Ability to Maintain its Long-term Capital Needs and/or Secure Additional Financing.
      --------------------------------------------------------------------------
      The Company faces certain risks and uncertainties, particularly during volatile market conditions, such as the dramatic changes in interest rates that have occurred recently. In addition, liquidity has tightened in all financial markets, including the debt and equity markets. These volatilities could have an impact on operations to the extent that the Company experiences slower maturities or repayment of mortgage loans, illiquid markets for our bond portfolio, or a higher redemption rates on our secured investor certificates than has been the case historically.

      The Company's operating performance is affected by our ability to earn interest and origination fees in excess of what we pay and to match maturities of our long-term debt with maturities of our mortgage loans and bond portfolio, as well as available amounts from our line of credit. While we currently do not expect any difficulties, it is possible in these uncertain times that the Company's revolving line of credit could fail to fund a borrowing request or that Beacon Bank would be unable to find funding participants. Such events could adversely affect our ability to access funds or increased amounts of funds from the revolving credit facility when needed. In addition, the Company may incur additional indebtedness, particularly through the sale of its secured investor certificates, but the success of such an offering is uncertain in the current economic climate. Moreover, the Company may need to increase the size of its offering in order to meet its capital needs, which could harm our financial condition or creditworthiness.

      Our Business May Be Adversely Affected if Our Borrowers Become Insolvent or Bankrupt.
      ------------------------------------------------------------------------
      If any of our borrowers become insolvent or bankrupt, the borrower's mortgage payments will be delayed and may cease entirely. For example, due to the difficult and uncertain national and economic conditions, many companies have been forced to cut employee salaries and many jobs have been either temporarily or permanently eliminated. Because our borrowers are churches and other religious organizations who generally receive financing through charitable contributions, if their members experience a decrease in pay or lose their jobs and are unable to secure new ones, they may make fewer or no contributions to our borrowers, which could result in the borrower's inability to make mortgage payments or make them on time. In those situations, we may be forced to foreclose on the mortgage and take legal title to the real estate and incur expenses related to the foreclosure and disposition of the property. Such increased expenses paired with possible lower real estate values (having been reduced by the foregoing expenses) could adversely affect the Company's results of operations, which could negatively impact the Company's ability to pay interest on the certificates.

      We Have Fluctuating Earnings.
      ----------------------------
      As mortgage lenders, we make provision for losses relating to our loan portfolio and sometimes take impairment charges due to our borrowers defaulting or declaring bankruptcy. As the national and local economies have worsened, increases in the occurrence of such events have resulted in greater fluctuation of our earnings, which can reduce our net income. Our earnings are also impacted by non-performing assets and the carrying cost of maintaining such assets (taxes, insurance and maintenance). Inconsistent earnings could adversely affect the Company's financial condition and results of operations, which could increase the risk of the Company's defaulting on the indenture, and/or could negatively impact the Company's ability to pay interest on the certificates or to pay such interest in a timely manner.

Risks Related to Mortgage Lending to Churches

      Churches Rely on Member Contributions to Repay Our Loans.
      --------------------------------------------------------
      Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans. The membership of a church or the per capita contributions of its members may not increase or remain constant after a loan is funded. For example, due to the current difficult economic conditions, church members may have reduced pay or may be unemployed and unable to find new employment. As such, members may make fewer or no contributions to our borrowers. A decrease in a church's income could result in its inability to pay its obligation to us, which may affect our ability to pay interest due on or repay the certificates. We have no control over the financial performance of a borrowing church after a loan is funded.

      Churches Depend upon Their Senior Pastors.
      -----------------------------------------
      A  church's   senior  pastor  usually  plays  an  important  role  in  the management, spiritual leadership and continued viability of that church. A senior pastor's absence, resignation or death could have a negative impact on a church's operations, and thus its continued ability to generate revenues sufficient to service its obligations to us.

      The Limited Use Nature of Church Facilities Limits the Value of Our Mortgage Collateral.
      -------------------------------------------------------------------
      Our loans are secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we will require an appraisal of the premises as a pre-condition to making a loan, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing, rehabilitation or renovation to prospective buyers; (iv) the length of time the seller is willing to hold the property on the market; or (v) the availability in the area of the mortgaged property of congregations or other buyers willing to pay the fair value for a church facility.

Risks Related to Environmental Laws

      We May Face Liability under Environmental Laws.
      ----------------------------------------------
      Under federal, state and local laws and regulations, a secured lender (like us) may be liable, under certain limited circumstances, for the costs of removal or remediation of certain hazardous or toxic substances and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal or property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to promptly remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor and against lender liability in this area under various factual scenarios. We require an environmental database check on all properties to be used as collateral for our mortgage loans.

      The Collateral for Our Loans and Our Lenders May Be Subject to Environmental Claims.
      --------------------------------------------------------------
      If there are environmental problems associated with the real estate securing any of our loans, the associated remediation or removal requirements imposed by federal, state and local laws could affect our ability to realize value on our collateral or our borrower's ability to repay its loan.

Future Changes in Tax Laws May Affect Our REIT Status

      In this  prospectus,  we  discuss  our tax  treatment  as a REIT  based on existing provisions of the Internal Revenue Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, continuing qualification as a REIT may vary substantially from the treatment we describe in this prospectus, which may impact the consequences of purchasing certificates.

                                 WHO MAY INVEST

      Who May Purchase Certificates. You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income of (without regard to your investment in shares or certificates) at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of $70,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $250,000. Suitability standards may be higher in some states. Potential investors who are residents of Idaho, Iowa, Kansas or Washington should read Exhibit B for suitability requirements particular to their state.

      In addition to the above suitability standards, the Office of the Kansas Securities commission recommends that you should limit your aggregate investment in our Certificates and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is defined as that portion of your total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

      In addition to the above suitability standards, residents of Iowa and Texas are limited to investing no more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our certificates.

      We may not complete a sale of certificates until five days after you have received a prospectus. We will refund your investment upon your request, which we must receive within five days after you subscribe, if you received a prospectus only at the time of subscription.

      Fiduciary Accounts. In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

                                USE OF PROCEEDS

      The following represents our estimate of the use of the offering proceeds from the sale of the certificates, assuming that all the offered certificates are sold.

                                                       Total        Percent
                                                   ------------     -------

    Gross Offering Proceeds (1)                    $ 20,000,000      100.00%

    Less Expenses
       Selling Commissions (2)                          700,000        3.50%
       Underwriter's Expense Allowance (3)              120,000         .60%
       Offering Expenses (4)                            100,000         .50%

    Total Public Offering-Related Expenses              920,000        4.60%

    Amount Available for Investment (5)            $ 19,080,000       95.40%

----------

(1) We are offering the certificates on a "best efforts" basis through the underwriter. There is no assurance that any shares or certificates will be sold.

(2)   We  will  pay  the  underwriter  a  sales   commission  of  2.75%  and  an
      underwriting management fee equal to .75% of the principal amount of certificates sold.

(3) We will pay the underwriter a non-accountable expense allowance of up to $120,000, if all of the certificates are sold, payable as follows: (i) $10,000 is payable upon the sale of each $1,000,000 of certificates up to the sale of $10,000,000 of certificates; and (ii) $2,000 is payable upon the sale of each additional $1,000,000 of certificates up to completion of the sale of all certificates offered hereby or the termination of this offering, whichever is first.

(4) These figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this offering, all of which have been or will be paid to independent professionals and service providers.

(5) Principally all of the net proceeds from the sale of certificates will be used to make mortgage loans to churches and other non-profit religious organizations and purchase mortgage bonds issued by churches. Until the net proceeds are utilized as such, some may be used for general working capital purposes including, but not limited to: paying down our line of credit, redeeming our equity securities and repaying maturing certificates. Our $4.2 million line of credit has an adjustable interest rate that at September 30, 2008 was 5.0%. The Series A and Series B Secured Investor Certificates bear interest at rates ranging from 4.50% to 7.50% and have maturities ranging from 3 months years to 12 years. However, we will use no more that 15% of the gross proceeds of this offering to pay interest on certificates and repay principal to certificate holders. Pending application of the proceeds as outlined above, the net proceeds of this offering may be invested in permitted temporary investments.

                     COMPENSATION TO ADVISOR AND AFFILIATES

      This table discloses all the compensation our advisor and its affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all acquisition fees and expenses we pay in connection with our business cannot exceed 6% of the amount loaned, unless a majority of the directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to us. Our total operating expenses cannot (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of our average invested assets; or (b) 25% of our net income for the year. Our independent directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

                              ADVISOR COMPENSATION

ITEM OF
COMPENSATION      RECIPIENT   AMOUNT OR METHOD OF COMPENSATION
------------      ---------   --------------------------------
Advisory Fee      Advisor     1.25% annually, paid monthly, of our average invested assets up to $35 million. This fee is reduced to
                              1.00% on assets from $35 million to $50  million and to .75% on assets over $50  million.  Our advisor received  advisory fees in the amount of $382,112 for the year ended  December 31, 2005,  $386,461 for the year ended December 31, 2006,  $413,007 for the year ended December 31, 2007, and $299,771 for the nine months ended  September  30,  2008.  Assuming  all of the  certificates  are sold and our average invested assets were $50,000,000,  the advisory fee would be $587,500 per year. In addition,  assuming we had borrowed the maximum amount  permitted under our bylaws (not in excess of 300% of shareholders'
                              equity, except under certain circumstances), which at September 30, 2008 would have been an additional
                              $35,000,000  and  assuming our average  invested  assets were  $69,000,000,  the advisory fee would be
                              $730,000 per year.

Acquisition
Fees/Expenses     Advisor     In connection with mortgage loans we make, borrowers may be required to pay our advisor's expenses for closing and other  loan-related  expenses,  such as  accounting  fees and  appraisal  fees paid by our advisor to  independent  service  providers.  Our advisor may retain  payments made by the borrower in excess of costs, but our bylaws limit the total of all acquisition fees and acquisition  expenses to a reasonable amount and in no event in excess of six percent (6%) of the funds advanced to the borrower.

Advisor Loan
Origination Fee   Advisor     Up to one-half of the origination  fees collected from the borrower at closing in connection with each mortgage loan we make.  Our advisor  received  origination  fees in the amount of $78,820 for the year ended  December 31, 2005,  $187,021 for the year ended  December 31, 2006,  $36,514 for the year ended
                              December 31, 2007,  and $27,549 for the nine months ended  September 30, 2008. We cannot  estimate the total amount of loan  origination  fees that may be realized by our  advisor,  but assuming all of the certificates  are sold and we invest in that one-year  period net proceeds of  $19,080,000 in mortgage loans with an average  origination fee of 3%, the loan origination fees payable to our advisor in such year could be up to $286,200.  As our loans mature or are otherwise  repaid,  we may make new loans to borrowers. Loan origination fees would be payable to our advisor in with these loans.

                                                        AFFILIATE COMPENSATION

ITEM OF
COMPENSATION              RECIPIENT     AMOUNT OR METHOD OF COMPENSATION
------------              ---------     --------------------------------
Commissions on the        Underwriter   2.75% of the principal  amount of the  certificates.  The  underwriter may re-allow all or a
Sale of Certificates                    portion  of this  amount  to  other  participating  broker-dealers  who are  members  of the
in this Offering                        Financial Industry Regulatory Authority ("FINRA").

Non-Accountable           Underwriter   Up to $120,000 to cover the underwriter's  costs and expenses relating to the offer and sale
Expense Allowance                       of the certificates in this offering,  payable as follows: (i) $10,000 paid upon the sale of
Relating  to the Sale                   each  $1,000,000 of  certificates  up to the sale of $10,000,000 of  certificates,  and (ii)
of Certificates in this                 $2,000  payable  upon the  sale of each  additional  $1,000,000  of  certificates  up to the
Offering                                completion of sale of all  certificates  offered hereby or the termination of this offering, whichever occurs first.

Underwriter's             Underwriter   .75% of the principal amount of the certificates, payable only upon original issuance.
Management Fee
Commissions and           Underwriter   Customary  mark-ups  and  mark-downs  on first  mortgage  church  bonds we purchase and sell
Expenses on First                       through  the  underwriter  on the  secondary  market,  and  commissions  earned  through the
Mortgage Bonds                          underwriter on church bonds we purchase in the primary market.
Purchased

                              CONFLICTS OF INTEREST

      We are subject to various conflicts of interest arising from our relationship with our advisor and the underwriter. Our President, Philip J. Myers, is the President of both our advisor and the underwriter and thus is in a position of control of both entities. In addition, Mr. Myers owns 20% of the underwriter. Our advisor, its affiliates, our directors and the directors of our advisor are not restricted from engaging for their own accounts in business activities similar to ours. Occasions may arise when our interests would be in conflict with those of one or more of the directors, our advisor or their affiliates. Our directors, a majority of whom are independent, will endeavor to exercise their fiduciary duties in a manner that will preserve and protect our rights and the interests of the shareholders in the event any conflicts of interest arise. Any transactions between us and any director, our advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of our business, of church bonds from or through the underwriter, will require the approval of a majority of the directors who are not interested in the transaction.

Transactions with Affiliates and Related Parties

      We compensate our advisor and its affiliates for services they provide to us. Our board of directors has the responsibility to ensure that such services are provided on terms no less favorable than we could obtain from unrelated persons or entities. The underwriter may receive commissions from our transactions in church bonds, and our principals and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter.

Compensation to Our Advisor and Conflicts of Interest

      We pay our advisor an annual advisory fee equal to a 1.25% of our average invested assets up to $35 million. This fee is reduced to 1.0% on assets from $35 million to $50 million and to .75% on assets over $50 million. The fee is not dependent on our advisor's performance. Our advisor receives a portion of the fees we make when we make or renew a mortgage loan based upon a percentage of the amount paid by a mortgage borrower as "points," or origination fees. Accordingly, a conflict of interest could arise since the retention, acquisition or disposition of a particular loan could be advantageous to our advisor, but detrimental to us, or vice-versa. Because origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, our advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower.

      We and our advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the advisory agreement must be renewed annually by the affirmative vote of a majority of the independent directors. The independent directors may determine not to renew the advisory agreement if they determine that our advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of possible conflicts of interest will be one of the factors for the directors to consider in determining the action we will take.

Compensation to the Underwriter and Conflicts of Interest

      We will pay the underwriter commissions based on the gross amount of the certificates it sells on our behalf in this offering. A conflict of interest could arise from this compensation arrangement, as the underwriter may be incented to sell certificates at a time when we may not be able to immediately deploy the resulting proceeds to fund mortgage loans or purchase church bonds.

Our Affiliates May Compete with Us

      Any of our directors or officers may have personal business interests that conflict with our interests and may engage in the church lending business or any other business. A director or officer may have an interest in an entity we engage to render advice or services, and may receive compensation from such entity in addition to compensation received from us. However, there have been no personal business interests of our officers or directors which have conflicted with the Company's interests thus far.

      The underwriter provides financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the underwriter were to pursue and secure a lending opportunity otherwise available to us. However, the average size of first mortgage bond financings undertaken by the underwriter is approximately $1.75 million, with $1,000,000 being its stated (but not required) minimum financing. We focus on financings ranging from $100,000 to $1,000,000 in size, though we are permitted to make loans up to $2,000,000. Conflicts of interest between the underwriter and us likely will be reduced by virtue of the targeted size of loans pursued by each. We have agreed with the underwriter that financing prospects of less than $1,000,000 will be first directed to us for consideration. If we determine that the loan is not suitable or decline to make the loan for any reason, or if the prospective borrower independently declines to accept our lending, then the underwriter or its affiliates will have the opportunity to provide financing to that prospective borrower.

      Neither our advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in our advisor's and its affiliates' allocation of time and resources among various projects.

Non Arm's-Length Agreements

      Many agreements and arrangements we have with our advisor and its affiliates, including those relating to compensation, were not negotiated at arm's-length. The conflicts or potential conflicts arising from these agreements and arrangements are mitigated by the following factors: (i) our bylaws limit our operating expenses to an amount that does not exceed the greater of 2% of our average invested assets or 25% of our net income unless the independent directors approve a higher amount and disclose the justification for the higher expenses to our investors; (ii) our advisor seeks to structure its business relationships so as to be competitive with other programs in the marketplace; and (iii) the agreements and arrangements are subject to approval by a majority of our independent directors.

Lack of Separate Legal Representation

      The law firm of Winthrop & Weinstine, P.A., Minneapolis, Minnesota, is counsel to us in connection with this offering and may in the future act as counsel to us, the underwriter, our advisor, our affiliates, and various affiliates of our advisor with respect to other matters. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the underwriter, our advisor or any of its affiliates, or our affiliates, separate counsel for such matters will be retained as and when appropriate.

Shared Operations Facilities

      We are located in the leased offices of the underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. We expect to continue to be housed in these or similar leased premises along with the underwriter and its affiliates. We are not separately charged for rent or related expenses. Our advisor incurs our occupancy expense and many of our operating expenses in exchange for the advisory fee.

       Market for Common Equity and Related Stockholder Matters and Small
                 Business Issuer Purchases of Equity Securities.

Outstanding Securities

      As of February 29, 2008, 2,493,595 shares of our common stock and $22,831,000 of secured investor certificates were issued and outstanding. We did not sell any securities in 2007.

Holders of Our Common Shares

      As of February 29, 2008, we had 1,043 record holders of our $.01 par common stock.

Lack of Liquidity and Inconsistent Public Market Price

      Our common stock is not currently listed or traded on any exchange or market and is not quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), and it is not expected that a material market for the shares will develop any time soon. "Pink Sheet" price quotations for our stock under the symbol "ACMC" were made at certain isolated times during 2007 by other broker-dealers at prices as low as $4.45 per share and as high as $7.80 per share. In addition, the market for REIT securities historically has been less liquid than non-real estate types of publicly-traded equity securities. Because of such illiquidity and the fact that the shares would be valued by market-makers (if a material market develops) based on market forces which consider various factors beyond our control, there can be no assurance that the market value of the shares at any given time would be the same or higher than the public purchase price of our shares. In addition, the market price, if a material market develops, could decline if the yields from other competitive investments exceed the actual dividends paid by us on our shares.

                                 DISTRIBUTIONS

      In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends in annual amounts which are equal to at least 90% of our "real estate investment trust taxable income." We intend to make distributions that meet this requirement. Annual distributions will be estimated for the first three quarters of each fiscal year and adjusted annually based upon our audited year-end financial report.

      Note: Investors who purchase certificates in this offering will not be entitled to receive dividends from us as they will not own any of our common stock.

      We began making regular quarterly distributions to our shareholders for the period of operations ended June 30, 1996. Distributions for prior years, and the period ended September 30, 2008, and the yield and annualized yield, respectively, represented by such distributions (assuming shares were purchased for $10.00 per share), are as follows:

                                      Dollar Amount      Yield
                                       Distributed     Per Share
              For Year Ended:         Per Share(1):   Represented:
              ---------------------   -------------   ------------
              December 31, 1996           0.6646        9.375%

              December 31, 1997           0.9475        9.475%

              December 31, 1998           0.8906        8.906%

              December 31, 1999           0.8500         8.50%

              December 31, 2000           0.8250         8.25%

              December 31, 2001           0.8313       8.3125%

              December 31, 2002           0.7688       7.6875%

              December 31, 2003           0.6500         6.50%

              December 31, 2004           0.6688       6.6875%

              December 31, 2005           0.6188       6.1875%

              December 31, 2006           0.5875        5.875%

              December 31, 2007           0.2625        2.625%

              September 30, 2008          0.3000         4.00%(2)

----------
(1)   Yield for shares purchased for $10.00 per share.

(2)   Represents annualized yield for the nine months ended September 30, 2008.

      As a Real Estate Investment Trust, we make regular quarterly distributions to shareholders. The amount of distributions to our shareholders must equal at least 90% of our "real estate investment trust taxable income" in order for us to retain REIT status. Shareholder distributions are estimated for our first three quarters each fiscal year and adjusted annually based upon our audited year-end financial report. Cash available for distribution to our shareholders is derived primarily from the interest portion of monthly mortgage payments we receive from churches borrowing money from us, from origination and other fees paid to us by borrowers in connection with loans we make, interest income from mortgage-backed securities issued by churches and other non-profit religious organizations purchased and held by us for investment purposes, and earnings on any permitted temporary investments made us. All dividends are paid by us at the discretion of the Board of Directors and will depend upon our earnings and financial condition, maintenance of real estate investment trust status, funds available for distribution, results of operations, economic conditions, and such other factors as our Board of Directors deems relevant.

      During any period where our shares of common stock are being offered and sold and the proceeds therefrom accumulated for the purpose of funding loans to be made by us, the relative yield generated by such capital, and, thus, dividends (if any) to shareholders, could be less than expected until we have fully invested such funds into loans. We seek to address this issue by (i) collecting from borrowers an origination fee at the time a loan is made, (ii) timing our lending activities to coincide as much as possible with sales of our securities, and (iii) investing our undeployed capital in permitted temporary investments that offer the highest yields together with safety and liquidity. However, there can be no assurance that these strategies will improve current yields to our shareholders. In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends to holders of our shares in annual amounts which are equal to at least 90% of our "real estate investment trust taxable income." For the fiscal year ended December 31, 2007, we distributed substantially all of our taxable income to our shareholders in the form of quarterly dividends. We intend to continue distributing virtually all of such income to our shareholders on a quarterly basis, subject to (i) limitations imposed by applicable state law, and (ii) the factors identified above. The portion of any dividend that exceeds our earnings and profits will be considered a return of capital and will not currently be subject to federal income tax to the extent that such dividends do not exceed a shareholder's basis in their shares.

      Funds available to us from the repayment of principal (whether at maturity or otherwise) of loans made by us, or from sale or other disposition of any properties or any of our other investments, may be reinvested in additional loans to churches, invested in mortgage-backed securities issued by churches or other non-profit organizations, or in permitted temporary investments, rather than distributed to the shareholders. We can pass through the capital gain character of any income generated by computing its net capital gains and designating a like amount of our distribution to our shareholders as "capital gain dividends." The distribution requirement to maintain qualification as a real estate investment trust does not require distribution of net capital gains, if generated. Thus, if we have a choice of whether to distribute any such gains, undistributed net capital gains (if any) will be taxable to us. The Board of Directors, including a majority of the Independent Directors, will determine whether and to what extent the proceeds of any disposition of property will be distributed to our shareholders.

Equity Compensation Plans

      We do not have any equity compensation plans under which equity securities of the Company are authorized for issuance.

                                 CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2007 and September 30, 2008 and as of December 31, 2007 and September 30, 2008 as adjusted to give effect to the sale of all of the certificates offered hereby, of which there can be no assurance.

                                       December 31,    December 31,    September 30,    September 30,
                                           2007            2007            2008             2008
                                          Actual      As Adjusted(1)      Actual       As Adjusted(1)
                                       ------------   --------------   -------------   --------------
Long Term Debt                         $ 20,634,000   $   40,634,000   $  19,451,000   $   39,451,000

Current Liabilities                       5,799,055        5,799,055       7,588,296        7,588,296

Deferred Income                             596,164          596,164         577,614          577,614

Shareholder's Equity                         24,936           24,936          24,721           24,721
Common Stock, $.01 par value per
share; 30,000,000 shares authorized;
issued and outstanding 2,493,595
shares at December 31, 2007 and
2,472,081 shares at September 30,
2008

Additional Paid-In Capital               22,927,644       22,927,644      22,814,911       22,814,911

Accumulated Deficit                      (1,699,000)      (1,699,000)     (2,382,046)      (2,382,046)

Total Shareholder's Equity               21,253,580       21,253,580      20,457,586       20,457,586

   Total Capitalization                $ 48,282,799   $   68,282,799   $  48,074,496   $   68,074,496

(1) This is a best-efforts, no minimum offering. If less than all of the certificates offered hereby are sold, then the Long Term Debt figures in the "As Adjusted" columns would be reduced in proportion to the reduced sales.

                             SELECTED FINANCIAL DATA

      The selected financial data presented below is derived from our audited financial statements at and for the years ended December 31, 2003, 2004, 2005, 2006 and 2007. The selected financial data is from our unaudited financial statement at and for the six months ended September 30, 2008. The financial statements are included in the appendix. You should refer to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                                                                                              Nine Months
                                                            Year Ended December 31                               Ended
                                  ------------------------------------------------------------------------   September 30,
                                      2003            2004          2005           2006           2007            2008
                                  ------------   ------------   ------------   ------------   ------------   -------------
Statement of Operations Data
Revenues
   Interest Income Loans          $  1,906,051   $  2,364,721   $  2,753,482   $  2,824,565   $  3,022,695   $   2,159,076
   Interest Income Other               447,733        606,744        814,793        949,710        750,832         549,230
   Capital Gains Realized               34,207         14,467         10,460          4,008         14,875          20,890
   Origination Income                   71,204        166,496        154,258        136,788        154,713          69,958
   Income Other Sources                     59            676          3,745         12,694          4,575           2,403
                                  ------------   ------------   ------------   ------------   ------------   -------------
Total Revenues                       2,459,254      3,153,104      3,736,738      3,927,765      3,947,690       2,801,557

Operating Expenses
   Professional Fees                    37,273         50,856         50,254         67,362         68,615         122,874
   Director Fees                         3,800          5,800          5,400          5,400          4,800           3,200
   Amortization                        113,466        174,143        189,166        199,373        202,067         307,656
   Loan Loss Reserve                       -0-            -0-        898,231        213,847        350,463         537,510
   Advisory Fees                       269,043        255,290        382,112        386,965        413,007         299,771
   Other                                42,780        139,286         94,345        175,664        216,831         177,307
                                  ------------   ------------   ------------   ------------   ------------   -------------
Total Operating Expenses               466,362        625,375      1,619,508      1,048,611      1,255,784       1,448,318

   Interest Expense                    692,138        929,529      1,380,089      1,724,987      1,778,715       1,292,509

Benefit From Income Taxes                  -0-            -0-            -0-            -0-         60,000             -0-
                                  ------------   ------------   ------------   ------------   ------------   -------------
Net Income                        $  1,300,754   $  1,598,200   $    737,141   $  1,154,167   $    853,191   $      60,730
                                  ============   ============   ============   ============   ============   =============

Income per Common Share           $        .55   $        .63   $        .29   $        .46   $        .34   $         .02

Weighted Average Common
   Shares Outstanding                2,345,604      2,522,852      2,551,568      2,536,351      2,493,595       2,483,231

Dividends Declared                $  1,524,061   $  1,692,412   $  1,578,590   $  1,485,275   $    654,572   $     743,776

Dividends Declared per Share      $     .64975   $     .67083   $     .61867   $     .58559   $     .26250   $      .29952

                                                                                                              Nine Months
                                                            Year Ended December 31,                              Ended
                                  ------------------------------------------------------------------------   September 30,
                                      2003            2004          2005           2006           2007            2008
                                  ------------   ------------   ------------   ------------   ------------   -------------
Balance Sheet Data:
Assets:
   Cash and Cash Equivalents      $  4,368,769   $  2,183,735   $  7,363,943   $    232,258   $    285,118   $     516,190
   Current maturities of loans
      receivable                       919,859        645,338      2,455,889      3,073,619        907,812         646,016
   Current maturities of bond
      portfolio                         54,000         50,000         89,000         79,000         41,000          53,000
   Loans Receivable, net of
      current maturities            25,383,192     30,630,292     28,006,286     34,779,117     33,061,115      33,124,302
   Bonds Receivable,  net of
      current maturities             5,431,286      8,448,001      9,812,867      9,471,697     11,222,713      11,629,585
   Accounts Receivable                  61,423         59,844        141,723        136,709        112,546         119,189
   Interest Receivable                 135,648        139,809        138,142        164,923        151,105         153,595
   Prepaid Expense                         -0-            -0-            -0-          8,372          7,072          15,358
   Real-Estate Held for Sale           156,352        105,000        757,247      1,125,190      1,566,561       1,165,125
   Deferred Offering Costs             568,458        732,715        874,106        852,720        927,757         652,136
   Deferred Tax Asset                   60,000         60,000         60,000         60,000            -0-             -0-
                                  ------------   ------------   ------------   ------------   ------------   -------------

Total Assets                      $ 37,138,987   $ 43,054,734   $ 49,699,203   $ 49,983,605   $ 48,282,799   $  48,074,496
                                  ============   ============   ============   ============   ============   =============

Liabilities and Shareholder's
Equity
   Account Payable                $     17,296   $     23,278   $     19,340   $     26,311   $     46,963   $      31,328
   Investors Saver Certificates     14,257,000     19,185,000     25,039,000     26,638,000     22,831,000      21,953,000
   Note payable, line of credit            -0-            -0-            -0-      1,166,000      3,350,000       4,200,000
   Mortgage Loan Commitment                -0-         37,726      1,841,998         27,000         50,000         577,595
   Deferred Income                     588,303        613,388        556,602        673,914        626,576         607,779
   Dividends Payable                   411,481        478,420        366,790        397,418        124,680         247,208
   Shareholder's Equity             21,864,907     22,716,922     21,875,473     21,054,962     21,253,580      20,457,586
                                  ------------   ------------   ------------   ------------   ------------   -------------
                                  $ 37,138,987   $ 43,054,734   $ 49,699,203   $ 49,983,605   $ 48,282,799   $  48,074,496
                                  ============   ============   ============   ============   ============   =============

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

      Certain statements contained in this section and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, (i) trends affecting our financial condition or results of operations; (ii) our business and growth strategies; (iii) the mortgage loan industry and the status of religious organizations; (iv) our financing plans; and other risks detailed in the Company's other periodic reports filed with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance.

Management's Discussion and Analysis

      The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning at page F-1. We commenced operations as a real estate investment trust in 1996, specializing in providing mortgage loans to churches and other religious non-profit organizations.

      During  the nine  months  ended  September  30,  2008  and the year  ended
December 31, 2007 our total assets decreased by $208,000 and $1,701,000, respectively due to an increase in provisions for losses on our bond portfolio and a decrease in mortgage loans receivable resulting from payments exceeding new issuances. Our current liabilities increased by $1,789,000 and $951,000 at September 30, 2008 and December 31, 2007, respectively due to increased borrowings on our line of credit. Our non-current liabilities decreased by $1,202,000 and $2,851,000 at September 30, 2008 and December 31, 2007,
respectively, due to maturation of our secured investor certificates.

      Since our inception, we experienced our highest quarterly dividend payment for the quarter ended December 31, 1997 and our lowest quarterly dividend payments for the quarters ended June 30, 2007 and September 30, 2007. The quarterly dividend paid for each share held of record on December 31, 1997 was $.25625 per share representing an annualized yield of 10.25% for each share purchased at $10 per share. The quarterly dividend payments for each share held of record on June 30, 2007 and September 30, 2007 were $.025 representing an annualized yield of 1.00% for each share purchased at $10 per share. The dividend payment for December 31, 1997 was significantly higher than the average dividend amount due to the large number of loans funded during the quarter and a corresponding high level of origination income earned during the quarter. Each loan funded during the quarter generates origination income, which is due and payable to shareholders as "Taxable Income" even though origination income was not recognized in its entirety for the period under generally accepted accounting principals in the United States of America ("GAAP"). Recognition of origination income under GAAP must be deferred over the expected life of each loan. By way of further comparison, the dividend payments made to June 30, 2007 and September 30, 2007 shareholders of record were significantly lower than the average dividend amount due directly to losses related to the sale of foreclosed property in Coupland, Texas.

Results of Operations

      Fiscal 2008 Nine Months Compared to Fiscal 2007 Nine Months

      Net income for the Company's nine month periods ended September 30, 2008 and 2007 was approximately $61,000 and $817,000, respectively, on total revenues of approximately $2,802,000 and $3,034,000, respectively. Interest income earned on our portfolio of loans was approximately $2,157,000 and $2,306,000 for the nine month periods ended September 30, 2008 and 2007, respectively. As of September 30, 2008 the Company's loans receivable have interest rates ranging from 5.00% to 12.00%, with an average, principal-adjusted interest rate of 8.70%. The Company's bond portfolio has an average current yield of 7.91% as of September 30, 2008. As of September 30, 2007, the average, principal-adjusted interest rate on the Company's portfolio of loans was 8.82% and the Company's portfolio of bonds had an average current yield of 7.52%. The decrease in interest income was largely due to the repayment of mortgage loans without new loans issued and the general decline in interest rates throughout the latter part of 2007. Interest expense was approximately $1,286,000 and $1,334,000 for the nine month periods ended September 30, 2008 and 2007, respectively. The decrease in interest was due to the maturity of secured investor certificates and the decline in the interest rate on our line of credit.

      Operating expenses for the nine months ended September 30, 2008 increased to approximately $1,455,000 compared to $883,000 at September 30, 2007. The increase relates to changes in provision for losses on our bond portfolio of $200,000, impairment charges for real estate held for sale of approximately $144,000, professional fees of approximately $69,000, costs associated with real estate held for sale of approximately $22,000, and amortization expense of approximately $157,000, which includes the loan costs related to the previous line of credit which were expensed once the line of credit was obtained with Beacon Bank.

      Fiscal 2008 Third Quarter Compared to Fiscal 2007 Third Quarter

      Net income or loss for the Company's three month periods ended September 30, 2008 and 2007 was a loss of approximately $301,000 and income of approximately $317,000 on total revenues of approximately $957,000 and $968,000, respectively. Interest income earned on our portfolio of loans was approximately $717,000 for each of the three-month periods ended September 30, 2008 and 2007. Interest expense was approximately $438,000 and $430,000 for the three month periods ended September 30, 2008 and 2007, respectively. The increase in 2008 was due to increased borrowing on our line of credit.

      Operating expenses for the three months ended September 30, 2008 increased to approximately $820,000 compared to $221,000 at September 30, 2007. The increase relates to changes in provision for losses on our bond portfolio of $200,000, impairment charges for real estate held for sale of approximately $213,000, professional fees of approximately $25,000, and amortization expense of approximately $140,000, which includes the loan costs related to the previous line of credit which were expensed once the line of credit was obtained with Beacon Bank.

      Results of Operations - 2007

      Since we began active business operations on April 15, 1996, we have paid 46 consecutive quarterly dividend payments to shareholders. These dividend payments have resulted in an average annual return of 7.482% to shareholders who purchased shares in our public offerings at $10 per share. Each loan funded during the quarter generates origination income which is due and payable to shareholders as taxable income even though origination income was not recognized in its entirety for the period under generally accepted accounting principles ("GAAP"). We anticipate distributing all of our taxable income (100%) in the form of dividends to our shareholders in the foreseeable future to maintain our REIT status and to provide a reliable income source to our shareholders.

      Net income under GAAP accounting for our year ended December 31, 2007 was $853,190 on total revenues of $3,947,690 compared to net income of $1,154,168 on total revenues of $3,927,765 for the year ended December 31, 2006. This decrease in net income was primarily due to increased loan loss and real estate impairment reserves. We disposed of two properties in 2007 and one in January of 2008. We believe due to a general economic downturn in the economy, along with a depressed real estate market, the availability of qualified buyers for our current foreclosed properties has been reduced since no viable offers have been made. We expect to foreclose on three additional properties in 2008 and will incur costs to secure and prepare these properties for sale. We exhaust all options available to us to before proceeding to foreclosure. We do not foresee any additional increase in foreclosures other than these three churches.

      Interest income earned on the Company's portfolio of loans was $3,022,695 for the year ended December 31, 2007, compared to $2,854,477 for 2006. This increase in interest income was due to the fact that 8 new loans were originated in the fiscal year ended December 31, 2007. Excluded from revenue for the year ended December 31, 2007 is $107,369 of origination income, or "points," we received. Recognition of origination income under GAAP must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a REIT requires, among other things, the distribution to shareholders of at least 90% of taxable income, the dividends declared and paid to our shareholders for the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007 included origination income even though it was not recognized in its entirety as income for the period under GAAP.

      Our operating expenses for our fiscal year ended December 31, 2007 were $1,315,785 compared to $1,048,611 for our fiscal year ended December 31, 2006. This increase in operating expenses was primarily a result of provisions related to mortgage and bond receivables as well as costs associated with foreclosed properties.

      Our Board of Directors declared dividends of $.1625 for each share of record on March 31, 2007, $.025 for each share held of record on June 30, 2007, $.025 for each share held of record September 30, 2007 and $.050 for each share held of record on December 31, 2007. Based on the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, the dividends paid represented a 6.50%, 1.00%, 1.00% and 2.00 % annualized yield to shareholders, respectively, for an effective overall annual yield of 2.625% in 2007. In 2007, and especially in the second, third and fourth quarters of 2007, our dividend yield was significantly lower than in prior periods. This decrease resulted directly from the loss related to the sale of foreclosed property in Coupland, Texas. In addition, 58% of dividends paid to shareholders in 2007 was taxable ordinary dividends, while 42% of the dividends paid to shareholders in 2007 was return of capital and is reported as non-dividend distributions.

      The Company expects dividends to be paid in 2008 will return to normal historical payout levels prior to 2007. Revenues should increase as we fund additional loans through our line of credit and we do not expect a substantial increase in our loan loss or real estate impairment reserves.

      Results of Operations - 2006

      Net income for our fiscal year ended December 31, 2006 was $1,154,168 on total revenues of $3,927,765 compared to $737,141 on total revenues of $3,736,738 for the year ended December 31, 2005. This increase was primarily due to increased funding of mortgage loans and a decrease in the loan reserve amount. Interest income earned on the Company's portfolio of loans was $2,854,477 for the year ended December 31, 2006, compared to $2,748,247 for 2005. This increase was due to the fact that 22 new loans were originated in fiscal year ended December 31, 2006. Excluded from revenue for the year ended December 31, 2006 is $234,175 of origination income, or "points," we received. Recognition of origination income under "GAAP" must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a real estate investment trust requires, among other things, the distribution to shareholders of at least 90% of "Taxable Income," the dividends declared and paid to our shareholders for the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 included origination income even though it was not recognized in its entirety as income for the period under GAAP. Our operating expenses for our fiscal year ended December 31, 2006 were $1,048,611 compared to $1,619,508 for our fiscal year ended December 31, 2005. This decrease was primarily a result of a decrease in our loan loss reserve amount.

      Our Board of Directors declared dividends of $.1375 for each share of record on March 31, 2006, $.1375 for each share held of record on June 30, 2006, $.153125 for each share held of record September 30, 2006 and $.159375 for each share held of record on December 31, 2006. Based on the quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, the dividends paid represented a 5.50%, 5.50%, 6.125% and 6.375 % annualized yield to shareholders, respectively, for an effective overall annual yield of 5.875% in 2006. In 2006, and especially in the first and second quarters of 2006, our dividend yield was significantly lower than in prior periods. This decrease resulted in part from the large cash balances we received from our public offering of secured investor certificates, which were held in money market instruments pending deployment in new loans. Because interest earned in our money market account is substantially lower than interest earned on our mortgage loans, interest income earned was lower than in prior periods. Dividend yields in 2006 were also largely influenced by the funding of numerous new loans at interest rates significantly lower than those funded in earlier years.

      We do not expect additional loan loss reserve increases in the first two quarters of 2007. The Company presently expects that our revenues in 2007 will be similar to those of the first two quarters of 2006.

Liquidity and Capital Resources

      Our revenue is derived principally from interest income, and secondarily, from origination fees and renewal fees generated by mortgage loans that we make. We also earn income through interest on funds that are invested pending their use in funding mortgage loans or distributions of dividends to our shareholders, and on income generated on church bonds we may purchase and own. We generate revenue through (i) permitted temporary investments of cash, and (ii) making mortgage loans to churches and other non-profit religious organizations. Our principal expenses are advisory fees, legal and auditing fees, communications costs with our shareholders, and the expenses of our transfer agents and registrar.

      Our loan portfolio consists primarily of long term fixed rate loans. We currently do not have any short term variable rate loans or renewable loans in our portfolio. Historically, loans in our portfolio are outstanding for an average of just under three years. Our borrowers are typically small independent churches with little or no borrowing history. Once a church establishes a payment history with us, they look to re-finance their loan with a local bank, credit union or other financial institution who is willing to provide financing since the borrower has established a payment history and have demonstrated they can meet their mortgage debt obligations.

      Currently, our bond portfolio comprises 25% of our assets under management. The total principal amount of mortgage- secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our Average Invested Assets. The total principal amount outstanding is $11,392,790 as of December 31, 2007. We earned approximately $763,000 on our bond portfolio in 2007. Prior to 2007 we did not experience any loss of income from our bond portfolio.

      We currently own $2,035,000 First Mortgage Bonds issued by St. Agnes Missionary Baptist Church. St. Agnes has defaulted on its payment obligations to bondholders. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding in November 2007. The Company, along with all other bondholders, has a superior lien over all other creditors. We did not receive our August or November 2007 interest payments from St. Agnes. We are not accruing any missed interest payments from the bonds which totaled approximately $34,000 for both August and November 2007. We foresee that we will not receive any interest payments from St. Agnes through the first half of 2008. We have reserved $300,000 against the principal balance of the bonds at September 30, 2008.

      The church has listed all three of its properties for sale for an aggregate price of $19,166,668. The bondholders are currently owed $13,027,000 excluding any accrued interest, fees or expenses. Herring Bank, Amarillo, Texas is trustee for the first mortgage bondholders. Herring Bank and its legal counsel are monitoring the bankruptcy process and will advise the bondholder's of the church's re-organization plans once they are made available. Once additional information regarding the Church's reorganization plan is provided, we will determine whether an additional valuation adjustment for the bond investment should be recorded.

      In addition, we are able to borrow funds in an amount up to 300% of shareholder's equity (in the absence of a satisfactory showing that a higher level of borrowing is appropriate; any excess in borrowing over such 300% level must be approved by a majority of the Independent Directors and disclosed to shareholders in the next quarterly report along with justification for such excess) in order to increase our lending capacity. We currently have a $15,000,000 secured revolving credit facility with KeyBank National Association, Cleveland, Ohio. As of December 31, 2007 we have an outstanding balance of $3,350,000 against our line of credit. This credit line is secured by the pledge of approximately $7,334,000 in principal amount of our first mortgage loans in addition to any new mortgage loans funded with proceeds from the line. Interest on our line of credit is payable to KeyBank on a monthly basis. We believe that the rate at which we lend funds will always be higher than the cost at which we borrow the funds (currently our rate at which we can borrow funds under this line of credit is 90-day LIBOR interest rate plus 1.50% and base rate loans at ..25% over prime rate).

      Based on the Company's borrowing base adjusted leverage ratio this applicable margin can be adjusted, on any date of determination, either upward or downward based on the following schedule:

                                                     Per Annum Percentage for   Per Annum Percentage for Base
              Total Leverage Ratio:                      LIBOR Rate Loans:               Rate Loans:
--------------------------------------------------   ------------------------   -----------------------------
Greater than or equal to 60%                                    1.875%                       0.50%

Less than 60% but greater than or equal to 55%                   1.50%                       0.25%

Less than 55%                                                    1.35%                       0.00%

The total leverage ratio is determined by dividing total liabilities by total adjusted tangible asset value.

      However, there can be no assurance that we can always lend funds out at rates higher than the rate at which we borrow the funds. When we do carry an outstanding balance on this line of credit we plan to "pay-down" any future borrowings on our line of credit by (i) negotiating a larger, more cost-advantageous line of credit with another bank and (ii) applying the proceeds from principal payments on our current loan portfolio payments and any loan re-payments. Increases or decreases in the lending rates charged by our bank sources as well as the increase or decrease in the rate of interest charged on our loans has and likely will continue to impact interest income we will earn and, accordingly, influence dividends declared by our Board of Directors.

      Our future capital needs are expected to be met by (i) future public offerings of our shares and/or our certificates; (ii) the repayment of existing loans and bonds and (iii) borrowing under our existing line of credit.

Loan Loss Reserve Policy

      We follow a loan loss reserve policy on our portfolio of loans outstanding. This critical policy requires complex judgments and the need to make estimates of future events, which may or may not materialize as planned. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. Our policy will reserve for the outstanding principal amount of a loan in our portfolio if the amount is in doubt of being collected. At December 31, 2007, we reserved $72,056 against fourteen mortgage loans.

      As of December 31, 2007, we had four first mortgage loans that are three or more payments in arrears. Three of the loans are in the process of being foreclosed. The first loan has an outstanding balance of approximately $385,000. The church missed one mortgage payment in 2006 and ten mortgage payments in 2007. We took possession of this property in May 2008 and listed it for sale through a local realtor.

      The second loan has an outstanding balance of approximately $238,000. The church missed five mortgage payments in 2007. We obtained a deed in lieu of foreclosure from the church and have recorded the deed in the county where the church resides. We took possession in May 2008 and listed it for sale through a local realtor.

      The third loan has an outstanding balance of approximately $383,000. The church missed six mortgage payments in 2007. We initiated the foreclosure process, but on the day on which we were to take possession through Sheriff Sale, the church filed bankruptcy. Our attorney is in contact with the bankruptcy trustee, and we are awaiting the outcome of this process.

      The fourth loan has an outstanding balance of approximately $150,000. The church missed one payment in 2006 and two payments in 2007. The church submitted a repayment plan which was accepted. We are monitoring the payment process. This is the smallest loan in our loan portfolio.

      We presently expect our loan loss reserves to be adequate to cover all losses. Listed below is our current loan loss reserve policy:

           Percentage of Loan
Incident   Reserved                Status of Loan
--------   ---------------------   ---------------------------------------------
1.         None                    Loan is current, no interruption in payments
                                   during history of the loan, ("interruption" means receipt by us more than 30 days after scheduled payment date).

2.         None                    Loan current, previous interruptions
                                   experienced, but none in the last six month period. Applies to restructured loans or loans given forebearance.

3.         None                    Loan current, previous interruptions
                                   experienced, but none in the last 90 day period.

4.         1.00%                   Loan serviced regularly, but 1 to 3 payments
                                   cumulative in arrears. Delinquency notice been sent.

5.         2.00%                   Loan serviced regularly, but 4 or 5 payments
                                   cumulative in arrears.

6.         5.00%                   Loan more than 5 payments cumulative in
                                   arrears, loan servicing intermittent during the last 90 days. Ability of obligor to continue to service the loan at scheduled levels in doubt. Restructuring contemplated or imminent.

7.         The greater of: (i)     Loan is declared to be in default.
           accumulated reserve     Foreclosure proceeding underway or imminent.
           during default period   Reserve amount dependent on value of
           equal to principal      collateral. All expenses related to enforcing
           loan balance in         loan agreements are expensed.
           excess of 65% of
           original collateral
           value; or (ii) 1% of
           the remaining
           principal balance
           each quarter during
           which the default
           remains in effect.

      The Company's Advisor, on an ongoing basis, will review reserve amounts under the policy stated above and determine the need, if any, to reserve amounts in excess of its current policy. Any additional reserve amounts will be equal to or greater than its current reserve policy. Loan loss reserves are recorded on a quarterly basis.

Bond Loss Policy

      Bond loss reserves are estimated by management and are determined by reviewing: (i) payment history, (ii) our experience with defaulted bond issues,
(iii) the issuers payment history as well as (iv) historical trends.

Critical Accounting Policies and Estimates

      Preparation of our financial statements requires estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. We evaluate these estimates based on assumptions we believe to be reasonable under the circumstances.

      The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

      Of our significant accounting policies described in the notes to our financial statements included herewith, we believe that the estimation of fair value of our mortgage loans receivable and bond portfolio involves a high degree of judgment. We estimate the fair value of our mortgage loans receivable to be the same as the carrying value because of the substantial activity/turnover in this portfolio. We do not consider the availability of a market for a loan in estimating fair value at this time. We estimate the fair value of the bond portfolio to be the same as the carrying value, because there is no ready public market for these bonds and the bonds are callable at anytime by the issuer at par. We do not consider future cash flows, the interest rate or the yield rate of a loan or bond in estimating fair value. In addition, the loan and bond loss policy, previously discussed, is a critical accounting policy.

      Recognition of origination income under "GAAP" must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a REIT requires, among other things, the distribution to shareholders of at least 90% of taxable income, the dividends declared and paid to our shareholders included origination income even though it was not recognized in its entirety as income for the period under GAAP.

      We estimate the value of real estate we hold pending re-sale on a number of factors. We look at the current condition of the property as well as current market conditions in determining a fair value. Since churches are single use facilities the listing price of the property may be lower than the total amount owed to us. Attorney fees, taxes, utilities along with real estate commission fees will also reduce the amount we collect from the sale of a property we have acquired through foreclosure. The fair value of the real estate held for re-sale includes estimates of expenses related to the sale of the real estate.

                                  OUR BUSINESS

General

      American Church Mortgage Company was established by American Investors Group, Inc. (the "underwriter" or "American") to service demand that the principals of American identified through the course of its business for mortgage lending to church borrowers in the amount of $100,000 to $2,000,000. Because of the regulatory and administrative expenses associated with bond financing, the economic feasibility of bond financing diminishes for financings under $750,000. As a result, American believed that many churches were forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing on terms which were not always favorable or available to them. We were incorporated in Minnesota on May 27, 1994 to provide a lending source to this segment of the industry, capitalizing on a lack of significant competition in the specialized business of making smaller church loans, the experienced human resources available at American and our advisor, and the marketing, advertising and general goodwill of American. We began making loans in April 1996. We make loans throughout the United States in principal amounts limited in range from $100,000 to $2,000,000. We may invest up to 30% of our average invested assets in mortgage-secured debt securities (bonds) issued by churches and other non-profit religious organizations. We intend to lend funds and acquire mortgage secured investments pursuant to our business plan as additional funds become available from this offering, and thereafter as funds from loan repayments, bond maturities and other resources become available.

      We utilize American's unique specialization in procuring, qualifying and servicing church loans to enhance our operations. American has underwritten first mortgage bonds for churches throughout the United States since 1987. In underwriting church bonds, American reviews financing applications, analyzes prospective borrowers' financial capability, and structures, markets and sells, mortgage-backed bond securities to the investing public. Since its inception, American has underwritten approximately 235 church bond financings, in which approximately $476,030,000 in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $2,026,000.

      Since our establishment, we have funded 165 mortgage loans to churches for a total amount of $83,340,954. As of September 30, 2008, we had 76 mortgage loans outstanding in the original aggregate principal amount of $33,841,353 and own church bonds having a face value of $12,018,000.

Financing Business

      We make first mortgage loans in amounts ranging from $100,000 to $2,000,000, to churches and other non-profit religious organizations, and invest in mortgage-secured debt instruments issued by churches and other non-profit religious organizations, called church bonds. We apply essentially all of our working capital (after adequate reserves determined by our advisor) toward making mortgage loans and investing in church bonds. We seek to:

      o find qualified borrowers and make loans in accordance with our Lending Guidelines;

      o     lend at rates of interest in excess of our cost of funds;

      o offer competitively attractive mid-term (5-15 years) loans and long-term (20-30 year) loans (although there is no limit on the term of our loans);

      o charge origination fees, or "points," from the borrower at the outset of a loan and upon any renewal of a loan;

      o make a limited amount of higher-interest rate second mortgage loans and construction loans to qualified borrowers; and

      o purchase a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at par value.

      Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed, and limit the amount of mortgage-secured debt securities to 30% of average invested assets on the date of their purchase. All other mortgage loans we make (or church bonds purchased for investment) will be secured by a first mortgage or deed of trust on the borrower's real property. As of September 30, 2008, the percentage of average invested assets in second mortgage loans, and the percentage of average invested assets in mortgage-secured debt securities, was less than 1% and 26.1% respectively. As we attempt to make mortgage loans that maximize interest income, we may make longer-term fixed-rate loans in our discretion in order to reduce the risk of downward interest rate fluctuations.

      Our lending and investing decisions, including determination of a prospective borrower's or church bond issuer's financial credit worthiness, are made for us by our advisor. We have no employees. Employees and agents of our advisor conduct all aspects of our business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing loans; (v) servicing loans; and (vi) administering our day-to-day business activities. In consideration of its services, the advisor is entitled to receive a fee equal to 1.25% annually of the Company's average invested assets, plus one-half of any origination fee charged to borrowers on mortgage loans we make. The advisor's management fees are computed and payable monthly.

Current First Mortgage Loan Terms

      We offer prospective borrowers a selection of loan types, which include a choice of fixed or variable rates of interest indexed to the prime rate, the U.S. Treasury 10-Year Notes, or another generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The terms of loans we offer may be changed by our advisor as a result of such factors as (i) the credit quality and experience of the borrowers; (ii) the terms of loans in our portfolio; (iii) competition from other lenders; (iv) anticipated need to increase the overall yield on our mortgage loan portfolio; (v) local and national economic factors; and (vi) actual experience in borrowers' demand for the loans. We currently make the loan types described in the table below. This table describes material terms of loans available from us. The table does not purport to identify all possible terms, rates, and fees we may offer. We may modify the terms identified below or offer loan terms different than those identified below. Many loans are individually negotiated and differ from the terms described below.

            Loan Type                     Interest Rate (1)           Origination Fee (2)
      -------------------------   ---------------------------------   -------------------
      25/30 Year Term (3)         Fixed @ 8.75%/8.95% respectively           3.5%
      20 Year Term (3)            Variable Annually @ Prime + 2.50%          3.5%
      3 Year Renewable Term (4)   Fixed @ 8.25%                              3.0%
      Construction 1 Year Term    Fixed @ 9.00%                              2.0%

(1) "Prime" means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by us. We may also tie our offered interest rates to other indexes.

(2) These are "target" fees; however, negotiation of these fees with borrowers often occurs. Origination fees are generally based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one-half of which is payable directly to our advisor.

(3) Fully amortized repayment term. Amortization terms may vary, as may other loan terms, depending on individual loan negotiations and competitive forces.

(4) Renewable term loans are repaid based on a 25-year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 25 years. We charge a fee of 1% upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus a specified percentage "spread."

Portfolio of the Company

      As of December 31, 2008, we had 76 first mortgage loans aggregating $36,304,688 in original principal amount, and purchased $12,314,000 original principal amount first mortgage bonds issued by churches.

      The table below identifies, by state, the loan amounts and amounts outstanding of the Company's first mortgage loans as of December 31, 2008.

                         American Church Mortgage Company
                                 Current Portfolio
           ----------------------------------------------------------

                                    Principal Balance   Percentage of
           State     Loan Amount      a/o 12/31/2008        Total
           ----------------------------------------------------------

           AR      $   948,829.89    $    635,912.45         1.90%
           AZ      $ 1,325,000.00    $  1,288,384.30         3.85%
           CA      $   865,000.00    $    819,351.93         2.45%
           CT      $   435,000.00    $    400,000.00         1.19%
           FL      $ 4,001,500.00    $  3,300,968.70         9.85%
           GA      $ 1,555,000.00    $  1,390,174.44         4.15%
           IL      $ 1,903,406.36    $  1,816,845.06         5.42%
           IN      $ 1,505,000.00    $  1,467,698.45         4.38%
           KY      $   620,000.00    $    590,000.00         1.76%
           LA      $   645,000.00    $    613,910.64         1.83%
           MA      $   440,000.00    $    390,925.42         1.17%
           MD      $ 1,515,000.00    $  1,437,193.89         4.29%
           MI      $ 2,353,500.00    $  2,285,120.43         6.82%
           MN      $   431,250.00    $    426,977.54         1.27%
           NC      $ 1,630,915.00    $  1,533,296.44         4.58%
           NJ      $   427,500.00    $    424,031.66         1.27%
           NM      $   625,000.00    $    612,990.17         1.83%
           NV      $   400,786.75    $    367,872.70         1.10%
           NY      $ 4,560,000.00    $  4,208,937.01        12.56%
           OH      $ 1,920,000.00    $  1,775,390.00         5.30%
           OR      $   445,000.00    $    409,609.12         1.22%
           PA      $ 1,300,000.00    $  1,259,604.25         3.76%
           TX      $ 4,334,000.00    $  3,957,232.56        11.81%
           VA      $ 1,320,000.00    $  1,311,837.56         3.92%
           WV      $   780,000.00    $    774,103.44         2.31%

                   ----------------------------------
                   $36,286,688.00    $ 33,498,368.16       100.00%

The table below identifies the borrowing institutions and certain key terms of the loans comprising our loan portfolio as of December 31, 2008.

                                                        Loan        Loan     Interest   Collateral Appraised
                 Borrowing Church                      Amount       Term       Rate             Value          Funding Date
-------------------------------------------------   -----------   --------   --------   --------------------   ------------
Praise Chapel International(1)                      $   115,000    5 years    10.00%         $  175,000          03/02/99

Greater Hill Zion Baptist Church                    $   500,000   20 years     9.75%         $1,040,000          05/20/99

Freewill Christian Center                           $   596,000   20 years    10.00%         $  797,000          06/22/99

Bethel Temple of Longview                           $   500,000   20 years    10.25%         $1,550,000          06/04/99

Greater Fort Lauderdale                             $   605,000   20 years     9.75%         $  900,000          07/08/99

Old Morning Star Church (1)                         $   280,000   20 years     9.85%         $  356,000          12/21/99

Praise Christian Center                             $   500,000   20 years     9.85%         $  926,000          01/21/00

St. Paul AME Church                                 $   200,000   20 years    10.25%         $  325,000          11/02/00

Second Missionary Baptist Church                    $   225,000   20 years    10.25%         $  370,000          06/19/01

True Vine Gospel Church                             $   350,000   25 years     9.95%         $  500,000          11/15/01

Nehemiah Christian Center                           $   115,000    3 years     8.50%         $  140,000          05/30/02

Eagle Vision Community Church                       $   165,000   20 years     9.25%         $  215,000          07/19/02

Holly Grove Missionary Baptist Church               $   205,000   20 years     9.25%         $  461,900          09/19/02

House of Joy & Praise Outreach Center               $   435,000   20 years     9.25%         $  780,000          12/30/02

Bread of Life Baptist Church                        $   763,000   20 years     9.25%         $1,160,000          02/21/03

Life Changing Faith Christian Church                $   460,000   20 years     9.00%         $  690,000          03/12/03

Zion Hill Baptist Church                            $   255,000   20 years     8.65%         $  365,000           5/30/03

Bend Christian Center                               $   445,000   25 years     8.65%         $ 1,010,00           6/19/03

Pembroke Park Church of Christ                      $   520,000   20 years     8.65%         $  880,000           6/26/03

Glad Tidings Community Church                       $   663,000   25 years     8.75%         $  900,000           6/30/03

The Apostolic Church of New York                    $   335,000   20 years     9.25%         $  537,000           8/18/03

All Faiths Christian Center                         $   645,000   20 years     8.65%         $  922,000           9/11/03

Landmark Apostolic Church                           $   400,000   20 years     8.65%         $  750,000           9/19/03

Ekklesia Fellowship Ministries                      $   227,500   20 years     8.65%         $  335,000           9/25/03

All Saints Community Church                         $   210,000   20 years     8.65%         $  300,000          11/25/03

Praise Tabernacle Jamaica                           $   600,000   20 years     8.65%         $  950,143          11/25/03

Praise Tabernacle Deliverance Baptist Church        $   500,000   25 years     8.35%         $1,058,000          12/19/03

                                                        Loan        Loan     Interest   Collateral Appraised
                 Borrowing Church                      Amount       Term       Rate             Value          Funding Date
-------------------------------------------------   -----------   --------   --------   --------------------   ------------
Faith Christian Center                              $   475,000   20 years     8.65%         $  746,000          04/21/04

Shiloh Temple House of God                          $   500,000   20 years     8.25%         $  710,000          04/29/04

Fun Family Christian Center                         $   873,406   25 years     9.25%         $1,290,850          05/22/04

The Lord Jesus Christ Church on the Rock            $   195,000   20 years     8.25%         $  300,000          07/09/04

New Covenant Christian Fellowship                   $   375,000   20 years     8.25%         $  700,000          08/30/04

Holy Deliverance Ministries                         $   238,830   20 years     9.85%         $  360,000          09/14/04

Holy Tabernacle Ministries                          $   325,000   25 years     8.50%         $  500,000          09/16/04

First Church of the Spirit and Truth                $   530,000   20 years     8.25%         $  750,000          09/30/04

Bethany Uniting Faith                               $   235,000   20 years     8.25%         $  330,000          10/11/04

Christ Wonderful World Outreach                     $   543,000   20 years     8.25%         $  725,000          11/03/04

Covenant Love Christian Center                      $   785,000   20 years     8.25%         $1,200,000          11/10/04

Faith Christian Ministry                            $   150,000   20 years     8.25%         $  220,000          11/15/04

New Life Community Church of Truth                  $   570,000   20 years     8.25%         $  790,000          11/30/04

Lincoln Heights Missionary Baptist Church           $   620,000   20 years     8.25%         $1,000,000          12/30/04

Zion Mission                                        $   410,000   25 years     8.50%         $  800,000          02/04/05

Inter-Denominational Fellowship Ministries          $   315,000   25 years     8.75%         $  491,000          04/06/05

Mt. Ararat Baptist Church (2)                       $   215,000   25 years     8.95%         $1,000,000          04/24/05

True Vine Baptist Church                            $   198,500   25 years     8.75%         $  265,000          06/01/05

Calvary Baptist Church of Houston                   $   250,000   25 years     8.95%         $  350,000          06/29/05

International Deliverance Center (3)                $   518,000   25 years     8.95%         $  738,000          06/30/05

Unity of Faith Worship Center                       $   424,915   30 years     8.75%         $  835,150          06/30/05

Iglesia de Dios Pentecostal                         $   775,000   25 years     8.75%         $1,008,484          07/13/05

Defenders Faith Center                              $   260,000   25 years     8.95%         $  470,000          11/29/05

Abundant Faith Baptist Church                       $   206,000   25 years     8.75%         $  500,000          02/15/06

Grace Christian Church                              $ 1,600,000   25 years     8.50%         $2,225,000          03/30/06

Living Water Seventh-Day Adventist Church           $   640,000   30 years     8.75%         $  855,000          05/23/06

Serenity Church                                     $   250,000   30 years     8.95%         $  370,909          06/13/06

Evangel Temple                                      $ 1,195,000   30 years     8.50%         $2,485,000          06/16/06

                                                        Loan        Loan     Interest   Collateral Appraised
                 Borrowing Church                      Amount       Term       Rate             Value          Funding Date
-------------------------------------------------   -----------   --------   --------   --------------------   ------------
Calvary United Methodist Church of Holly            $   395,000   30 years     8.95%         $1,600,000          06/23/06

Trinity Family Church                               $   625,000   30 years     8.75%         $1,007,000          06/23/06

Iglesia Nueva Vida en Cristo                        $   195,000   30 years     8.75%         $  233,000          06/28/06

Grace Evangelical Free Church                       $400,786.75   25 years     8.95%         $  900,000          08/11/06

Norman Quintero Ministries                          $   275,000   25 years     9.00%         $  383,000          08/15/06

Centro Cristiano Carismatico                        $ 1,325,000   25 years     8.75%         $2,640,000          09/29/06

Church of God of Prophecy of the Last Days          $   497,000   30 years     8.95%         $  710,000          12/07/06

Sword of the Word Evangelistic Ministry             $   800,000   25 years     8.75%         $1,650,000          12/20/06

Church of the Living God - Full Gospel Ministries   $ 1,055,000   30 years     8.75%         $1,875,000          12/21/06

Anchored in Faith Ministries                        $   675,000   25 years     9.25%         $  900,000          09/19/07

New Maranatha-Karibu SDA Church                     $   427,500   30 years     8.95%         $  570,000          10/18/07

Greater St. Andrew's AME Church                     $   440,000   30 years     8.95%         $1,250,000          11/01/07

Burning Bush Worship Center                         $   450,000   30 years     8.95%         $  600,000          12/03/07

Rock Spring Church                                  $   780,000   30 years     8.50%         $1,425,000          12/12/07

Hope for You Family Life & Worship Center           $   450,000    3 years     7.50%         $  637,000          12/17/07

Believers New Life Ministries                       $   266,000   25 years     8.25%         $  395,000          07/02/08

Guiding Light Apostolic Church of Christ            $   430,000   25 years     8.25%         $1,250,000          08/20/08

Victory Church of Troy, Inc.                        $ 1,100,000   25 years     7.50%         $1,500,000          09/05/08

Iglesia Pentecostes Alfa y Omega                    $   236,250   25 years     8.75%         $  317,000          09/25/08

Norman Quintero Ministries                          $   645,000    5 years     5.00%         $1,500,000          09/30/08

New Stranger's Home Baptist Church                  $   350,000   30 years     8.50%         $3,000,000          12/22/08

(1) Includes an initial loan in the amount of $250,000 and an additional supplemental loan of $30,000 funded April 2001.

(2)   New promissory note signed.

(3)   New promissory note signed.

The following church bonds, which are secured by mortgages, were held by the Company as of December 31, 2008. Each of these bonds is callable at anytime by the issuer at par.

                                                             Company                                                       Original
                                               Principal    Purchase    Face Yield    Yield to   Current      Maturity      Issue
Issuer                                          Amount        Price      of Bonds     Maturity    Yield         Date         Date
-------------------------------------------   ----------   ----------   ----------    --------   -------   -------------   --------
From the Heart Ministries, Inc.               $   13,000   $   13,000        10.40%     10.40%    10.40%   From 02/15/19   02/15/01
                                                                                                            to 08/15/19

Abundant Life Family Worship                  $    3,000   $    2,760        10.15%     11.65%    11.03%     02/15/10      10/15/95

From the Heart                                $    3,000   $    3,000        10.40%     10.40%    10.40%     02/15/19      02/15/01

From the Heart                                $    1,000   $    1,000        10.15%     10.15%    10.15%     02/15/11      02/15/01

Greater Holy Trinity                          $  766,000   $  766,000    From 8.25%       N/A      9.30%    Serially to    12/15/01
                                                                           to 9.75%                          12/15/21

Swope Parkway Church of Christ                $    8,000   $    7,440         9.95%     11.20%    10.70%     11/01/11      11/01/97

Harvest Baptist Church                        $   10,000   $ 5,073.95    From 5.00%       N/A       N/A      04/01/19      04/28/03
                                                                          to 12.00%

Harvest Baptist Church                        $    6,000   $ 3,031.14    From 5.00%       N/A       N/A      04/01/19      04/28/03
                                                                          to 12.00%

Greater St. Matthew's Baptist                 $  372,000   $  372,000         9.00%      9.00%     9.00%   From 01/15/23   07/15/03
                                                                                                            to 07/15/23

St. Agnes Missionary Baptist Church           $2,000,000   $2,000,000    From 5.35%       N/A      6.71%   From 05/15/10   05/15/03
                                                                           to 7.25%                         to 05/15/22

Morning Star Missionary Baptist Church        $   10,000   $    7,500         9.80%     14.40%    13.07%     09/15/14      09/15/94

Chapel Hill Harvester Church                  $1,965,000   $1,965,000    From 7.25%       N/A      7.70%   From 03/01/18   03/01/04
                                                                           to 8.00%                         to 03/01/29

Chapel Hill Harvester Church                  $  472,000   $  472,000         7.75%      7.75%     7.75%   From 03/01/23   03/01/04
                                                                                                            to 09/01/23

Chapel Hill Harvester Church                  $   59,000   $   59,000         8.00%      8.00%     8.00%   From 03/01/24   03/01/04
                                                                                                            to 03/01/29

Chapel Hill Harvester Church                  $   17,000   $   17,000         8.00%      8.00%     8.00%     03/01/24      03/01/04

Chapel Hill Harvester Church                  $    1,000   $    1,000         8.00%      8.00%     8.00%     03/01/28      03/01/04

Chapel Hill Harvester Church                  $    1,000   $    1,000         8.00%      8.00%     8.00%     09/01/27      03/01/04

Chapel Hill Harvester Church                  $    1,000   $    1,000         8.00%      8.00%     8.00%     03/01/25      03/01/04

Chapel Hill Harvester Church                  $   10,000   $   10,000         8.00%      8.00%     8.00%     03/01/27      03/01/04

                                                             Company                                                       Original
                                               Principal    Purchase    Face Yield    Yield to   Current     Maturity       Issue
Issuer                                          Amount        Price      of Bonds     Maturity    Yield        Date          Date
-------------------------------------------   ----------   ----------   ----------    --------   -------   -------------   --------
Chapel Hill Harvester Church                  $    8,000   $    8,000         8.00%      8.00%     8.00%      03/01/28     03/01/04

Full Gospel Holy Temple                       $   25,000   $   23,500         7.25%      7.98%     7.71%      02/15/18     02/15/03

Chapel Hill Harvester Church                  $  796,000   $  796,000    From 5.75%       N/A      6.09%   From 09/01/11   03/01/04
                                                                           to 7.50%                         to 03/01/21

Chapel Hill Harvester Church                  $   30,000   $   28,200         7.75%      8.41%     8.24%      03/01/22     03/01/04

St. Agnes Missionary Baptist Church           $   30,000   $   27,300         7.00%      8.18%     7.69%      11/15/16     05/15/03

Agape Assembly Baptist Church                 $  400,000   $  400,000         9.00%      9.00%     9.00%   From 06/15/29   12/15/04
                                                                                                            to 12/15/29

Original Holy Ark Missionary Baptist Church   $    2,000   $    2,000        10.00%     10.00%    10.00%      10/15/13     04/15/97

Agape Assembly Baptist Church                 $   97,000   $   97,000         9.00%      9.00%     9.00%   From 12/15/28   12/15/04
                                                                                                            to 06/15/29

Agape Assembly Baptist Church                 $  248,000   $  248,000         7.75%      7.75%     7.75%   From 12/15/20   12/15/04
                                                                                                            to 06/15/21

Agape Assembly Baptist Church                 $  150,000   $  150,000         7.50%      7.50%     7.50%   From 12/15/18   12/15/04
                                                                                                            to 06/15/19

United Apostolic Church                       $    1,000   $    1,000         6.00%      6.00%     6.00%      05/15/14     05/15/05

United Apostolic Church                       $    3,000   $    3,000         6.50%      6.50%     6.50%      05/15/16     05/15/05

United Apostolic Church                       $    5,000   $    5,000         6.75%      6.75%     6.75%      05/15/17     05/15/05

United Apostolic Church                       $   13,000   $   13,000         7.00%      7.00%     7.00%   From 11/15/17   05/15/05
                                                                                                            to 11/15/19

United Apostolic Church                       $   12,000   $   12,000         7.25%      7.25%     7.25%      11/15/21     05/15/05

United Apostolic Church                       $    4,000   $    4,000         7.50%      7.50%     7.50%      05/15/23     05/15/05

Agape Assembly Baptist Church                 $   24,000   $   24,000         6.25%      6.25%     6.25%      06/15/12     12/15/04

Agape Assembly Baptist Church                 $   76,000   $   76,000         6.50%      6.50%     6.50%   From 06/15/13   12/15/04
                                                                                                            to 12/15/13

Agape Assembly Baptist Church                 $  119,000   $  119,000         6.75%      6.75%     6.75%   From 06/15/14   12/15/04
                                                                                                            to 12/15/14

                                                             Company                                                       Original
                                               Principal    Purchase    Face Yield    Yield to   Current     Maturity       Issue
Issuer                                          Amount        Price      of Bonds     Maturity    Yield        Date          Date
-------------------------------------------   ----------   ----------   ----------    --------   -------   -------------   --------
Agape Assembly Baptist Church                 $    5,000   $    5,000         7.25%      7.25%     7.25%      12/15/16     12/15/04

Christ Bible Teaching Center                  $   36,000   $   36,000    From 5.00%       N/A      6.14%   From 01/15/10   07/15/05
                                                                           to 6.75%                         to 01/15/17

Brea Baptist Church                           $  543,000   $  543,000    From 4.50%       N/A      5.98%   From 04/01/09   10/01/05
                                                                           to 6.75%                         to 04/01/19

Grace Community Church                        $  214,000   $  214,000         8.00%      8.00%     8.00%   From 08/15/30   02/15/06
                                                                                                            to 08/15/32

Christ Fellowship Baptist Church              $   25,000   $   25,000         7.50%      7.50%     7.50%      12/01/21     06/01/06

Christ Fellowship Baptist Church              $   25,000   $   25,000         7.75%      7.75%     7.75%      12/01/23     06/01/06

Greater New Macedonia Miss. Baptist Church    $    1,000   $    1,000        10.15%     10.15%    10.15%      01/15/11     07/15/00

Greater New Macedonia Miss. Baptist Church    $    1,000   $    1,000        10.15%     10.15%    10.15%      07/15/11     07/15/00

St. Agnes Missionary Baptist Church           $    5,000   $    4,850         8.00%      8.30%     8.25%      11/15/27     05/15/03

Redeemed Christian Church of God              $   60,000   $   60,000         9.00%      9.00%     9.00%      11/01/36     11/01/06

Oak Grove Missionary Baptist Church           $  993,000   $  993,000         8.50%      8.50%     8.50%   From 02/01/33   08/01/06
                                                                                                            to 08/01/36

Christ Fellowship Baptist Church              $  157,000   $  157,000         8.00%      8.00%     8.00%   From 02/01/10   06/01/06
                                                                                                            to 06/01/14

Chapel Hill Harvester Church                  $   10,000   $    8,900         8.00%      9.27%     8.99%      09/01/24     03/01/04

Grace Community Church                        $    4,000   $    3,560         7.75%      8.87%     8.71%      12/15/29     12/15/04

United Baptist Church                         $    3,000   $    2,670         5.25%      9.06%     5.90%      06/01/10     06/01/05

United Baptist Church                         $    3,000   $    2,670         5.50%      8.53%     6.18%      06/01/11     06/01/05

United Baptist Church                         $    1,000   $      890         5.75%      8.12%     6.46%      12/01/12     06/01/05

First Love Fellowship                         $    5,000   $    4,450         7.75%      9.02%     8.71%      01/15/24     07/15/06

His Tabernacle Family Church                  $  240,000   $  240,000    From 8.25%       N/A      8.74%   From 09/01/15   03/01/07
                                                                           to 9.00%                         to 03/01/22

New Beginnings Cathedral of Worship           $  281,000   $  281,000         7.00%      7.00%     7.00%      09/15/36     09/15/06

                                                             Company                                                       Original
                                               Principal    Purchase    Face Yield    Yield to   Current     Maturity       Issue
Issuer                                          Amount        Price      of Bonds     Maturity    Yield        Date          Date
-------------------------------------------   ----------   ----------   ----------    --------   -------   -------------   --------
Redeemed Christian Church of God              $  151,000   $  151,000         8.25%      8.25%     8.25%   From 05/01/34   11/01/06
                                                                                                            to 11/01/35

Calvary Tabernacle                            $  277,000   $  277,000         8.90%      8.90%     8.90%   From 12/15/33   06/15/07
                                                                                                            to 06/15/34

Abundant Life Family Worship Center           $    1,000   $      940        10.35%     11.49%    11.01%      08/15/15     08/15/96

Abundant Life Family Worship Center           $   15,000   $   13,800        10.30%     12.00%    11.20%      08/15/14     08/15/96

The House of Refuge Apostolic Church          $  113,000   $  113,000         8.75%      8.75%     8.75%   From 02/15/37   08/15/07
                                                                                                            to 08/15/37

Full Gospel Holy Temple                       $    5,000   $    4,400         5.25%     12.88%     5.97%      08/15/09     02/15/03

The New York Dong Yang Church                 $    2,000   $    1,760         6.00%      8.96%     6.82%      12/01/12     12/01/03

Redeemed Christian Church of God              $  211,000   $  211,000         9.00%      9.00%     9.00%   From 11/15/36   11/15/07
                                                                                                            to 11/15/37

Morning Star Missionary Baptist Church        $    5,000   $    4,100         9.80%     14.23%    11.95%      03/15/14     09/15/94

Morning Star Missionary Baptist Church        $    5,000   $    4,400         9.50%     22.04%    10.80%      03/15/09     09/15/94

Abundant Life Family Worship Center           $    3,000   $    2,670        10.20%     15.56%    11.46%      08/15/10     08/15/96

Bethlehem Missionary Church                   $    3,000   $    2,655         9.20%     11.07%    10.40%      08/15/18     09/14/99

Copperas Cove Unity Missionary Baptist
Church                                        $  113,000   $  113,000         8.50%      8.50%     8.50%   From 02/15/38   02/15/08
                                                                                                            to 02/15/39

The Church of the Pentecost USA               $  491,000   $  491,000    From 6.25%       N/A      8.19%   From 02/15/09   02/15/08
                                                                           to 8.75%                         to 02/15/38

New Community Baptist Church of Pine
Bluff, AR                                     $    5,000   $    5,000         8.25%      8.25%     8.25%      08/15/35     02/15/08

Redeemed Christian Church of God              $  100,000   $  100,000         9.00%      9.00%     9.00%      01/15/38     11/15/07

Redeemed Christian Church of God              $  105,000   $  105,000         9.00%      9.00%     9.00%      07/15/38     11/15/07

Chapel Hill Harvester Church                  $   10,000   $    7,500         8.00%     11.41%    10.67%      09/01/24     03/01/04

                                                             Company                                                       Original
                                               Principal    Purchase    Face Yield    Yield to   Current     Maturity       Issue
Issuer                                          Amount        Price      of Bonds     Maturity    Yield        Date          Date
-------------------------------------------   ----------   ----------   ----------    --------   -------   -------------   --------
Agape Assembly Baptist Church                 $   10,000   $    7,500      8.00%        11.34%    10.67%      06/15/25     12/15/04

Agape Assembly Baptist Church                 $    5,000   $    3,750      7.50%        10.98%    10.00%      12/15/22     12/15/04

Greater New Birth Church                      $  100,000   $  100,000      9.00%         9.00%     9.00%      04/01/38     10/01/08

Greater New Macedonia Missionary
Baptist Church                                $      500   $      420     10.45%        13.28%    12.44%      07/15/19     07/15/00

Bethlehem Missionary Church                   $      500   $      420      9.15%        12.40%    10.89%      08/15/16     08/15/99

Cullen Missionary Baptist Church              $   85,000   $   85,000      8.50%         8.50%     8.50%      05/15/38-    11/15/08
                                                                                                              11/15/38

The House of Refuge Apostolic Church          $  125,000   $  125,000      8.65%         8.65%     8.65%      06/15/38-    12/15/08
                                                                                                              12/15/38

Mortgage Loan Processing and Underwriting

      Our advisor's personnel process and verify mortgage loan applications. Verification procedures are designed to assure a borrower's qualification under our Lending Guidelines. Verification procedures include obtaining:

   o applications containing key information concerning the prospective borrower

   o  project description

   o  financial statements of the prospective borrower

   o  organizational documents and history of the borrower

   o  preliminary title report or commitment for mortgagee title insurance

   o  a real estate appraisal in accordance with our Lending Guidelines

      We require  that  appraisals  and  financial  statements  be  prepared  by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are presented by a loan analyst to our loan committee for consideration. Our loan committee is usually comprised of both our advisor's president and our advisor's vice-president, but at times items also includes our advisor's loan officer/administrator and other officers and employees of the Advisor and the Advisor's affiliates. Once the loan committee has met and evaluated and discussed a potential loan, the loan is approved or denied, typically by consensus. If accepted, the loan, the terms of which may have been revised by the committee, is then presented to the potential borrower, who may, from time to time, be permitted to negotiate additional revisions. Once a borrower has accepted a loan proposal, however, it must submit a good faith deposit. At that point, a loan officer of our advisor may begin the loan preparation process by arranging for certain services on behalf of the borrower, in order to achieve pricing and timing efficiencies. Such services may include, but are not limited to: the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers regarding delivery of title commitments, preliminary title reports, title policies, environmental evaluations, financial statements, and appraisals meeting our loan lending criteria. Our advisor may arrange for the direct payment for professional services and for the direct reimbursement to it of related expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, an origination fee based on the original principal amount of each loan is generally charged, of which one-half is payable to us and one-half is payable to our advisor. We may charge a fee to recoup expenses we have incurred. This fee would be calculated based on funds we have paid for appraisal, accounting and title work. These costs are usually paid by borrowers from proceeds at closing. We may not recoup these fees if a commitment fee is not charged.

Loan Commitments

      Subsequent to approval by our loan committee, and prior to funding a loan, we issue a loan commitment to qualified applicants. We may charge a loan commitment fee, but typically do not. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates, interest rate and other terms. Commitments generally set forth a "prevailing" interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared. In certain cases we may establish ("lock-in") interest rate commitments up to sixty days from the commitment to closing. Interest rate commitments beyond sixty days will not normally be issued unless we receive a fee premium based upon the assessment of the risk associated with a longer "lock-in" period.

Loan Portfolio Management

      Our advisor manages and services our portfolio of mortgage loans in accordance with an advisory agreement. Our advisor is responsible for all aspects of our mortgage loan business, including:

  o   closing and recording of mortgage documents

  o   collecting principal and interest payments

  o   enforcing loan terms and other borrower's requirements

  o   periodic review of each mortgage loan file

  o   determination of reserve classifications

  o exercising our remedies in connection with defaulted or non-performing loans

      Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of remedies in connection with a loan default are our responsibility, although they may be recouped from the borrower in the process of pursuing our remedies. Our advisor will not receive any additional compensation for services rendered in connection with on-going loan portfolio management or exercising our remedies in the event of a loan default.

Loan Funding and Borrowing

      Our mortgage loans and purchases of church bonds are funded with available cash resources. Historically, we have obtained cash resources from the sale of our common stock, the repayment of our investments in loans and bonds, the sale of certificates and from our line of credit. We will use the proceeds of the sale of certificates to fund mortgage loans and purchase church bonds. We may borrow up to 300% of shareholders' equity, unless greater amounts are permitted under certain circumstances. We have a $4,500,000 secured line of credit with Beacon Bank, Shorewood, Minnesota. We intend to use this loan facility to enable us to close loans on schedule while we may not otherwise have adequate funds on hand. The Beacon Bank line of credit is secured by church bonds owned by us. This line of credit is used periodically to fund loans when we do not otherwise have sufficient capital to do so. Historically, the line has been paid as soon as additional capital becomes available to us. We pay Beacon Bank a rate of interest equal to the prime interest rate up to a prime rate of 6.00%, and when above 6.00%, a rate equal to the prime rate less 1/2% but not less than 6.00%, in addition to a nominal annual renewal fee.

Lending Guidelines

      Our business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to our Lending Guidelines. Our Lending Guidelines identify our general business guidelines and the parameters of our lending business.

  - Loans we make are limited to churches and other non-profit religious organizations and are secured by mortgages. The total principal amount of our second mortgage loans is limited to 20% of our average invested assets. All other loans and bonds will be secured by first mortgages.

  - The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our average invested assets.

  - The loan amount cannot exceed 75% of the appraised value of the real estate and improvements securing each loan. On all loans, we require a written appraisal certified by a member of the Appraisal Institute or a state-certified appraiser.

  -   The  borrower  must  furnish  us  with  an  ALTA   (American   Land  Title
      Association) or equivalent mortgagee title policy insuring our mortgage interest.

  - The borrower's long-term debt (including the proposed loan) cannot exceed four times the borrower's gross income for the previous 12 months.

  - The borrower must furnish us with financial statements (balance sheet and income and expense statement) for its last three (3) complete fiscal years and current financial statements for the period within ninety (90) days of the loan closing date. A borrower must have the last complete fiscal year financial statements reviewed by a certified public accountant (CPA) engaged by the borrower and who is independent of the borrower. On loans in excess of $500,000 our advisor may require the last complete fiscal year be audited by a CPA engaged by the borrower and who is independent of the borrower. In lieu of the above requirement, we or our advisor may employ a qualified accountant. The qualified accountant we employ would be required to be independent of the borrower. Our employed qualified accountant would not be independent of us. Compiled financial statements of the borrower are acceptable from our employed qualified accountant. Along with the compiled financial statements of the borrower, our employed qualified accountant would perform partial and targeted review examination procedures for borrowers. On loans in excess of $500,000, the advisor may require partial and targeted audit examination procedures for borrowers.

  - Borrowers in existence for less than three (3) fiscal years must provide financial statements since their inception. No loan will be extended to a borrower in operation less than two (2) calendar years absent express approval by our Board of Directors.

  - Our advisor typically requires the borrower to arrange for automatic electronic or drafting of monthly payments.

  - Our advisor may require (i) key-person life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for our benefit.

  - The borrower must agree to provide us with annual financial statements within 120 days of each fiscal year end during the term of the loan.

  - Our advisor may require the borrower to grant to us a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).

  - We may make fixed-interest rate loans having maturities of three to thirty years.

  - We may borrow up to 300% of shareholders' equity, unless greater amounts are permitted under certain circumstances.

      We require borrowers to maintain a general perils and liability coverage insurance policy naming us as the loss-payee in connection with damage or destruction to the property of the borrower which typically includes weather-related damage, fire, vandalism and theft. In its discretion, our advisor may require the borrower to provide flood, earthquake and/or other special coverage.

      These Lending Guidelines are in addition to the prohibited investments and activities set forth in our bylaws, which are discussed in the next section.

Prohibited Investments and Activities

      Our bylaws impose certain prohibitions and restrictions on our investment practices and activities, including prohibitions against:

   - Investing more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

   - Investing in commodities or commodity futures contracts other than "interest rate futures" contracts intended only for hedging purposes;

   - Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;

   - Investing in mortgage loans that are subordinate to any mortgage or equity interest of our advisor or our directors or any of their affiliates;

   -  Investing in equity securities;

   - Engaging in any short sales of securities or in trading, as distinguished from investment activities;

   -  Issuing redeemable equity securities;

   - Engaging in underwriting or the agency distribution of securities issued by others;

   - Issuing options or warrants to purchase our shares at an exercise price less than the fair market value of the shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of our outstanding shares;

   - Issuing debt securities unless the debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service the higher level of debt;

   - Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

   - Selling or leasing to our advisor, a director or any affiliate thereof unless approved as being fair and reasonable by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction;

   - Acquiring property from our advisor or any director, or any affiliate thereof (other than church bonds from American Investors Group, Inc. in the ordinary course of our investing activities), unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable and at a price no greater than the cost of the asset to our advisor, director or any affiliate thereof, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value;

   - Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

   -  Issuing  our  shares  on  a  deferred   payment  basis  or  other  similar
      arrangement.

      We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by a majority of our directors, to repurchase or otherwise reacquire our shares or to make loans to other persons except in the ordinary course of our business as described herein.

      We will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of ours, our advisor or any affiliate of any of the foregoing unless a majority of our directors, including a majority of the independent directors, approves the transaction as fair and reasonable to us and the transaction is on terms and conditions no less favorable to us than those available from unaffiliated third parties. If we invest in any property, mortgage or other real estate interest pursuant to a transaction with our advisor or any directors or officers thereof, then the investment will be based upon a current appraisal of the underlying property from an independent qualified appraiser selected by the independent directors and will not be made at a price greater than fair market value as determined by such appraisal.

Policy Changes

      Our bylaw relating to policies, prohibitions and restrictions referred to under "Our Business - Prohibited Investments and Activities" may not be changed (except in certain immaterial respects by a majority approval of the board of directors) without the approval of a majority of the independent directors and the approval of the holders of a majority of our shares, at a duly held meeting for that purpose.

Competition

      The business of making loans to churches and non-profit religious organizations is competitive. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to ours. Many competitors have greater financial resources, larger staffs and longer operating histories than we have. We compete in this industry by limiting our business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of lending to churches and other non-profit religious organizations.

Allowance for Mortgage Loans Receivable

      The Company records loans receivable at their estimated net realizable value, which is the unpaid principal balance less the allowance for mortgage loans. The Company's loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. The Company reserves for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of collection. Additionally, no interest income is recognized on non-performing loans that are in the foreclosure process. At December 31, 2007, the Company reserved approximately $72,000 for fourteen mortgage loans, of which four were three or more mortgage payments in arrears, and three were in the foreclosure process, of which one has declared bankruptcy. At September 30, 2008, the Company reserved approximately $71,000 for eleven mortgage loans, of which five churches are three or more mortgage payments in arrears and one church is in the foreclosure process.

The total value of non-performing loans, which are loans that are in the foreclosure process or are no longer performing, was approximately $238,000 and $1,156,000 at September 30, 2008 and December 31, 2007, respectively, which the Company believes s adequately secured by the underlying capital.

Loan Loss Provision

      Of our significant accounting policies, described in the notes to our financial statements incorporated by reference hereto, we believe that the estimation of fair value of our mortgage loans receivable, bond portfolio and real estate held for sale involve a high degree of judgment. We estimate the fair value of our mortgage loans receivable based on the average interest rate for special purpose commercial mortgage rates extracted from the most recent edition of www.RealtyRates.com. The carrying value of the bond portfolio approximates amortized cost since our bonds are callable at any time by the issuer at par and the bond portfolio yield is currently higher than interest rates on similar instruments. We do consider the interest rate or the yield rate of a loan or bond in estimating fair value. We do not consider the availability of a market for a loan in estimating fair value. The value of real estate held for sale is based on management's estimate, real estate appraisals and similar property market comparisons.

      Our loan loss policy results in reserves based on a percentage of the principal amount outstanding on a loan if cumulative interruptions occur in the normal payment schedule of a loan. The amount reserved under our loan loss policy on delinquent loans ranges from 1% to 5% of the outstanding principal amount of the loan, depending on the number of payments that are delinquent. Management reviews the amount reserved on payments that are in arrears on an ongoing basis and may increase the amount reserved to adequately reflect the amount that is believed to be collectible.

Real Estate Held for Sale/Description of Property Acquired through Foreclosure

      As of September 30, 2008, we have five properties acquired through foreclosure. Each property is valued based on its current listing price less any anticipated selling costs, including, for example, realtor commissions. The fair value of our real estate held for re-sale is approximately $1,165,000 and $1,567,000 as of September 30, 2008 and December 31, 2007, respectively. A description of the five properties we have acquired through foreclosure is listed below.

      Foreclosure was completed on a church located in Battle Creek, Michigan. The church congregation disbanded and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

      Foreclosure was also completed on a church located in Tyler, Texas. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

      Foreclosure was completed on a church located in Dayton, Ohio. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company took possession of the church and listed the property for sale through a local realtor.

      Foreclosure was also completed on a church located in Anderson, Indiana. The Company took possession of the property in May 2008, and is currently preparing the property to be listed for sale.

      Foreclosure was completed on a church located in Lancaster, Texas. The Company took possession of the property in July 2008 and has listed the property for sale. In order to obtain a certificate of occupancy, a new parking lot must be completed, as the previous owner began to replace the parking lot without city approval. The Company will most likely need to reduced the price of the property by the cost of the new parking lot.

      Our properties located in Battle Creek, Michigan and Anderson, Indiana have had roof repair work done due to neglected maintenance. The property located in Dayton, Ohio had the roof replaced due to storm damage which was partially paid by insurance. All three properties have current electrical service and both Dayton, Ohio and Anderson, Indiana have monitored alarm systems. All five properties have had all water turned off by the respective municipalities and the three properties in Battle Creek, Dayton and Anderson have had their heating systems winterized. All properties are secure and are listed through a local real estate agent and have adequate property insurance in place.

      Listed in the chart below are the foreclosure properties; the city and state in which the property is located; the principal balance outstanding; the reserve or write-down amount of the property; and the current value after realtor fees.

Location of Property Obtained   Principal Balance
     Through Foreclosure               Owed         Reserve Amount   Carrying Value
-----------------------------   -----------------   --------------   --------------
   Battle Creek, Michigan       $      216,351.70   $   136,251.70   $    80,100.00

       Tyler, Texas             $      333,294.89   $    46,634.89   $   284,660.00

       Dayton, Ohio             $      418,577.90   $   225,393.47   $   193,184.43

    Anderson, Indiana           $      385,418.41   $    17,418.00   $   368,000.41

     Lancaster, Texas           $      383,323.41   $   145,043.41   $   238,280.00
                                -----------------   --------------   --------------

         Totals:                $    1,736,966.31   $   572,741.47   $ 1,164,224.84

      Our advisor, Church Loan Advisors, Inc., manages our properties held for sale but receives no additional compensation for this service. The advisor contracts with realtors to provide comparable sales data and has access to our properties to show to prospective buyers. We also engage maintenance personnel recommended by the local listing agent to perform routine maintenance to the properties including repairs to broken windows or doors and cutting of grass and management of weeds during the summer months and plowing of snow from parking lots and sidewalks to our three properties in Michigan, Ohio and Indiana. Our advisor also pays all bills, at our expense, for items such as insurance, taxes, utilities, alarm system monitoring Company's and maintenance personnel. Our advisor can be contacted at: Church Loan Advisors, Inc. 10237 Yellow Circle Drive Minnetonka, Minnesota 55343; (952) 945-9455. Church Loan Advisors, Inc. has been our advisor since we began active business operations in April 1996.

Employees

      We have no employees. Subject to the supervision of our board of directors, our business is managed by our advisor, which provides investment advisory and administrative services to us. Our advisor is controlled by Philip
J. Myers, our president and one of our directors. Mr. Myers also controls the underwriter; both our advisor and the underwriter are under common ownership. At present, certain officers and directors of the underwriter and our advisor are providing services to us at no charge. These services include, among others, legal and analytic services relating to the implementation of our business plan, preparation of this prospectus (and registration statement of which this prospectus is a part) and development and drafting of documents utilized by our advisor in connection with our business operations.

      Our advisor employs two individuals on a full-time basis and indirectly utilizes the services of nine individuals who are employed by the underwriter. We do not expect to directly employ any persons in the foreseeable future, since all administrative functions and operations are contracted for through our advisor. Legal and accounting services are provided by outside professionals. We pay for these services directly.

                                   MANAGEMENT

General

      Directors are elected for a term expiring at the next annual meeting of our shareholders and serve for one-year terms and until their successors are duly elected and qualified. Annual shareholder meetings are typically held in May. Officers serve at the discretion of the Board of Directors. Among other requirements, in order to maintain our REIT status, a majority of our directors must be "independent." Our executive officers and directors are as follows:

      Name             Age                    Office                        Director Since
--------------------   ---   --------------------------------------------   --------------
Philip J. Myers         52   President, Treasurer, Secretary and Chairman        2001
Kirbyjon H. Caldwell    54   Independent Director                                1994
Dennis J. Doyle         55   Independent Director                                1994
Michael G. Holmquist    58   Independent Director                                2003

      Philip J. Myers has been our Chairman, President, Treasurer and Secretary since April 2001. He has also served as President, Treasurer, shareholder and a director of our advisor, Church Loan Advisors, Inc. since 1994, President, Secretary, and a director of the underwriter, American Investors Group, Inc. since 1996, and of its parent company, Apostle Holdings Corp. since 2000. Mr. Myers has been an officer of American Investors Group, Inc. and engaged directly in church mortgage lending since 1989. He earned his bachelor of arts degree in political science in 1977 from the State University of New York at Binghamton and his juris doctor degree from the State University of New York at Buffalo School of Law in 1980. From 1980 to 1982, Mr. Myers served as an attorney in the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August 1984 to January 1986, he was employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989, Mr. Myers was engaged as Senior Vice-President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He became affiliated with American Investors Group, Inc. in 1989. He is an inactive member of the New York, California and Minnesota State Bar Associations. Mr. Myers holds General
Securities Representative and General Securities Principal licenses with the National Association of Securities Dealers, Inc.

      Kirbyjon H. Caldwell, has served as an independent director of the Company since 1994. He has been Senior Pastor of Windsor Village United Methodist Church in Houston, Texas since January 1982. The membership of Windsor Village is approximately 14,400. Mr. Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania's Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology (1981). He is a member of the Boards of Directors of Continental Airlines, National Children's Defense Fund, Baylor College of Medicine, Greater Houston Partnership, Advisory Board of Amergy Bank of Texas, Reliant Energy, Bridgeway Capital Management and the American Cancer Society. He is also the founder and member of several foundations and other community development organizations.

      Dennis J. Doyle has served as an independent director of the Company since 1994. He is a shareholder and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota, a full-service real estate company involved in property management, brokerage, investment sales, construction and commercial development. Welsh Companies was co-founded by Mr. Doyle in 1978, and has over 300 employees. Mr. Doyle is the recipient of numerous civic awards relating to his business skills. He also is a member of the board of directors on a number of philanthropic business boards.

      Michael G. Holmquist has served as an independent director of the Company since 2003. Mr. Holmquist is a Certified Public Accountant practicing from his office in Deephaven, Minnesota. Prior to entering the accounting field in 1977, he worked for two years as a public school teacher and served four years in the U.S. Coast Guard. He is a graduate of St. Olaf College. Mr. Holmquist was an original incorporator of American Investors Group, Inc. and an employee of the firm from 1986-1989.

Day-to-Day Management of Operations

      We have no employees. Our advisor manages our day-to-day operations under the advisory agreement. Our officers receive no compensation for their services, other than through their interests in our advisor and our affiliates. Our officers have no employment contracts with us or our advisor and are considered employees of the advisor "at will." We believe that because of the depth of management of our advisor and its affiliates the loss of one or more key employees of our advisor, or one or more of our officers, would not have a material adverse effect upon our operations. As required by our bylaws, a majority of our directors are independent directors in that they are otherwise unaffiliated with and do not receive compensation from us (other than in their capacity as directors) or from our advisor or the underwriter.

Duties of Directors

      Our directors are responsible for considering and approving our policies. Directors meet as often and devote such time to our business as their oversight duties may require. Pursuant to our bylaws, the independent directors have the responsibility of evaluating the capability and performance of our advisor and determining that the compensation we pay to our advisor is reasonable. During 2007, our directors held four meetings. The attendance policy of the Board encourages and expects all board members to attend all Board meetings. During 2007, Mr. Myers and Mr. Holmquist attended 100% and 75%, respectively, of the meetings held. Mr. Caldwell and Mr. Doyle each attended two meetings, and Robert
O. Naegele, Jr. (who is not standing for re-election) attended one.

      Neither our articles of incorporation or bylaws nor any of our policies restrict officers or directors from conducting, for their own account, or on behalf of others, business activities of the type we conduct.

      Directors and officers have a duty to us and our shareholders. Our directors may be removed by a majority vote of all shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

Executive Compensation

      Since inception, the Company has not had employees and the Company has only one executive officer, Philip J. Myers, who serves in several capacities and is not compensated for such position. The Company's business is managed by the Advisor. The actions and decisions of the Company and the Advisor are governed by the Company's independent directors and by the Company's Bylaws and the Advisory Agreement. Both of these documents substantially comply with the NASAA REIT Guidelines, which include substantive limitations on, among other things, conflicts of interest and related party transactions. As such, the Company has not adopted a Code of Ethics.

      In addition, because the Company has no employees, and because Mr. Myers is not compensated by the Company, there is no Company compensation committee. However, we currently pay each independent director $500 for each board meeting attended ($400 for telephonic meetings), limited to $2,500 per year. We also reimburse directors for travel expenses incurred in connection with their duties as our directors. Please see "Director Compensation". As a non-independent director, Philip J. Myers receives no compensation or reimbursements in connection with his service on our Board of Directors.

DIRECTOR INDEPENDENCE

      The Company's Board of Directors has determined that each of Dennis J. Doyle, Kirbyjon H. Caldwell, Robert O. Naegele, Jr. and Michael G. Holmquist are "independent," as that term is defined in NASAA REIT Guidelines and in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Accordingly, the Board is composed of a majority of independent directors. There are no transactions with the directors which were evaluated in connection with the Board's determination of the independence or which have not already been disclosed elsewhere in this proxy statement.

Fiduciary Responsibility of Board of Directors and Indemnification

      The board of directors and our advisor are accountable to us and to our shareholders as fiduciaries. Consequently, they must exercise good faith and integrity in handling our affairs. Similarly, our advisor has contractual obligations to us which it must discharge with the utmost good faith and integrity.

      Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

      We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf; (ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

      Notwithstanding the foregoing, we may not indemnify our directors, advisor, or affiliates and any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as the particular indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

      Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Warrants and Options

      In January 2003, we terminated our stock option plan for directors and the adviser and outstanding stock options were surrendered and cancelled. No options were exercised during the option plan's existence. No options or warrants are outstanding as of the date of this Prospectus.

              EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS

      The Company pays no compensation to its officers and has no other employees. The Company has no equity compensation plans. Because no compensation or equity awards have been awarded to, earned by or paid to any executive officer of the Company, the Company has not included any tables or charts describing executive compensation. However, compensation paid to our directors is described below.

                                                 DIRECTOR COMPENSATION(1)
                     FEES
                    EARNED                              NON-EQUITY        NON-QUALIFIED
                    OR PAID    STOCK      OPTION      INCENTIVE PLAN      INCENTIVE PLAN       ALL OTHER
NAME                IN CASH    AWARDS     AWARDS       COMPENSATION        COMPENSATION       COMPENSATION        TOTAL
-----               -------    ------     ------       ------------        ------------       ------------       -------

Kirbyjon H.         $1,200      n/a        n/a             n/a                 n/a                n/a            $ 1,200
Caldwell
Dennis J. Doyle     $1,200      n/a        n/a             n/a                 n/a                n/a            $ 1,200
Michael G.          $1,400      n/a        n/a             n/a                 n/a             $15,199 (2)       $16,599
Holmquist
Philip J. Myers       n/a       n/a        n/a             n/a                 n/a                n/a                 --
Robert O.           $1,000      n/a        n/a             n/a                 n/a                n/a            $ 1,000
Naegele, Jr.

(1) All Directors, except Philip J. Myers, are paid $500 per board meeting attended ($400 for telephonic meetings), limited to $2,500 per year, and reimbursed for travel expenses incurred in connection with their duties as directors.

(2) Mr. Holmquist was paid an additional $15,199 during 2007 for auditing and testing the Company's internal controls to determine if the Company has established and is maintaining an adequate system of controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                               STOCKHOLDER MATTERS

      The following table sets forth as of January 26, 2009, the number of shares beneficially owned by each director and by all executive officers and directors as a group, and the beneficial owner of 5% or more of our outstanding stock, based on 2,472,801 shares of common stock outstanding at that date. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.

                                                       Number of
                                                       Shares of
                                                     Common Stock   Percent
                                                     Beneficially     of
   Name and address of Beneficial Owner (1)             Owned        Class
   ------------------------------------------------  ------------   -------
   Philip J. Myers                                     26,514(2)      1.1%
   Kirbyjon H. Caldwell                                    --          --
   Dennis J. Doyle                                         --          --
   Michael H. Holmquist                                    --          --
   All Executive Officers and Directors as a Group
   (five individuals) (3)                              26,814         1.1%

(1) The address for the Directors is 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343.

(2) Number does not include 36,813 shares owned by an affiliate of our Advisor, which affiliate is 20% indirectly owned by Mr. Myers. Mr. Myers disclaims beneficial ownership of these shares (representing 20% of the shares owned by the affiliate), and does not have voting or investment power over the shares.

(3) Includes 300 shares owned by Scott J. Marquis. Mr. Marquis is an officer of our Advisor.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

      Our advisor, Church Loan Advisors, Inc., manages our business subject to the supervision of our board of directors. Our advisor provides us with lending, marketing, management and administrative services. Our President, Philip J. Myers, is the President of both our advisor and American Investors Group, Inc., the underwriter of this offering, and thus is in a position of control of both entities. In addition, Mr. Myers owns 20% of the underwriter. Our advisor employs, among others, two key persons on a full-time basis, including Scott J. Marquis, Vice President and Kristen S. Hurley, our loan officer. Our advisor, on our behalf, regularly uses the services of personnel employed by American Investors Group, Inc., including our President, Philip J. Myers. We incur no direct cost for such services, except for the advisory fee we pay to our advisor.

Transactions With Our Advisor

      We pay our advisor advisory fees and expenses. In addition, our advisor receives a portion of any origination fees associated with a mortgage loan made or renewed by us. The Company paid the advisor management and origination fees of approximately $342,000 and $331,000 for the nine months ended September 30, 2008 and 2007, respectively. For the year ended December 31, 2007, we paid our advisor advisory fees in the amount of $413,000 and our advisor received loan origination fee income of $37,000. In 2006, we paid our advisor advisory fees in the amount of $386,000 and our advisor received loan origination fee income of $187,000. We believe that the terms of the advisory agreement are no less favorable to us had we entered into the agreement with an independent third party as advisor.

Transactions with the Underwriter

      Effective as of _________ __, 2009, we have entered into a distribution agreement with the underwriter. Pursuant to the agreement, we will pay the underwriter a commission based on the gross principal amount of certificates sold in this offering and an underwriter's management fee based on the principal amount and term of certificates sold in this offering. We will also pay the underwriter a non-accountable expense reimbursement of up to $120,000, assuming all of the certificates are sold. The underwriter is an affiliate of our advisor. We believe that the terms of the distribution agreement are no less favorable to us than if we had entered into the agreement with an independent third party. The following table sets forth the name and positions of certain officers and all directors of the underwriter:

                 Name                       Position
           ----------------   -------------------------------------

           Philip J. Myers    President, Treasurer and Director
           Scott J. Marquis   Chief Financial and Operating Officer

      In the course of our business, we may purchase church bonds being underwritten and sold by American Investors Group, Inc., ("American"). Although we would not pay any commissions, American will benefit from such purchases as a result of commissions paid to it by the issuer of the bonds. American also may benefit from mark-ups on bonds we buy from it and mark-downs on bonds we sell through it on the secondary market. We will purchase church bonds for investment purposes only, and only at the public offering price. Church bonds we purchase in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales - markdowns), on terms no less favorable than those applied to other customers of American. Principals of ours and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter. Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, all future transactions between us and our officers, directors and affiliates will be approved, in advance, by a majority of our independent and disinterested directors.

                     THE ADVISOR AND OUR ADVISORY AGREEMENT

Our Advisor: Church Loan Advisors, Inc.

      Subject to the supervision of the Board of Directors, our business is managed by our advisor, Church Loan Advisors, Inc., which provides investment advisory and administrative services. Church Loan Advisors, Inc. is a Minnesota corporation and has acted as our advisor since inception in 1994. Our advisor's offices are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our advisor renders lending and advisory services solely to us, and administers our business affairs and operations.

The following table sets forth the names and positions of the officers and directors of the advisor:

                      Name                     Position
                      ----                     --------
                Philip J. Myers        President, Treasurer and Director
                Scott J. Marquis           Vice President, Secretary

      Scott J. Marquis, age 50, is Vice-President and Secretary of our advisor, having served in such capacities since December 1994. He is also currently employed full-time as Chief Financial and Operating Officer of the underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker dealer, Piper Jaffray Companies in various capacities within its operations department. Mr. Marquis attended the University of Minnesota, Minneapolis, Minnesota and served in the United States Coast Guard Reserve. Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., holds his Series 7, 63 and 27 licenses from the National Association of Securities Dealers, Inc. and holds a Minnesota life/accident/health insurance license.

      See   "Management"  for  a  description  of  the  positions  and  business experience of Philip J. Myers.

Our Advisory Agreement

      We have entered into a contract with our advisor (the "Advisory Agreement") under which our advisor furnishes advice and recommendations concerning our affairs, provides administrative services to us, and manages our day-to-day affairs. The Company's and the advisor's activities are governed by the Company's Bylaws and the Advisory Agreement. Both of these documents substantially comply with the NASAA REIT Guidelines, which include substantive limitations on, among other things, conflicts of interest and related party transactions.

      Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, as described below, all future transactions between us and our officers, directors and affiliates must be approved, in advance, by a majority of our independent directors. Our advisor provides us with the following services:

      o serves as our mortgage loan underwriter and advisor in connection with our primary business of making loans to churches

      o advises and selects church bonds for us to purchase and hold for investment

      o     services all mortgage loans that we make

      o provides marketing and advertising and generates loan leads directly and through its affiliates

      o deals with borrowers, lenders, banks, consultants, accountants, brokers, attorneys, appraisers, insurers and others

      o supervises the preparation, filing and distribution of tax returns and reports to governmental agencies, prepares reports to shareholders and acts on our behalf in connection with shareholder relations

      o     reports to us on its performance of the foregoing services

      o furnishes advice and recommendations with respect to other aspects of our business.

      In performing its services under the Advisory Agreement, our advisor uses facilities, personnel and support services of its affiliates. Expenses, such as legal and accounting fees, director fees, stock transfer agent and registrar and paying agent fees, are our direct expenses and are not provided for by our advisor as part of its services.

      The Advisory Agreement is renewable annually by us for one-year periods, subject to a determination, including a majority of our independent directors, that our advisor's performance has been satisfactory and that the compensation paid by us to our Advisor has been reasonable. The Advisory Agreement was reviewed and renewed for a one-year period on April 24, 2008. We may terminate the Advisory Agreement without cause or penalty on 60 days' written notice. Upon termination of the Advisory Agreement by either party, the advisor may require us to change our name to a name that does not contain the word "American," "America" or the name of the advisor or any approximation or abbreviation thereof. However, we may continue to use the word "church" in our name. Our directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

      Pursuant to the Advisory Agreement, our advisor is required to pay all of the expenses it incurs in providing us services including, but not limited to, personnel expenses, rental and other office expenses of officers and employees of the advisor, and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the Advisory Agreement. We are required to pay all other expenses, including the costs and expenses of reporting to various governmental agencies and our shareholders and of conducting our operations as a mortgage lender, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly relating to the closing of loan transactions.

      In the event that our total operating expenses exceed in any calendar year the greater of (a) 2% of our average invested assets or (b) 25% of our net income (before interest expense), the advisor is obligated to reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred by us exceed the limitation. Our independent directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

      Our Bylaws provide that our independent directors are to determine, at least annually, the reasonableness of the compensation which we pay to our advisor. Factors to be considered in reviewing the advisory fee include the size of the fees of the advisor in relation to the size and composition of our assets, our profitability, the rates charged by other investment advisors performing comparable services, the success of our advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by our advisor for other services performed, the quality and extent of service and advice furnished by our advisor, the quality of our investments in relation to investments generated by our advisor for its own account, if any, and the performance of our investments.

      Pursuant to the Advisory Agreement, we pay our advisor an annual base management fee of 1.25% of average invested assets on the first $35 million of such assets, 1.00% on assets from $35 million to $50 million, and .75% on assets in excess of $50 million. Although entitled to do so, the advisor does not assess its management fee on the church bond portion of our portfolio, but rather only on the church loan portion of our portfolio. For purposes of the Advisory Agreement, the Company's Invested Assets means outstanding church loans, and does not include church bonds or cash equivalent temporary investments. As defined in the Advisory Agreement, we remit to the advisor up to one-half of any origination fee collected from a borrower in connection with mortgage loans made or renewed by us. For the years ended December 31, 2007 and 2006, we paid our advisor $456,000 and $573,000, respectively.

      The advisory agreement requires us to indemnify our advisor and each of its directors, officers and employees against expense or liability arising out of such person's activities in rendering services to us, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in our best interest and was not the result of negligence or misconduct.

      The foregoing is a summary of the material provisions of the advisory agreement. Reference is made to the advisory agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a complete statement of its provisions.

        FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES

      The discussion set forth below of the United States federal income tax consequences relating to the acquisition, ownership and disposition of the certificates is a summary and it is not exhaustive of all possible tax considerations. This discussion does not provide a discussion of any estate, state, local, or foreign tax considerations.

      The information in this summary is based on the Internal Revenue Code (the "Code"), current and temporary proposed Treasury regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service ("IRS"), and court decisions, all as of the date of this prospectus. The administrative interpretation and practices of the IRS upon which this summary is based includes the practices and policies as expressed in private letter rulings, which are not binding on the IRS, except with respect to taxpayers who request and receive such rulings. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and practices, and court decisions will not significantly change current law, or adversely affect the existing interpretations of current law, on which the information in this summary is based. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following summary will not be challenged by the IRS or will be sustained by a court if so challenged, and we will not seek a ruling with respect to any part of the information discussed in this summary. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations, and administrative and judicial interpretations of the Code.

      The discussion applies only to original purchasers of certificates at par value. The discussion is included for general information purposes only and does not deal with persons in special situations, such as banks or other financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding certificates in a tax-deferred or tax-advantaged account, traders in securities that elect to use a mark-to-market accounting method for securities holdings, expatriates, persons holding certificates as a hedge against currency or interest-rate risks, as a position in a "straddle," or as part of a "hedging," "conversion," or integrated transaction for federal income tax purposes consisting of the certificates and one or more other investments, holders who are U.S. persons for federal income tax purposes whose functional currency for federal income tax purposes is not the U.S. dollar, holders who are not U.S. persons for federal income tax purposes, trusts and estates, and pass-through entities, any equity holder of which is any of the foregoing. This discussion also assumes that the certificates are held as "capital assets" within the meaning of Section 1221 of the Code.

      YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES. THIS INCLUDES THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Classification of the Certificates

      We believe that the certificates will be classified as debt of our company for federal income tax purposes. By your acceptance of a certificate, and by virtue of any person's acquisition of a beneficial interest in a certificate, you and or any such beneficial owner agree to treat the certificates as debt for all tax purposes.

      Our characterization of the certificates as debt is not binding on the IRS, and the IRS could assert that the certificates represent an ownership interest in the equity of the company or in the mortgage collateral. The IRS's treatment of the certificates as equity interests could adversely affect our ability to maintain our REIT status, and could result in collateral tax consequences to certificate holders, including changes in the characterization and timing of income received with respect to the certificates and could adversely affect our cash flow. The remainder of this discussion assumes that the certificates are treated as debt for federal income tax purposes.

Interest Income on the Certificates

      We will pay interest on the certificates quarterly. Interest paid on the certificates will generally be taxable to you as ordinary income as the interest is paid to you if you are a cash-method taxpayer or as the interest accrues if you are an accrual-method taxpayer.

Treatment of Dispositions of Certificates

      Upon the sale, exchange, retirement or other taxable disposition of a certificate, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than any amounts attributable to, and taxable as, accrued interest) and your adjusted tax basis in the certificate. Your adjusted tax basis of a certificate generally will equal your original cost for the certificate, increased by any accrued but unpaid interest you previously included in income with respect to the certificate and reduced by any principal payments you previously received with respect to the certificate. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be long-term, capital gain or loss if the certificate had been held for more than one year and otherwise short-term capital gain or loss.

Reporting and Backup Withholding

      We will report annual interest income paid, and any other information that is required to be reported with respect to the certificates, to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements.

      Under certain circumstances, as a holder of a certificate, you may be subject to "backup withholding." Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish your Social Security Number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a foreign person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the certificates. Backup withholding is not an additional tax and may be applied against your United States federal income tax liability or refunded provided that you furnish the Internal Revenue Service with certain required information.

             FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH REITS

      The discussion of federal income tax treatment of real estate investment trusts ("REITs") set forth below is a summary. It does not address all potential consequences of whether we qualify as a REIT.

Qualification as a Real Estate Investment Trust

      General. We operate as a REIT under the Code. Our ability to qualify as a REIT depends, in part, on the timing and nature of our investments. There can be no assurance that we will continue to qualify as a REIT. Qualification as a REIT is dependent on future events. No assurance can be given that our business or that the actual results of our operation for any particular taxable year will satisfy the REIT requirements. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

      The following is a general summary of the provisions that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

      Benefits of Qualification as a REIT. The Code provides special tax treatment for organizations that qualify as REITs. An entity that qualifies as a REIT generally is not subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. "Double taxation" means being subject to tax once at the corporate level when income is earned, and once again at the shareholder level when the income is distributed to shareholders.

      Even if we qualify as a REIT, we will be subject to federal income tax as follows:

      o We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

      o Under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference.

      o If we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest regular corporate rate on such income.

      o If we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of our business (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax.

      o     If we fail to distribute by the end of each year at least the sum of
            (i) 90% of our REIT ordinary income for such year, (ii) 90% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

      Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities); and (vii) which meets certain other tests, described below. Conditions (i) to (iv) must be met during the entire taxable year. Condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

      To qualify as a REIT for a taxable year, we must elect or previously have elected to be so treated and must meet other requirements, including percentage tests relating to the sources of its gross income, the nature and diversification of our assets and the distribution of our income to our shareholders.

The Effect of Failure to Qualify as a Real Estate Investment Trust

      If we fail to qualify as a REIT in any taxable year and the relief provisions described above do not apply, then we will be subject to a tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to us at the corporate level as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be prohibited from electing to be taxed as a REIT for the four taxable years following the year during which qualification is lost. To renew our REIT qualifications at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period. Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make interest payments to holders of certificates.

                              ERISA CONSIDERATIONS

      Certain employee benefit plans and individual retirement accounts and individual retirement annuities (collectively, "Plans"), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code. Before investing in the certificates, a Plan fiduciary should ensure that such investment is in accordance with ERISA's fiduciary standards and that the investment will comply with the diversification, prudence, liquidity, and composition requirements of ERISA. A Plan fiduciary also should consider the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits, by action or inaction, the occurrence of, or fails to remedy, a known breach of duty by another fiduciary with respect to "plan assets," and a Plan fiduciary should consider the need to value the assets of the Plan annually. A Plan fiduciary also should ensure that the investment is in accordance with the governing instruments and the overall policy of the Plan. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the certificates will not constitute a prohibited transaction. A Plan fiduciary also should consider the illiquid nature of an investment in our certificates and that no secondary market will exist for them.

                          DESCRIPTION OF CAPITAL STOCK

General

      Our authorized capital stock consists of 50,000,000 undesignated shares, of which our board of directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share. Pursuant to our articles of incorporation, our board of directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the board of directors may establish from time to time. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the directors and in the distribution of our assets upon liquidation. Each authorized share is entitled to one vote and will be fully paid and nonassessable upon issuance and payment therefor. Each authorized share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors.

Repurchase of Shares and Restrictions on Transfer

      Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Internal Revenue Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year.

      Our articles of incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the articles of incorporation and herein as "excess shares." For this purpose, shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

      Our articles of incorporation provide that in the event any person acquires excess shares, we may redeem such Excess Shares, at the discretion of the board of directors. Except as set forth below, the redemption price for excess shares is, the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the excess shares as determined in good faith by the board of directors. In no event, however, may the purchase price of the shares redeemed be greater than their net asset value as determined by the board of directors in good faith. To redeem excess shares, the board of directors must give a notice of redemption to the holder of such excess shares not less than 30 days prior to the date fixed by the board of directors for redemption. The redemption price for excess shares will be paid on the redemption date fixed by the board of directors and included in such notice. Excess shares cease to be entitled to any distribution and other benefits from and after the date fixed for redemption, except the right to payment of the redemption price for such shares.

      Under our articles of incorporation, any transfer of shares that would result in our disqualification as a real estate investment trust under the Code is void to the fullest extent permitted by law. The board of directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own excess shares. Upon demand by the board of directors, a shareholder is required to provide us with an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Each proposed transferee of shares, upon demand of the board of directors, also may be required to provide us with a statement or affidavit setting forth the number of shares already owned by the transferee and any related persons. The transfer or sale of shares also are subject to compliance with applicable state "Blue Sky" laws.

Repurchase of Shares by Us

      Although our shares are not redeemable, we may at our complete discretion, repurchase shares offered to us by shareholders. We may pay whatever price our advisor deems appropriate and reasonable and is acceptable to the selling shareholder and us. Any shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends, and will cease to have voting rights.

Transfer Agent and Registrar

      The transfer agent and registrar for our capital stock is Computershare Trust Company, Inc., 350 Indiana Street Suite 800, Golden, CO 80401, telephone:
(303) 262-0600.

                        DESCRIPTION OF THE CERTIFICATES

      General. The Series C Certificates we are offering by this prospectus are secured debt obligations of American Church Mortgage Company. We have issued two prior series of secured investor certificates: Series A and Series B. The following chart summarizes the amount of certificates of each series originally authorized to be sold, the amount actually sold and the amount outstanding as of September 30, 2008:

                    Authorized Amount    Amount Sold   Amount Outstanding
                    -----------------   ------------   ------------------
        Series A      $ 15,000,000      $ 15,000,000      $  7,258,000

        Series B      $ 23,000,000      $ 14,860,000      $ 14,695,000

        Series C*     $ 20,000,000                --                --

        * No amount of Series C Certificates may be sold until the Registration Statement is declared effective by the Securities and Exchange Commission.

      We will issue the certificates under an indenture between us and Herring Bank, as trustee. The terms and conditions of the certificates include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of some, but not all, provisions of the certificates, the indenture and the Trust Indenture Act. For a complete understanding of the certificates, you should review the terms and conditions contained in the global certificate that we will issue to the trustee, the indenture and the Trust Indenture Act, which include definitions of certain terms used below. Copies of the form of the certificates and the indenture are available from us at no charge upon request.

      The certificates are secured by our assignment to the trustee of mortgage backed promissory notes or mortgage secured bonds issued by churches and other not-for profit religious organizations, which we own or will receive as a result of loans we make to churches and other nonprofit religious organizations and bonds we purchase. The mortgages securing the promissory notes will not be assigned to the trustee nor will any bonds be re-registered to the trustee. Further, we are not required to establish or maintain a sinking fund to provide for payment of maturing certificates.

      You may determine the amount (any multiple of $1,000) and term (13, 14, 15, 16, 17, 18, 19 or 20 years) of the certificates you would like to purchase when you subscribe, subject to availability. However, we may not always offer certificates of each maturity, depending on market conditions and our capital requirements. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate is purchased. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate.

      The interest rate will be fixed for the term of your certificate and paid quarterly. As of the date of this prospectus, rates we will pay for each maturity of certificates are set forth below. The interest rate will vary based on the term to maturity of the certificate you purchase.

       Certificate Term                            Interest Rate %
-------------------------------------    ---------------------------------------

            13 Year                                     6.25%

            14 Year                                     6.25%

            15 Year                                     6.35%

            16 Year                                     6.50%

            17 Year                                     6.65%

            18 Year                                     6.75%

            19 Year                                     7.00%

            20 Year                                     7.25%

      Upon acceptance of your subscription to purchase certificates, the trustee, who is also acting as our servicing agent, will create an account in our book-entry registration system for you and credit the principal amount of your subscription to your account. Our trustee will send you a book-entry receipt that will indicate our acceptance of your subscription. If we reject your subscription, all funds deposited will be promptly returned to you without any interest. Investors whose subscriptions for certificates have been accepted and anyone who subsequently acquires certificates in a qualified transfer are referred to as "holders" or "registered holders" in this document and in the indenture.

      We may modify or supplement the terms of the certificates described in this prospectus from time to time in a supplement to this prospectus. Except as set forth under "Amendment, Supplement and Waiver" below, any modification or amendment will not affect then-outstanding certificates. However, investors are advised to check for prospects supplements as interest rates are subject to change.

      Denomination. You may purchase certificates in principal amount of multiples of $1,000. You will determine the original principal amount of each certificate you purchase when you subscribe.

      Term and Maturity. We are offering certificates with terms ranging from thirteen to twenty years as follows:

                   o   thirteen (13) years

                   o   fourteen (14) years

                   o   fifteen (15) years

                   o   sixteen (16) years

                   o   seventeen (17) years

                   o   eighteen (18) years

                   o   nineteen (19) years

                   o   twenty (20) years.

      You will select the term of each certificate you purchase when you subscribe, depending on availability. You may purchase multiple certificates with different terms by filling in investment amounts for more than one term.

      The maturity date will be the anniversary of the last day of the fiscal quarter in which you purchase your certificate. For example, if you purchase a thirteen (13) year certificate on November 10, 2008, the certificate will mature on December 31, 2021. We may cease offering specified maturities, and re-continue their offering, at any time during the offering period. We may change the interest rate offered on any unsold certificates without prior notice.

      Collateral. We will assign to the trustee to secure the certificates mortgage-secured promissory notes and bonds issued by churches and other nonprofit religious organizations evidencing loans made by us which have an aggregate unpaid principal balance of at least 100% of the aggregate outstanding principal amount of the certificates. Unless there is an event of default, we will not assign the mortgages securing the assigned promissory notes and bonds to the trustee.

      We will be obligated to replace a promissory note or bond that we have assigned to the trustee if the church obligor prepays the promissory note or bond or if it defaults in the payment of principal or interest on the promissory note or bond and the default continues for at least 90 consecutive days. We will assign additional promissory notes and bonds to the trustee as necessary to maintain the aggregate outstanding principal balance of the assigned notes at a level of at least 100% of the outstanding principal balance of the certificates sold in this offering.

      We will furnish the following to the trustee in connection with our assigning mortgage-secured promissory notes to the trustee:

      o An opinion of counsel to the effect that all necessary action has been taken to create and perfect a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.

      o Annual opinions of counsel to the effect that all necessary action has been taken to maintain a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.

      o     Annual  certification  of our officers  that all  provisions  of the
            indenture   relating  the  deposit,   release  and  substitution  of
            collateral have been complied with.

      Generally, neither we, nor the trustee will be required to provide reports to holders concerning the deposit, release or substitution of promissory notes and bonds securing the certificates. However, the trustee will be required to report to holders if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 90 days.

      Interest Rate. The interest rate on a particular certificate will be the interest rate for the particular term of the certificate at the time of subscription or renewal. Please see the "Interest Rate" chart above. The interest rate will remain fixed for the original or renewal term of the certificate. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate. We will establish and may change the interest rates payable for unsold certificates of various terms in a supplement to this prospectus.

      Computation of Interest. We will compute interest on certificates on the basis of an actual calendar year. Interest will accrue from the date of purchase, but will not be compounded. The date of purchase will be the first business day immediately following the date we receive funds. Our business days are Monday through Friday, except for legal holidays recognized by FINRA.

      Interest Payment Dates. Interest will be payable quarterly and interest checks will be mailed to certificate holders on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31). If the last day of a quarter falls on a weekend or a holiday, we will pay interest on the next business day.

      Place and Method of Payment. We will pay principal and interest on the certificates through the trustee, who will act as our paying agent, by check mailed on each interest payment date to your address appearing in the certificate register. If the foregoing payment method is not available, principal and interest on the certificates will be payable at our principal executive office or at such other place as we may designate for payment purposes. We will not wire interest payments to holders of certificates.

      Servicing Agent. We have engaged Herring Bank, who is also acting as the trustee in this offering, to act as our servicing agent for the certificates. The trustee's responsibilities as servicing agent will include serving as our registrar and transfer agent and fulfilling certain of our responsibilities to the holders.

      You may contact the trustee as follows with any questions about the certificates:

               Herring Bank
               1608 S. Polk St.
               Amarillo, TX 79102
               (806) 378-6655

      Book-Entry Registration and Transfer. You will not receive or be entitled to receive physical delivery of a certificate. The issuance and transfer of certificates will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system. However, you will receive a book-entry acknowledgement from the trustee that will show all pertinent information regarding your certificate, including the principal amount of your certificate, its interest rate and maturity, and verification of its registration. The trustee will maintain our book-entry system.

      The holders of the accounts established upon the purchase or transfer of certificates will be deemed to be the owners of the certificates under the indenture. The holders of certificates must rely upon the procedures established by the trustee to exercise any rights of a holder of certificates under the indenture. The servicing agent will determine the interest payments to be made to the book-entry accounts and maintain, supervise and review any records relating to book-entry beneficial interests in the certificates.

      Book-entry notations in the accounts evidencing ownership of the certificates are exchangeable for actual certificates only if: (i) we, at our option, advise the trustee in writing of our election to terminate the book-entry system, or (ii) after the occurrence of an event of default under the indenture, holders of the certificates aggregating more than 50% of the aggregate outstanding amount of the certificates advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of certificates and the trustee notifies all registered holders of the occurrence of any such event and the availability of definitive certificates. Subject to the exceptions described above, the book-entry interests in these securities will not be exchangeable for fully registered certificates. The trustee will also issue fully registered certificates if required by the administrator of an Individual Retirement Account or similar tax deferred account in which a holder has acquired a certificate. The trustee may charge a $10 fee per certificate issuance.

      Right  to  Reject   Applications.   We  may  reject  any  application  for
certificates in our sole discretion.

      Renewal or Payment on Maturity. Approximately 30 days prior to maturity of your certificate, you will be notified that your certificate is about to mature and whether we will allow you to renew the certificate. If we are offering renewal of certificates, we will provide you with a schedule of interest rates then in effect, which will apply if you elect to renew your certificate, along with a form on which you may elect to renew or not to renew your certificate. You will have until 10 days prior to the maturity date to exercise one of the following options:

   o You can inform us in writing on or before 10 days prior to the scheduled maturity date that you would like to renew the certificate, in which case the principal amount of your certificate will be renewed for the same term at the interest rate we are offering at the time of renewal and we will pay you accrued interest through the maturity date of your certificate. No commission will be charged for renewals.

   o You can do nothing or inform us that you would like us to pay the certificate in full; in either case we will pay the principal amount and accrued interest when due.

      We reserve the right to stop offering the option to renew certificates and to refuse to renew any certificate in our complete discretion. Interest will accrue from the first day of each renewed certificate term. Each renewed certificate will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term will be the interest rate that we are then offering at the time of renewal.

      If your certificate is not renewed for any reason, no interest will accrue after the stated date of maturity and we will pay you the principal and unpaid accrued interest on your certificate within 5 business days of the stated maturity date.

      Redemption Prior to Stated Maturity. The certificates may be redeemed prior to stated maturity only as set forth below. You will have no right to require us to prepay any certificate prior to its maturity date except as indicated below.

      Discretionary Redemption by Us on Thirty Days' Notice. We have the option to redeem all or a portion of the outstanding certificates at any time, in our sole discretion. If we exercise this option, we will give affected certificate holders 30 days' notice that we intend to redeem their outstanding certificates.

      Offer to Redeem by Us upon a Change of Our Advisor. Our advisor is currently Church Loan Advisors, Inc. If we terminate our advisory agreement with our current advisor for any reason, we are required to offer to redeem all certificates outstanding as of the date of such termination. In such case, certificates will be redeemable at the option of the holders. If we terminate our advisory agreement with our current advisor, we will provide our certificate holders with notices offering to redeem all outstanding certificates within 10 days of the termination. Holders of outstanding certificates will have 30 days after the date of the notice to inform us in writing whether they will require us to redeem their certificates. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption.

      Redemption by the Holder upon Death. Certificates may be redeemed upon the death of a holder who is a natural person (including certificates held in an individual retirement account), by his or her estate giving us written notice within 45 days following his or her death. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption. Subject to the limitations described below, we will pay the redemption price within 10 days of receiving notice of the holder's death. If spouses are joint registered holders of a certificate, the election to redeem will apply when either registered holder dies. If the certificate is held by a person who is not a natural person such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply. In addition, we will not be required to redeem any certificates at the request of the holder in excess of $25,000 aggregate principal amount for all holders per calendar quarter. For purposes of the $25,000 limit, redemption requests will be honored in the order in which they are received and any redemption request not honored in a calendar quarter will be honored, to the extent possible, in the next calendar quarter. Redemptions in the next calendar quarter are also subject to the $25,000 limitation. We will not redeem certificates in connection with a holder's death if an uncured event of default exists with respect to the outstanding certificates.

      Discretionary Redemption. If you request us to redeem your certificate prior to maturity, we may do so and charge you early redemption penalties, both at our complete discretion.

      Transfers. The certificates are not negotiable debt instruments and, subject to certain exceptions, will be issued only in book-entry form. The book-entry receipt issued upon our acceptance of a subscription is not a negotiable instrument, and no rights of record ownership can be transferred without our advisor's prior written consent. Transfers of certificates will generally be prohibited. However, our advisor intends to approve transfers of certificates upon a demonstrated need for liquidity, such as upon the death or bankruptcy of a certificates holder, or to facilitate estate planning objectives. Ownership of certificates may be transferred on our register only as follows:

      o The holder must deliver written notice requesting a transfer to the trustee signed by the holder(s) or such holder's duly authorized representative on a form to be supplied by our servicing agent.

      o Our advisor must provide its written consent to the proposed transfer.

      o The trustee may require a signature guarantee in connection with such transfer.

      Upon transfer of a certificate, the trustee will provide the new holder of the certificate with a book-entry receipt which will evidence the transfer of the account on our records. The record date of any transfer will be the last day of the quarter in which the transfer is made. The transferee will be entitled to all interest accruing in the quarter in which the transfer is made.

      No Sinking Fund. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default.

      Restrictive Covenants. The indenture contains certain covenants that require us to maintain certain financial standards and restrict us from certain actions as set forth below.

      Maintenance of Certain Financial Standards. The indenture provides that, so long as the certificates are outstanding:

      o we will maintain a positive net worth, which includes shareholders' equity and subordinated debt; and

      o our long-term liabilities, will not exceed 300% of our shareholders' equity at the end of any fiscal year, or such higher amount as authorized by our bylaws from time to time.

      Prohibition on Certain Actions. The indenture provides that, so long as the certificates are outstanding:

      o     we will not pay any  dividends on our common or  preferred  stock if
            there  is  an  uncured   event  of  default   with  respect  to  the
            certificates;

      o we will not allow any other lien to be created or maintained on the collateral securing the certificates; and

      o we will not guarantee, endorse or otherwise become liable for any obligations of any of our control persons, or other parties controlled by or under common control with any of our control persons.

      Consolidation, Merger Or Sale. The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

      o the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the certificates and performance of the covenants in the applicable indenture; and

      o     immediately  after  the  transaction,   and  giving  effect  to  the
            transaction, no event of default under the indenture exists.

      If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the certificates.

      Events Of Default. The indenture provides that each of the following constitutes an event of default:

      o any default for thirty days in the payment of interest when due on the certificates;

      o any default for thirty days in payment of principal when due on the certificates;

      o if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 90 days;

      o our failure to observe or perform any material covenant or our breach of any material representation or warranty, but only after we have been given notice of such failure or breach and such failure or breach is not cured within 30 days after our receipt of notice;

      o     defaults in certain of our other financial obligations; and

      o     certain events of bankruptcy or insolvency with respect to us.

      If any event of default occurs and is continuing, the trustee or the holders of at least a majority in principal amount of the then-outstanding certificates may declare the unpaid principal of and any accrued interest on the certificates to be due and payable immediately. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding certificates will become due and payable without further action or notice. Holders of the certificates may not enforce the indenture or the certificates except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding certificates may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the certificates notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest) if the trustee determines that withholding notice is in the interest of the holders.

      The holders of a majority in aggregate principal amount of the certificates then outstanding by notice to the trustee may, on behalf of the holders of all of the certificates, waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the certificates.

      Amendment, Supplement and Waiver. Except as provided in this prospectus or the indenture, the terms of the certificates then outstanding may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the certificates then outstanding, and any existing default or compliance with any provision of the indenture or the certificates may be waived with the consent of the holders of a majority in principal amount of the then outstanding certificates.

      Notwithstanding the foregoing, without the consent of any holder of the certificates, we or the trustee may amend or supplement the indenture or the certificates:

      o     to cure any ambiguity, defect or inconsistency;

      o to provide for assumption of our obligations to holders of the certificates in the case of a merger or consolidation;

      o to make any change that would provide any additional rights or benefits to the holders of the certificates or that does not materially adversely affect the legal rights under the indenture of any such holder, including an increase in the aggregate dollar amount of certificates which may be outstanding under the indenture;

      o to modify our policy regarding redemptions elected by a holder of certificates and our policy regarding redemptions of the certificates upon the death of any holder of the certificates, but such modifications shall not materially adversely affect any then outstanding certificates;

      o     to  comply  with  requirements  of the SEC in  order  to  effect  or
            maintain  the   qualification  of  the  indenture  under  the  Trust
            Indenture Act; or

      o     to maintain our status as a REIT.

      The Trustee. Herring Bank has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us and our affiliates.

      The indenture provides that in case an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of certificates, unless the holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Resignation Or Removal Of The Trustee. The trustee may resign at any time, or may be removed by the holders of a majority of the principal amount of then-outstanding certificates. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee's ineligibility to serve as trustee under the Trust Indenture Act of 1939, as amended, we may remove the trustee or a court of competent jurisdiction may remove the trustee upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

      No Personal Liability Of Directors, Officers, Employees, Shareholders and Servicing Agent. No director, officer, employee, incorporator or shareholder of ours or our servicing agent, will have any liability for any of our obligations under the certificates, the indenture or for any claim based on, in respect to, or by reason of, these obligations or their creation. Each holder of the certificates waives and releases these persons from any liability. The waiver and release are part of the consideration for issuance of the certificates. We have been advised that the waiver may not be effective to waive liabilities under the federal securities laws since it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

      Service Charges. We and the trustee may assess service charges for changing the registration of any certificate to reflect a change in name of the holder or transfers (whether by operation of law or otherwise) of a certificate.

      Variations By State. We may offer different securities and vary the terms and conditions of the offer (including, but not limited to, different interest rates and maturity dates) depending upon the state where the purchaser resides.

      Interest Withholding. We or the trustee will withhold the required portion of any interest paid to any investor who has not provided us with a Social Security Number, Employer Identification Number, or other satisfactory equivalent in the account application (or another document) or where the Internal Revenue Service has notified us that back-up withholding is otherwise required.

      Liquidity. THERE IS NO MARKET FOR THE CERTIFICATES. We do not believe that a public market will develop for the certificates. You may not be able to sell your certificates. You should be prepared to hold any certificates you purchase until maturity.

      Reports. We have published and filed with the Securities and Exchange Commission annual reports on Form 10-KSB, and will publish and file annual reports on Form 10-K, containing financial statements, and have published and filed quarterly reports on Forms 10-QSB and 10-Q, and will publish and file quarterly reports on Forms 10-Q, containing financial information for the first three quarters of each fiscal year. See "Additional Information." We will send copies of our reports at no charge to any certificate holder who requests them in writing.

                     SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

      The following is a summary of certain provisions of our organizational documents, which consist of our Amended and Restated Articles of Incorporation ("Articles") and the Third Amended and Restated Bylaws ("Bylaws"). This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to the registration statement of which this prospectus is a part.

Certain Articles of Incorporation and Bylaws Provisions

      Shareholders' rights and related matters are governed by the Minnesota Business Corporation Act, our Articles and our Bylaws. Certain provisions of our Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of our board and may discourage an attempt by a person or group to obtain control of us through acquisitions of shares.

Shareholder Meetings

      Our Bylaws provide for annual meetings of shareholders. We typically hold our annual meeting of shareholders during the second quarter of each year. Special meetings of shareholders may be called by (i) our Chief Executive Officer, (ii) a majority of the members of our board of directors or a majority of our independent directors, or (iii) shareholders holding at least 10% of the outstanding shares of common stock entitled to vote at the meeting.

Board of Directors

      Our Bylaws provide that our board establishes the number of our directors, which may not be fewer than three (3) nor more than nine (9), and a majority of which must be independent directors. Any vacancy will be filled by a majority of the remaining directors, except that a vacancy of an independent director position must follow a nomination by the remaining independent directors. The directors may leave a vacancy unfilled until the next regular meeting of the shareholders.

Limitations on Director Actions

      Without concurrence of a majority of the outstanding shares, the directors may not: (i) amend our Articles or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of shareholders including amendments to provisions relating to, director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause us to merge with another entity or otherwise reorganize; or (iv) cause us to dissolve or liquidate.

      A majority of the then outstanding shares may, without the necessity for concurrence by our directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the directors.

Minnesota Anti-Takeover Law

      We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's stock.

Restrictions on Roll-Ups

      "Roll-up" means a transaction involving our acquisition, merger, conversion, or consolidation (either directly or indirectly) and the issuance of securities of a roll-up entity. Such term does not include: (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form if, as consequence of the transaction, there will be no significant adverse change in any of the following: (a) shareholders' voting rights; (b) our term of existence; (c) sponsor or advisor compensation; (d) our investment objectives. "Roll-up entity" means a partnership, real estate investment trust, corporation, trust, or other entity created or surviving after the completion of a roll-up transaction.

      In connection with a roll-up, an appraisal of all of our assets would be required to be obtained from a competent independent expert. The appraiser would evaluate all relevant information, indicate the value of the assets as of a date immediately prior to the announcement of the roll-up and assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, we may not participate in any proposed roll-up which would:

      o result in our shareholders having rights to meeting less frequently or which are more restrictive to shareholders than those provided in our Bylaws;

      o result in our shareholders having voting rights that are less than those provided in our Bylaws;

      o result in our shareholders having greater liability than as provided in our Bylaws;

      o result in our shareholders having rights to receive reports that are less than those provided in our Bylaws;

      o result in our shareholders having access to records that are more limited than those provided in our Bylaws;

      o include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);

      o limit the ability of an investor to exercise the voting rights of its securities in the roll-up entity on the basis of the number of the shares held by that investor;

      o result in investors in the roll-up entity having rights of access to the records of the roll-up entity that are less than those provided in our Bylaws; or

      o place upon us any of the costs of the transaction if the roll-up is not approved by the shareholders.

Nothing prevents our participation in any proposed roll-up resulting in shareholders having rights and restrictions comparable to those contained in our Bylaws, with the prior approval of a majority of our shareholders.

      Shareholders voting against a proposed roll-up have the choice of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) one of either: (a) remaining as our shareholders and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the shareholders' pro rata share of the appraised value of our net assets. We do not intend to participate in a roll-up transaction.

Limitation on Total Operating Expenses

      Our Bylaws provide that, subject to the conditions described in this paragraph, our annual total operating expenses cannot exceed the greater of 2% of our average invested assets or 25% our net income, computed before interest expense. The independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed the foregoing limitations. The independent directors may determine that a higher level of operating expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the independent directors and the reasons in support thereof must be recorded in the minutes of the meeting of the board of directors. We will send a written disclosure to our shareholders within 60 days after the end of any fiscal quarter for which operating expenses (for the 12 months then ended) exceed 2% of the average invested assets or 25% of net income. In the event the operating expenses exceed the limitations described above and if our directors are unable to conclude that such excess was justified then within 60 days after the end of our fiscal year, our advisor must reimburse us for the amount by which the aggregate annual total operating expenses paid or incurred by us exceed the limitation.

Transactions with Affiliates

      Our Bylaws restrict our dealings with our advisor, sponsor and any director or affiliates thereof. In approving any transaction or series of transactions with such persons or entities, a majority of our directors not otherwise interested in such transaction, including a majority of the independent directors must determine that:

      (a) the transaction as contemplated is fair and reasonable to us and our shareholders and its terms and conditions are not less favorable to us than those available from unaffiliated third parties;

      (b) if the transaction involves compensation to any advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any advisor and its affiliates for any comparable services;

      (c) if the transaction involves the making of loans (other than in the ordinary course of our business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances; and

      (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to us than to other joint venturers.

      If the proposed transaction involves a loan to any advisor, director or any affiliate thereof, or to a wholly-owned subsidiary of ours, a written appraisal of the underlying property must be obtained from an independent expert. The appraisal must be maintained in our records for at least five years and be available for inspection and duplication by any shareholder. Such loan is subject to all requirements of our Financing Policy.

      We cannot borrow money from any advisor, director or any affiliate thereof, unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

      We cannot make or invest in any mortgage loans subordinate to any mortgage or equity interest of our advisor, directors, sponsors or any of our affiliates.

Restrictions on Investments

      The investment policies and restrictions set forth in our Bylaws have been approved by a majority of our independent directors. In addition to other investment restrictions imposed by the directors consistent with our objective to qualify as a REIT, we will observe the guidelines and prohibitions on our investments set forth in our Bylaws. These guidelines and prohibitions are discussed at the section headed "Our Business-Prohibited Investments and Activities."

                              PLAN OF DISTRIBUTION

General

      The underwriter is offering the certificates pursuant to the terms and conditions of a distribution agreement (a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part). The underwriter is offering $20,000,000 principal amount of certificates on our behalf on a "best efforts" basis. "Best efforts" means that the underwriter is not obligated to purchase any certificates. This is a "no minimum" offering. No minimum principal amount of certificates must be sold, and we will receive the proceeds from the sale of certificates as they are sold. This offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate upon completion of the sale of all certificates. We may terminate this offering at any time.

Compensation

      We will pay to the underwriter a commission based on the principal amount of certificates sold. The amount of this commission is 2.75% for sales of new certificates sold. We will also pay the underwriter a .75% management fee upon the original issuance of each certificate. No commission will be charged for renewals.

      We have agreed to pay the underwriter a non-accountable expense allowance of up to $120,000 to reimburse the underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $10,000 of which is payable upon the sale of each $1,000,000 of certificates up to $10,000,000 of certificates, and $2,000 for each additional $1,000,000 of certificates offered hereby up to the completion or termination of this offering, whichever occurs first. In no event or circumstance will the compensation paid to the underwriter in connection with the offer and sale of the certificates exceed ten percent (10%) commission and a one-half of one percent (.5%) due diligence fee.

      Other Compensation Information. We will not pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice to induce such person to advise the investor to purchase certificates. This provision does not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling certificates.

Subscription Process

      Our certificates will be offered to the public through the underwriter and soliciting dealers. The certificates are being sold when, and if we receive and accept account applications. We have the right to accept or reject any application. If we reject your application, your funds will be returned to you, without interest. We will not accept applications for less than $1,000 for each maturity term of certificates.

      The underwriter may offer the certificates through its own registered representatives and broker-dealers who are members of the FINRA ("soliciting dealers"). The underwriter may re-allow to soliciting dealers a portion of its commissions, fees and reimbursable expenses payable to it under the distribution agreement. In no event will the compensation re-allowed by the underwriter to soliciting dealers exceed the total of compensation payable to the underwriter under the distribution agreement.

      Clients of soliciting dealers who wish to purchase certificates must remit payment for the purchase of certificates directly to the underwriter payable to "American Church Mortgage Company" and will receive a confirmation of their purchase directly from the underwriter.

      A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the underwriter on the first business day following the date upon which we advise the underwriter in writing that an application has been accepted. Generally, payment for certificates should accompany the account application. You may rescind your purchase of certificates for up to five (5) business days after you have received a final prospectus.

      The distribution agreement provides for reciprocal indemnification between us and the underwriter against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

      The foregoing discussion of the material terms and provisions of the distribution agreement is qualified in its entirety by reference to the detailed terms and provisions of the distribution agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

Determination of Investor Suitability

      We, the underwriter and each soliciting dealer will make reasonable efforts to determine that those persons being offered or sold the certificates are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The soliciting dealer must ascertain that you can reasonably benefit from an investment in our certificates. The following shall be relevant to such determination: (i) you are capable of understanding the fundamental aspects of our business, which capacity may be evidenced by the following: (a) employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with similar investments; (ii) you have apparent understanding of (a) the fundamental risk and possible financial hazards of this type of investment;
(b) the lack of liquidity of this investment; (c) that the investment will be directed and managed by the Advisor; and (d) the tax consequences of the investment; and (iii) you have the financial capability to invest in our certificates.

      By executing your account application, each soliciting dealer acknowledges its determination that the certificates are a suitable investment for you, and will be required to represent and warrant its compliance with the applicable laws requiring the determination of the suitability of the certificates as an investment for you. In addition to the foregoing, we will coordinate the processes and procedures utilized by the underwriter and soliciting dealers and, where necessary, implement additional reviews and procedures deemed necessary to determine that you meet the suitability standards set forth herein. The underwriter and/or the soliciting dealers must maintain for at least six (6) years a record of the information obtained to determine that you meet the suitability standards imposed on the offer and sale of certificates and your representation that you are investing for your own account or, in lieu of such representation, information indicating that you met the suitability standards.

Suitability of the Investment

      Our certificates are suitable only for investment by persons who have adequate financial means and can commit their investment for the full term of the certificates purchased. You will be required to provide us with certain financial information in your account application. You may purchase up to $5,000 of certificates if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and a minimum gross income (without regard to investment in the certificates) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. To purchase in excess of $5,000 of certificates, you must meet one of the following standards: (i) a net worth

(excluding home, home furnishings and automobiles) of at least $70,000 and a minimum gross income (without regard to investment in the certificates) of at least $70,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the certificates, you will represent satisfaction of the applicable suitability standards and acknowledge receipt of this prospectus.

      Suitability standards may be higher in certain states. Potential investors who are residents of Idaho, Iowa, Kansas or Washington should read Exhibit B for suitability requirements particular to their state. You must meet all of the applicable requirements set forth in the account application. Kansas residents will also be required to complete the Subscription Agreement that is part of the account application.

      The account application to be signed by all purchasers of the Series C Secured Investors Certificates contains an arbitration agreement. By this agreement, each purchaser agrees that all controversies relating to the Certificates will be determined by arbitration before the FINRA (formerly NASD). However, the arbitration agreement does not preclude investors from contacting state securities commissioners with respect to compliance with state securities laws or regulations in relation to a dispute or problem with an investment or their account.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to our bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                  LEGAL MATTERS

      Certain legal matters, including the legality of the certificates being offered hereby and certain federal income tax matters, are being passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.

                                     EXPERTS

      Our balance sheets as of December 31, 2007 and 2006 and related statements of operations, stockholder's equity and cash flows for the years ended December 31, 2007 and 2006 included in this prospectus have been audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent registered public accountants, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Certificates to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the Certificates to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

      We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our current and future SEC filings are and will be made publicly available, free of charge, on our website at http://www.church-loans.net under the heading "Regulatory Filings".

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements
   Audited Financial Statements
   Report of Independent Registered Public Accounting Firm ..............   F-2
   Balance Sheets as of December 31, 2007 and 2006 ......................   F-3
   Statements of Operations for the fiscal years ended December 31, 2007
      and 2006 ..........................................................   F-5
   Statements of Stockholders' Equity for the fiscal years ended December
      31, 2007 and 2006 .................................................   F-6
   Statements of Cash Flows for the fiscal years ended December 31, 2007
      and 2006 ..........................................................   F-7
   Notes to Financial Statements ........................................   F-9
   Unaudited Interim Financial Statements
   Condensed Balance Sheets as of September 30, 2008 and
     December 31, 2007 ..................................................  F-16
   Condensed Statements of Operations for the nine-month periods ended
     September 30, 2008 and 2007 ........................................  F-18
   Condensed Statements of Cash Flows for the nine-month periods ended
      September 30, 2008 and 2007 .......................................  F-19
   Notes to Unaudited Condensed Financial Statements ....................  F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Church Mortgage Company
Minnetonka, Minnesota

We have audited the accompanying balance sheets of American Church Mortgage Company as of December 31, 2007 and 2006 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. American Church Mortgage Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Church Mortgage Company as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                /s/ Boulay, Heutmaker, Zibell & Co., P.L.L.P. Certified Public Accountants

Minneapolis, Minnesota
March 28, 2008

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet

                                                                                       December 31,
                                 ASSETS                                             2007          2006
Current Assets
   Cash and equivalents                                                          $   285,118   $   232,258
   Accounts receivable                                                               112,546       136,709
   Interest receivable                                                               151,105       164,923
   Current maturities of mortgage loans receivable, net of allowance of
      $72,056 and $97,262 at December 31, 2007 and 2006                              907,812     3,073,619
   Current maturities of bond portfolio                                               41,000        79,000
   Prepaid expenses                                                                    7,072         8,372
                                                                                 -----------   -----------
            Total current assets                                                   1,504,653     3,694,881

Mortgage Loans Receivable, net of current maturities                              33,061,115    34,779,117

Real Estate Held for Sale, net of impairment reserve of $635,286 and
   $1,196,168 at December 31, 2007 and 2006                                        1,566,561     1,125,190

Deferred Secured Investor Certificates Offering Costs, net of accumulated
   amortization of $871,437 and $706,022 at December 31, 2007 and 2006               700,479       852,720

Deferred Line of Credit Costs, net of accumulated amortization of $36,652 at
   December 31, 2007                                                                 227,278             -

Bond Portfolio, net of current maturities and allowance of $100,000 at
   December 31, 2007                                                              11,222,713     9,471,697

Other                                                                                      -        60,000
                                                                                 -----------   -----------

     Total assets                                                                $48,282,799   $49,983,605
                                                                                 ===========   ===========

      Notes to Financial Statements are an integral part of this Statement.
================================================================================

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet

                                                                                      December 31
----------------------------------------------------------------------------------------------------------
       LIABILITIES AND STOCKHOLDERS' EQUITY                                         2007          2006
----------------------------------------------------------------------------------------------------------
Current Liabilities
   Current maturities of secured investor certificates                           $ 2,197,000   $ 3,169,000
   Line of credit                                                                  3,350,000     1,166,000
   Accounts payable                                                                   28,941        21,796
   Accounts payable - related party                                                        -         4,515
   Accrued expenses                                                                   18,022             -
   Building funds payable                                                             50,000        27,000
   Current maturities of deferred income                                              30,412        62,023
   Dividends payable                                                                 124,680       397,418
                                                                                 -----------   -----------
       Total current liabilities                                                   5,799,055     4,847,752

Deferred Income, net of current maturities                                           596,164       611,891

Secured Investor Certificates, Series A                                            6,008,000     8,807,000
Secured Investor Certificates, Series B                                           14,626,000    14,662,000

Stockholders' Equity
   Common stock, par value $.01 per share Authorized, 30,000,000 shares Issued
     and outstanding, 2,493,595 at December 31, 2007 and 2006                         24,936        24,936
   Additional paid-in capital                                                     22,927,644    22,927,644
   Accumulated deficit                                                            (1,699,000)   (1,897,618)
                                                                                 -----------   -----------
       Total stockholders' equity                                                 21,253,580    21,054,962
                                                                                 -----------   -----------

       Total liabilities and equity                                              $48,282,799   $49,983,605
                                                                                 ===========   ===========

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations

--------------------------------------------------------------------------------

                                                                                 Years ended December 31
----------------------------------------------------------------------------------------------------------
                                                                                    2007          2006
----------------------------------------------------------------------------------------------------------
Interest Income                                                                   $3,947,690    $3,927,765

Operating expenses
   Other operating expenses                                                          965,322       834,764
   Provision for losses on mortgage loans                                             33,101         8,682
   Provision for losses on bond portfolio                                            100,000             -
   Real estate impairment loss                                                       217,362       205,165
                                                                                  ========================
     Total operating expenses                                                      1,315,785     1,048,611
                                                                                  ------------------------

Operating Income                                                                   2,631,905     2,879,154

Other Expenses
   Interest expense                                                                1,778,715     1,724,986

Income Taxes                                                                               -             -
                                                                                  ========================

Net Income                                                                        $  853,190    $1,154,168
                                                                                  ========================

Basic and Diluted Income Per Common Share                                         $     0.34    $     0.46
                                                                                  ========================

Weighted Average Common Shares Outstanding                                         2,493,595     2,536,351
                                                                                  ========================

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Statement of Stockholders' Equity

                                                                   Common Stock         Additional
                                                                --------------------      Paid-In     Accumulated
                                                                 Shares      Amount       Capital       Deficit
-----------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005                                      2,551,568    $25,516   $23,416,468    ($1,566,511)

   Redemption of 57,973 shares of common stock                    (57,973)      (580)     (488,824)

   Net income                                                                                           1,154,168

   Dividends declared                                                                                  (1,485,275)
                                                               --------------------------------------------------

Balance, December 31, 2006                                      2,493,595    $24,936   $22,927,644    ($1,897,618)

   Net income                                                                                             853,190

   Dividends declared                                                                                    (654,572)
                                                               --------------------------------------------------

Balance, December 31, 2007                                      2,493,595    $24,936   $22,927,644    ($1,699,000)
                                                               --------------------------------------------------

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                            Statements of Cash Flows

--------------------------------------------------------------------------------

                                                                                  Years ended December 31
                                                                                  ------------------------
                                                                                     2007         2006
                                                                                  ----------   -----------
Cash Flows from Operating Activities
   Net income                                                                     $  853,190   $ 1,154,168
   Adjustments to reconcile net income to net cash from operating activities:
     Impairment loss on real estate                                                  217,362       205,165
     Provision for losses on mortgage loans receivable                                33,101         8,682
     Provision for losses on bond portfolio                                          100,000             -
     Amortization of deferred costs                                                  202,067       199,373
     Other                                                                            60,000             -
     Change in assets and liabilities
       Accounts receivable                                                            24,163       (27,267)
       Interest receivable                                                            13,818       (26,781)
       Prepaid expenses                                                                1,300        (8,372)
       Accounts payable                                                                2,630         6,971
       Accrued expenses                                                               18,022             -
       Deferred income                                                               (47,338)      117,312
                                                                                  ----------   -----------
       Net cash from operating activities                                          1,478,315     1,629,251

Cash Flows from Investing Activities
   Investment in mortgage loans receivable                                        (6,807,144)  (19,699,820)
   Collections of mortgage loans receivable                                        9,891,776     9,944,751
   Investments in bond portfolio                                                  (2,533,620)     (306,850)
   Proceeds from bond portfolio called/sold                                          720,604       658,020
                                                                                  ----------   -----------
       Net cash from (used for) investing activities                               1,271,616    (9,403,899)

Cash Flows from Financing Activities
   Proceeds from sale of property                                                    130,343             -
   Payments on line of credit, net                                                    61,185     1,166,000
   Proceeds from secured investor certificates                                             -     3,369,000
   Payments on secured investor certificate maturities                            (1,851,000)   (1,770,000)
   Payments for deferred costs                                                      (110,289)     (177,987)
   Stock redemptions                                                                       -      (489,404)
   Dividends paid                                                                   (927,310)   (1,454,646)
                                                                                  ----------   -----------
       Net cash (used for) from financing activities                              (2,697,071)      642,963
                                                                                  ----------   -----------

Net Increase (Decrease) in Cash and Equivalents                                       52,860    (7,131,685)

Cash and Equivalents - Beginning of Year                                             232,258     7,363,943
                                                                                  ----------   -----------

Cash and Equivalents - End of Year                                                $  285,118   $   232,258
                                                                                  ==========   ===========

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

--------------------------------------------------------------------------------

                                                                                  Years ended December 31
                                                                                  ------------------------
                                                                                    2007           2006
                                                                                  ----------    ----------
Supplemental Schedule of Noncash Financing and Investing Activities

   Dividends payable                                                              $  124,680    $  397,418
                                                                                  ==========    ==========

   Reclassification of mortgage and accounts receivable to real estate held
      for sale                                                                    $  789,076    $  573,108
                                                                                  ==========    ==========

   Mortgage loans closed but not paid                                             $   50,000    $   27,000
                                                                                  ==========    ==========

   Line of credit borrowings for deferred costs                                   $  166,815    $        -
                                                                                  ==========    ==========

   Line of credit borrowings used for payment of secured investor certificates    $1,956,000    $        -
                                                                                  ==========    ==========

Supplemental Cash Flow Information
   Cash paid during the year for Interest                                         $1,760,693    $1,724,986
                                                                                  ==========    ==========

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms established for individual organizations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the allowance for mortgage loans, real estate held for sale and the valuation of the bond portfolio. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains accounts primarily at two financial institutions. At times throughout the year, the Company's cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not Federally insured. At December 31, 2007 and 2006, such investments were $5,000 and $15,403, respectively. The Company has not experienced any losses in such accounts.

Bond Portfolio

The Company accounts for the bond portfolio under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies its bond portfolio as "available-for sale."
Available-for-sale bonds are carried at fair value. Although no ready public market for these bonds exists, management believes that cost approximates fair value, since the bonds are callable at any time by the issuer at par.

Allowance for Mortgage Loans Receivable

The Company records loans receivable at their estimated net realizable value. The Company's loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. The Company reserves for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of collection. Additionally, no interest income is recognized on impaired loans that are in the foreclosure process. At December 31, 2007, the Company reserved $72,056 for fourteen mortgage loans, of which four are three or more mortgage payments in arrears. Three of the loans are in the foreclosure process, of which one has declared bankruptcy. At December 31, 2006, the Company reserved $97,262 for twelve mortgage loans of which one was four mortgage payments in arrears and was in the foreclosure process.

The total impaired loans, which are loans that are in the foreclosure process or are no longer performing, were approximately $1,156,000 and $1,164,000 at December 31, 2007 and 2006, respectively.

Real Estate Held for Sale

Foreclosure was completed on a church located in Battle Creek, Michigan. The church congregation disbanded and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

Foreclosure was also completed on a church located in Tyler, Texas. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

A deed in lieu of foreclosure was received from a church located in Cleveland, Ohio. The Company took possession of the church and listed the property for sale through a local realtor. The sale of the property was completed on January 18, 2008. The property sold for approximately $215,000 and the Company received approximately $182,000 from the sale of the property after closing costs and realtor fees. The Company subsequently realized a tax deductible loss on the property totaling approximately $221,000.

Foreclosure was completed on a church located in Dayton, Ohio. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company took possession of the church and listed the property for sale through a local realtor.

Foreclosure was also completed on a church located in Dallas, Texas. The Company took possession of the property. The Company received an earnest money deposit from a buyer who is currently in the process of obtaining a certificate of occupancy. When the certificate of occupancy is obtained, the sale of the property will be completed.

The Company recorded the real estate held for sale at fair value, which is net of the expected expenses related to the sale of the real estate.

Carrying Value of Long-lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that the carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Deferred Loan Costs

Deferred loan costs are amortized over the respective terms of the secured investor certificates and the line of credit using the straight-line method which approximates the effective interest method.

Revenue Recognition

Interest income on mortgage loans and the bond portfolio is recognized as earned. Deferred income represents loan origination fees, which are recognized over the life of the loan as an adjustment to the yield on the loan.

Income Taxes

The Company elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company is not subject to Federal income tax to the extent of distributions to its stockholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

Income Per Common Share

No adjustments were made to income for the purpose of calculating earnings per share, as there were no potential dilutive shares outstanding.

Recently Issued Accounting Pronouncements

In September  2006,  the  Financial  Accounting  Standards  Board (FASB)  issued
Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for (1) financial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years and (2) certain non-financial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is evaluating the effect, if any, that the adoption of SFAS 157 will have on its results of operations, financial position, and the related disclosures.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (Accounting for Certain Investments in Debt and Equity Securities). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is evaluating the effect, if any, that the adoption of SFAS 159 will have on its results of operations, financial position, and the related disclosures.

Repurchase of Common Stock

Although our common shares are not redeemable by us, we may, at our complete discretion, repurchase shares offered to us from time to time by our shareholders. In such event, we may pay whatever price Church Loan Advisors, Inc., the "Advisor" to the Company, deems appropriate and reasonable, and any such shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends and will cease to have voting rights. Shares that may be purchased are not part of a publicly announced plan to repurchase shares nor does the Company plan or anticipate any stock repurchase plans.

2. MORTGAGE LOANS AND BOND PORTFOLIO

At December 31, 2007, the Company had first mortgage loans receivable totaling $34,040,983. The loans bear interest ranging from 7.50% to 12.00% at December 31, 2007. At December 31, 2006, the Company had first mortgage loans receivable totaling $37,949,998 that bore interest ranging from 7.75% to 12.00%.

The Company also had a portfolio of secured church bonds at December 31, 2007 and 2006, which are carried at cost plus amortized interest income, which approximates fair value since the bonds are callable at any time by the issuer at par. The bonds pay either semi-annual or quarterly interest ranging from 4.50% to 12.00%. The combined principal of $11,392,790 at December 31, 2007 is due at various maturity dates between February 1, 2008 and November 15, 2037. Eight bond issues comprised 85% of the Company's bond portfolio at December 31, 2007. Six bond issues comprised 85% of the Company's bond portfolio at December 31, 2006. The Company recorded an allowance of $100,000 at December 31, 2007 for one bond series that is in default. This bond series is approximately 18% of the bond portfolio at December 31, 2007. The Company had maturities of bonds of approximately $730,000 and $658,000 in 2007 and 2006, respectively. The Company purchased approximately $2,534,000 and $307,000 of bonds in 2007 and 2006, respectively.

The contractual maturity schedule for mortgage loans and the bond portfolio as of December 31, 2007, is as follows:

                                     Mortgage Loans   Bond Portfolio
                                     --------------   --------------

   2008                                $   979,868      $    41,000
   2009                                    788,205           52,000
   2010                                  1,292,126          164,000
   2011                                    922,221          516,000
   2012                                    998,478          346,000
   Thereafter                           29,060,085       10,273,790
                                       -----------      -----------
                                        34,040,983       11,392,790
   Less loan loss and bond reserves        (72,056)        (100,000)
   Less discount from par                                   (29,077)
                                       -----------      -----------

      Totals                           $33,968,927      $11,263,713
                                       ===========      ===========

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

The Company currently owns $2,035,000 First Mortgage Bonds issued by St. Agnes Missionary Baptist Church. St. Agnes defaulted on its payment obligations to bondholders. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding regarding three properties in November 2007. The Company, along with all other bondholders, has a superior lien over all other creditors. No accrual for interest receivable from the bonds is recorded by the Company.

The church listed all three of its properties for sale for an aggregate price of $19,166,668. The bondholders are currently owed $13,027,000 excluding any accrued interest, fees or expenses. Herring Bank, Amarillo, Texas is trustee for the first mortgage bondholders. Herring Bank and its legal counsel are monitoring the bankruptcy process and will advise the bondholders of the church's re-organization plans when made available. The Company reserved $100,000 for the bonds at December 31, 2007. When additional information regarding the Church's reorganization plan is provided, the Company will determine whether an additional valuation adjustment for the bond investment should be recorded.

3. SECURED INVESTOR CERTIFICATES

Secured investor certificates (see Note 6) are collateralized by certain mortgage loans receivable or secured church bonds of approximately the same value as the certificates. Additionally, the Company incurred deferred offering costs related to the debt offerings. The maturity schedule for the secured investor certificates at December 31, 2007 is as follows:

                                     Secured Investor
                                       Certificates
                                     ----------------

   2008                                 $ 2,197,000
   2009                                   4,024,000
   2010                                   1,145,000
   2011                                     680,000
   2012                                   1,167,000
   Thereafter                            13,618,000
                                        -----------

      Totals                            $22,831,000
                                        ===========

Interest expense related to these Certificates for the years ended December 31, 2007 and 2006, respectively, is approximately $1,657,000 and $1,724,000. The weighted average interest rate on the certificates was 7.34% and 7.33% for 2007 and 2006, respectfully.

4. TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc., Minnetonka, Minnesota ("Advisor"). The Advisor is responsible for the day-to-day operations of the Company and provides office space, administrative services and personnel.

Under the terms of the Advisory Agreement, the Company pays the Advisor an annual base management fee of 1.25% of average invested assets (generally defined as the average of the aggregate book value of the assets invested in first mortgage bonds and loans secured by real estate) up to $35 million, 1.00% of assets from $35 million to $50 million, and 0.75% on assets in excess of $50 million, which is payable on a monthly basis. The Advisor also receives one-half of the origination fees paid by a mortgage loan borrower in connection with a mortgage loan made or renewed by the Company. The Company paid Advisor management and origination fees of approximately $487,000 and $573,000 during 2007 and 2006, respectively. At December 31, 2006, the Company had a payable of approximately $5,000 due to the Advisor.

The Advisor and the Company are related through common ownership and common management. See Notes 1 and 6 for additional transactions.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

5.  INCOME TAXES

As discussed in Note 1, a REIT is subject to taxation to the extent that taxable income exceeds dividend distributions to shareholders. In order to maintain status as a REIT, the Company is required to distribute at least 90% of its taxable income. In 2007, the Company had pretax income of $853,190 and distributions to shareholders in the form of dividends during the tax year of $654,572. The expected tax expense to the Company, pre-dividends would have been $290,085. In 2006, the Company had pretax income $1,154,168 and distributions to shareholders in the form of dividends during the tax year of $1,485,275. The expected tax expense to the Company, pre-dividends, would have been $392,417 in 2006. The Company paid out 100% of taxable income in dividends in 2007 and 2006.

The following reconciles the income tax provision with the expected provision obtained by applying statutory rates to pretax income:

                                                             2007        2006
                                                          ---------   ---------

   Expected tax expense                                   $ 290,085   $ 392,417
   Realized Tax Loss                                       (284,427)          -
   Benefit of REIT distributions                           (129,118)   (504,994)
   Valuation allowance                                       63,460     112,577
                                                          ---------   ---------

         Total provision                                  $ (60,000)  $       -
                                                          =========   =========

The components of deferred income taxes are as follows:

                                                             2007        2006
                                                          ---------   ---------

   Loan origination fees                                  $ 213,036   $ 229,131
   Loan loss allowance                                       58,499      33,069
   Real-estate impairment                                   215,997     406,697
   Valuation allowance                                     (487,532)   (608,897)
                                                          ---------   ---------

      Total deferred income tax                           $       -   $  60,000
                                                          =========   =========

The total deferred tax assets are as follows:

                                                             2007        2006
                                                          ---------   ---------

   Deferred tax assets                                    $ 487,532   $ 668,897
   Deferred tax asset valuation allowance                  (487,532)   (608,897)
                                                          ---------   ---------

         Net deferred tax asset                           $       -   $  60,000
                                                          =========   =========

The change in the valuation allowance was approximately $63,000 and $113,000 for 2007 and 2006, respectively.

6. PUBLIC OFFERINGS OF THE COMPANY

In July 2004, the Company filed a Registration Statement with the Securities and Exchange Commission for a second public offering of debt securities, which the Securities and Exchange Commission declared effective October 7, 2004. The
Company concluded the offering on October 7, 2006. The Company offered $23,000,000 principal amount of its Series B secured investor certificates. Certificates could be purchased in any multiple of $1,000. We sold $14,860,000 of secured investor certificates during the offering.

Pursuant to the terms of the Underwriting Agreement, the Company incurred commissions and non-reimbursable expenses and paid approximately $173,000 during 2006 in connection with these public offerings to the managing underwriter and participating broker-dealers.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows at December 31, 2007 and 2006:

                                           2007                        2006
                                -------------------------   -------------------------
                                 Carrying         Fair       Carrying         Fair
                                  Amount         Value        Amount         Value
                                -----------   -----------   -----------   -----------
 Cash and equivalents           $   285,118   $   285,118   $   232,258   $   232,258
 Accounts receivable                112,546       112,546       136,709       136,709
 Interest receivable                151,105       151,105       164,923       164,923
 Mortgage loans receivable       33,968,927    33,968,927    37,852,736    37,852,736
 Bond portfolio                  11,263,713    11,263,713     9,550,697     9,550,697
 Secured investor certificates   22,831,000    22,831,000    26,638,000    26,638,000

The carrying value of cash and equivalents approximates fair value. The carrying value of the mortgage loans receivable approximates fair value because of the substantial turnover and activity in this portfolio. The carrying value of the bond portfolio approximates amortized cost since our bonds are callable at any time by the issuer at par. The carrying value of the secured investor certificates approximates fair value because the interest rates at which the certificates have been sold have not changed significantly in the past year.

8. LINE OF CREDIT

The Company obtained a $1,000,000 line of credit with its bank on July 22, 1999, which was increased to $2,000,000 on March 18, 2002 and increased to $3,000,000 on February 13, 2007, subject to certain borrowing base limitations, through August 1, 2007. Interest was charged at 0.50% over the prime rate, which totaled 8.75% at December 31, 2007. The line of credit was fully paid on July 26, 2007 by the KeyBank facility discussed below, leaving no balance outstanding at December 31, 2007. There was interest expense in the amount of approximately $41,000 related to the line of credit for December 31, 2007.

On July 26, 2007, the Company entered into a three-year, adjustable rate, $15 million revolving credit facility with KeyBank National Association. There was a balance of $3,350,000 outstanding at December 31, 2007. There was interest expense in the amount of approximately $86,000 related to the facility for December 31, 2007. Interest is charged at the LIBOR rate plus an applicable margin, which was 1.50% at December 31, 2007. The total interest rate was 6.56% at December 31, 2007. The applicable margin is indexed based upon the Company's financial performance as described below.

The Credit Agreement contains customary affirmative and negative covenants. The financial covenants include borrowing base restrictions, a maximum indebtedness to assets ratio, a minimum cash flow coverage ratio, a minimum tangible net worth ratio, and a maximum non-performing assets ratio. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from KeyBank or the lenders under the Credit Agreement. The Credit Agreement also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default. Additionally, under certain circumstances, total availability under the credit facility can be increased to $25 million. The revolving credit facility is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's Series "A" and Series "B" secured investor certificates

The Company's applicable margin rate is currently 1.50% over LIBOR for LIBOR rate loans and 0.25% over prime rate for base rate loans. Based on the Company's borrowing base adjusted leverage ratio this applicable margin can be adjusted, on any date of determination, either upward or downward based on the following schedule:

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2007 and 2006

                                                 Per Annum Percentage for LIBOR   Per Annum Percentage for Base
      Total Leverage Ratio:                                   Loans                         Rate Loans
---------------------------------                ------------------------------   -----------------------------
Greater than or equal to 60%                                  1.875%                          0.50%

Less than 60% but greater than or
equal to 55%                                                   1.50%                          0.25%

Less than 55%                                                  1.35%                          0.00%

The total leverage ratio is determined by dividing total liabilities by total adjusted tangible asset value.

                        AMERICAN CHURCH MORTGAGE COMPANY

                            Condensed Balance Sheets

---------------------------------------------------------------------------------------------------
                                ASSETS                     September 30, 2008   December 31, 2007
---------------------------------------------------------------------------------------------------
                                                              (Unaudited)
Current Assets
    Cash and equivalents                                      $   516,190           $   285,118
    Accounts receivable                                           119,189               112,546
    Interest receivable                                           153,595               151,105
    Current maturities of mortgage loans receivable, net of
          allowance of $71,035 at September 30, 2008 and
          $72,056 at December 31, 2007                            646,016               907,812
    Current maturities of bond portfolio                           53,000                41,000
    Prepaid expenses                                               15,358                 7,072
                                                              -----------           -----------
            Total current assets                                1,514,348             1,504,653


Mortgage Loans Receivable, net of current maturities           33,124,302            33,061,115

Real Estate Held for Sale                                       1,165,125             1,566,561

Deferred Secured Investor Certificates Offering Costs,
    net of accumulated amortization of $951,159 at
    September 30, 2008 and $871,437 at December 31, 2007          637,042               700,479

Deferred Line of Credit Costs, net of accumulated
    amortization of $656 at September 30, 2008 and
 $36,652 at December 31, 2007                                      15,094               227,278

Bond Portfolio, net of current maturities and allowance of
    $300,000 at September 30, 2008 and $100,000 at
    December 31, 2007                                          11,629,585            11,222,713
                                                              -----------           -----------
            Total Assets                                      $48,074,496           $48,282,799
                                                              ===========           ===========

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                  AMERICAN CHURCH MORTGAGE COMPANY

                      Condensed Balance Sheets

-----------------------------------------------------------------------------------------------------
                LIABILITIES AND STOCKHOLDERS' EQUITY       September 30, 2008    December 31, 2007
-----------------------------------------------------------------------------------------------------
                                                              (Unaudited)
Current Liabilities
    Current maturities of secured investor certificates      $  2,502,000          $  2,197,000
    Line of credit                                              4,200,000             3,350,000
    Accounts payable                                               21,995                28,941
    Accrued expenses                                                9,333                18,022
    Building funds payable                                        577,595                50,000
    Current maturities of deferred income                          30,165                30,412
    Dividends payable                                             247,208               124,680
                                                             ------------          ------------
            Total current liabilities                           7,588,296             5,799,055


Deferred Income, net of current maturities                        577,614               596,164


Secured Investor Certificates, Series A                         4,843,000             6,008,000
Secured Investor Certificates, Series B                        14,608,000            14,626,000

Stockholders' Equity
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 2,472,081 at September 30,
           2008 and 2,493,595 at December 31, 2007                 24,721                24,936
    Additional paid-in capital                                 22,814,911            22,927,644
    Accumulated deficit                                        (2,382,046)           (1,699,000)
                                                             ------------          ------------
            Total stockholders' equity                         20,457,586            21,253,580
                                                             ------------          ------------

            Total liabilities and equity                     $ 48,074,496          $ 48,282,799
                                                             ============          ============


Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                       Condensed Statements of Operations

------------------------------------------------------------------------------------------------------------------------
                                                                                         Nine Months Ended
                                                                              September 30, 2008    September 30, 2007
------------------------------------------------------------------------------------------------------------------------
                                                                                  (Unaudited)             (Unaudited)
Revenues
Interest income loans                                                           $   2,156,934           $   2,306,493
Interest income bonds                                                                 553,776                 578,891
Capital gains realized                                                                 20,890                  13,287
Origination income                                                                     69,958                 135,542
                                                                                -------------           -------------
Total revenues                                                                      2,801,558               3,034,213

Operating expenses
Professional fees                                                                     120,899                  52,304
Provision for losses on mortgage loans receivable                                      31,730                  33,101
Real estate held for sale impairment                                                  305,779                 161,805
Provision for losses on bonds                                                         200,000                       -
Costs associated with real estate held for sale                                       129,918                 107,643
Director fees                                                                           3,200                   3,600
Advisory fees                                                                         299,772                 312,905
Amortization expense                                                                  307,656                 150,914
Other                                                                                  55,757                  60,710
Total operating expenses                                                            1,454,711                 882,982
                                                                                -------------           -------------

Operating Income                                                                    1,346,847               2,151,231

Other Expense
    Interest expense                                                                1,286,118               1,334,115
                                                                                -------------           -------------

Net Income                                                                      $      60,729           $     817,116
                                                                                =============           =============

Basic and Diluted Income Per Share                                              $        0.02           $        0.33
                                                                                =============           =============

Dividends Declared Per Share                                                    $        0.30           $        0.21
                                                                                =============           =============

Weighted Average Shares Outstanding - Basic and Diluted                             2,483,231               2,493,595

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Condensed Statement of Cash Flows

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                             Nine Months Ended September 30,
                                                                  2008               2007
---------------------------------------------------------------------------------------------
                                                                        (Unaudited)
Cash Flows from Operating Activities
   Net income                                                 $    60,729        $   817,116
   Adjustments to reconcile net income to net cash from
      operating activities:
      Impairment loss on real estate held for sale                305,779            161,805
      Provision for losses on mortgage loans receivable            31,730             33,101
      Provision for losses on bond portfolio                      200,000
      Amortization expense                                        307,656            150,180
      Change in assets and liabilities
         Accounts receivable                                      (32,435)           (41,147)
         Interest receivable                                       (2,490)            24,366
         Prepaid expenses                                          (8,286)            (3,261)
         Accounts payable                                          (6,946)            25,185
         Accrued expenses                                          (8,689)                 -
         Deferred income                                          (18,797)           (81,783)
                                                              -----------        -----------
         Net cash from operating activities                       828,251          1,085,562

Cash Flows from Investing Activities
   Investment in mortgage loans                                (1,309,214)        (4,284,088)
   Collections of mortgage loans                                1,944,605          9,204,813
   Investment in bond portfolio                                (1,069,655)        (2,203,460)
   Proceeds from bond portfolio                                   450,783            149,192
                                                              -----------        -----------
         Net cash provided by investing activities                 16,519          2,866,457

Cash Flows from Financing Activities
   Proceeds from sale of property                                 180,532            130,343
   Proceeds from (payments on) line of credit, net                850,000         (1,488,815)
   Payments on secured investor certificate maturities           (878,000)        (1,595,000)
   Payments for deferred costs                                    (32,035)          (103,668)
   Stock redemptions                                             (112,948)                 -
   Dividends paid                                                (621,247)          (864,969)
                                                              -----------        -----------
         Net cash used for financing activities                  (613,698)        (3,922,109)
                                                              -----------        -----------

Net Increase in Cash and Equivalents                              231,072             29,910

Cash and Equivalents - Beginning of Year                          285,118            232,258
                                                              -----------        -----------

Cash and Equivalents - End of Year                            $   516,190        $   262,168
                                                              ===========        ===========

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

----------------------------------------------------------------------------------------------------
                                                                   Nine Months Ended September 30,
                                                                     2008                   2007
----------------------------------------------------------------------------------------------------
                                                                             (Unaudited)
Supplemental Schedule of Noncash Financing and Investing
   Activities

      Dividends payable                                           $   247,208            $   62,341
                                                                  ===========            ==========

      Mortgage and accounts receivable transferred to
         real estate held for sale                                $   735,990            $1,189,676
                                                                  ===========            ==========

      Reclassification of real estate held for sale
         transferred to mortgage receivable                       $   645,000            $        -
                                                                  ===========            ==========

Supplemental Cash Flow Information
   Cash paid during the period for Interest                       $ 1,294,807            $1,334,115
                                                                  ===========            ==========

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2008

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions for interim statements and, therefore, do not include all information and disclosures necessary for fair presentation of results of operations, financial position, and changes in cash flow in conformity with generally accepted accounting principles. However, in the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for fair presentation of financial position, results of operations, and cash flows for the period presented.

The unaudited condensed financial statements of the Company should be read in conjunction with its December 31, 2007 audited financial statements included in the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission for the year ended December 31, 2007. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company engages primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms established for individual organizations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the realizability of the mortgage loans, the valuation of real estate held for sale, and valuation of the bond portfolio. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains accounts primarily at two financial institutions. At times throughout the year, the Company's cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not Federally insured. At September 30, 2008 and December 31, 2007, such investments were $5,000. The Company has not experienced any losses in such accounts.

Bond Portfolio

The Company accounts for the bond portfolio under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies its bond portfolio as "available-for sale."
Available-for-sale bonds are carried at fair value. Although no ready public market for these bonds exists, management believes the cost approximates fair value, since the bonds are callable at any time by the issuer at par.

Allowance for Mortgage Loans Receivable

The Company records mortgage loans receivable at their estimated net realizable value, which is the unpaid principal balance less the allowance for mortgage loans. The Company's loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. The Company reserves for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of collection. Additionally, no

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2008

interest income is recognized on non-performing loans that are in the foreclosure process. At December 31, 2007, the Company reserved approximately $72,000 for fourteen mortgage loans, of which four churchs were three or more mortgage payments in arrears. Three of the loans were in the foreclosure process, of which one church had declared bankruptcy. At September 30, 2008, the Company reserved approximately $71,000 for eleven mortgage loans, of which five churches are three or more mortgage payments in arrears and one church is in the foreclosure process.

The total value of non-performing loans, which are loans that are in the foreclosure process or are no longer performing, was approximately $238,000 and $1,156,000 at September 30, 2008 and December 31, 2007, respectively, which the Company believes is adequately secured by the underlying collateral.

Real Estate Held for Sale

Foreclosure was completed on a church located in Battle Creek, Michigan. The church congregation disbanded and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

Foreclosure was completed on a church located in Tyler, Texas. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

A deed in lieu of foreclosure was received from a church located in Cleveland, Ohio. The Company took possession of the church and listed the property for sale through a local realtor. The sale of the property was completed on January 18, 2008. The property sold for approximately $215,000 and the Company received proceeds of approximately $181,000 from the sale of the property after closing costs and realtor fees. The Company realized a tax deductible loss on the property totaling approximately $221,000.

Foreclosure was completed on a church located in Dayton, Ohio. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company took possession of the church and listed the property for sale through a local realtor.

Foreclosure was completed on a church located in Dallas, Texas. The Company took possession of the property and received an earnest money deposit from a buyer who needed to obtain a certificate of occupancy. The certificate of occupancy was obtained, and the sale of the property was completed on September 30, 2008. The property sold for approximately $645,000. The Company recognized a tax-deductible loss on the property totaling approximately $180,000.

Foreclosure was completed on a church located in Anderson, Indiana. The Company took possession of the property in May 2008, and is currently preparing the property to be listed for sale.

Foreclosure was completed on a church located in Lancaster, Texas. The Company took possession of the property in July 2008 and has listed the property for sale. In order to obtain a certificate of occupancy, a new parking lot must be completed, as the previous owner began to replace the parking lot without city approval. The Company will most likely need to reduce the price of the property by the cost of the new parking lot.

The Company recorded the real estate held for sale at fair value, which is net of the expected expenses related to the sale of the real estate.

Carrying Value of Long-lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that the carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of the estimated useful life.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2008

Recoverability is assessed based on the carrying amount of the asset and fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Revenue Recognition

Interest income on mortgage loans and the bond portfolio is recognized as earned. Deferred income represents cash received for loan origination fees, which are recognized as revenue over the life of the loan as an adjustment to the yield on the loan.

2. FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standard No. 157, "Fair Value Measurements" (SFAS 157), as it applies to our financial instruments, and Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (SFAS 159). SFAS 157 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. SFAS 159 permits companies to irrevocably choose to measure certain financial instruments and other items at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities.

Under SFAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. SFAS 157 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. SFAS 157 requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for the bond portfolio, which is required by authoritative accounting guidance to be recorded at fair value in our Balance Sheets, the Company elected not to record any other financial assets or liabilities at fair value, as permitted by SFAS 159. No events occurred during the nine months ended September 30, 2008 which would require adjustment to the recognized balances of assets or liabilities which are recorded at fair value on a nonrecurring basis.

The following table summarizes the Company's financial instruments that were measured at fair value on a recurring basis at September 30, 2008.

                                                                    Fair Value
                                                                    Measurement
                                                      Fair Value      Level 3
                                                     -----------    -----------

   Bond portfolio                                    $11,682,585    $11,682,585
                                                     ===========    ===========

We determine the fair value of the bond portfolio shown in the table above by using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of the bonds. The analysis reflects the contractual terms of the bonds, which are callable by the issuer at any time, including the period to maturity and the anticipated cash flows of the bonds and uses observable market-based inputs.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2008

The change in level 3 assets measured at fair value on a recurring basis is summarized as follows at September 30, 2008:
                                                                  Bond Portfolio
                                                                  --------------
   Beginning balance January 1, 2008                               $11,263,713
   Purchases                                                         1,069,655
   Proceeds                                                           (450,783)
   Reserves                                                           (200,000)
   Unrealized gains                                                    245,000
   Callability provision                                              (245,000)
                                                                   -----------

   Ending balance September 30, 2008                               $11,682,585
                                                                   ===========

3. MORTGAGE LOANS AND BOND PORTFOLIO

At September 30, 2008, the Company had first mortgage loans receivable totaling $33,841,353. The loans bear interest ranging from 5.00% to 12.00% at September 30, 2008.

The Company also had a portfolio of secured church bonds at September 30, 2008. The bonds pay either semi-annual or quarterly interest ranging from 4.50% to 12.00%. The aggregate principal amount of secured church bonds equaled $12,018,000 at September 30, 2008. This amount is due at various maturity dates between December 15, 2008 and February 15, 2039.

The contractual maturity schedule for mortgage loans and the bond portfolio as of September 30, 2008, is as follows:

                                                 Mortgage Loans   Bond Portfolio
                                                 --------------   --------------
October 1, 2008 through September 30, 2009        $    717,051     $     53,000
October 1, 2009 through December 31, 2009              188,297           27,000
2010                                                 1,216,512          175,000
2011                                                   851,394          525,000
2012                                                   938,452          351,000
Thereafter                                          29,929,647       10,887,000
                                                  ------------     ------------
                                                    33,841,353       12,018,000
Less loan loss and bond reserves                       (71,035)        (300,000)
Less discount from par                                       -          (35,415)
                                                  ------------     ------------

  Totals                                          $ 33,770,318     $ 11,682,585
                                                  ============     ============

The Company currently owns $2,035,000 First Mortgage Bonds issued by St. Agnes Missionary Baptist Church located in Houston, Texas. St. Agnes defaulted on its payment obligations to bondholders. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding regarding the three properties that secure the church bonds in November 2007, which was dismissed in September 2008, and the church was subsequently foreclosed upon. The Company, along with all other bondholders, has a superior lien over all other creditors. No accrual for interest receivable from the bonds is recorded by the Company. The Company reserved $300,000 for the bonds at September 30, 2008 and $100,000 at December 31, 2007.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2008

4. SECURED INVESTOR CERTIFICATES

Secured investor certificates are collateralized by certain mortgage loans receivable or secured church bonds of approximately the same value as the certificates. The weighted average interest rate on the certificates was 6.79% at September 30, 2008. The maturity schedule for the secured investor certificates at September 30, 2008 is as follows:

                                                                      Secured
                                                                     Investor
                                                                   Certificates
                                                                   -------------

   October 1, 2008 through September 30, 2009                       $ 2,502,000
   October 1, 2009 through December 31, 2009                          2,058,000
   2010                                                               1,151,000
   2011                                                                 850,000
   2012                                                               1,167,000
   Thereafter                                                        14,225,000
                                                                    -----------

     Totals                                                         $21,953,000
                                                                    ===========

Interest expense related to these certificates was approximately $1,142,000 and $1,266,000 for the nine months ended September 30, 2008 and 2007, respectively.

In October 2008, the Company filed a registration statement with the Securities and Exchange Commission to offer Series "C" secured investors certificates of $20,000,000. Upon being declared effective by the SEC, the certificates will be offered in multiples of $1,000 with interest rates ranging from 6.25% to 7.25%, subject to changing market rates, and maturities from 13 to 20 years. The certificates will be collateralized by certain mortgage loans receivable and church bonds of approximately the same value.

5. TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc., Minnetonka, Minnesota ("Advisor"). The Advisor is responsible for the day-to-day operations of the Company and provides office space, administrative services and personnel. The Advisor and the Company are related through common ownership and common management. The Company paid the Advisor management and origination fees of approximately $342,000 and $331,000 for the nine months ended September 30, 2008 and 2007, respectively. The Company repurchased approximately 22,000 common stock shares from American Investors Group, Inc. for approximately $5.25 per share in the nine months ended September 30, 2008. American Investors Group, Inc. is related to the Company through common management.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows at September 30, 2008 and December 31, 2007:

                                           September 30, 2008         December 31, 2007
                                         -----------------------   -----------------------
                                          Carrying       Fair       Carrying       Fair
                                           Amount       Value        Amount       Value
                                         ----------   ----------   ----------   ----------
Cash and equivalents                     $  516,190   $  516,190   $  285,118   $  285,118
Accounts receivable                         119,189      119,189      112,546      112,546
Interest receivable                         153,595      153,595      151,105      151,105
Mortgage loans receivable                33,770,318   32,819,125   33,968,927   33,968,927
Bond portfolio                           11,682,585   11,682,585   11,263,713   11,263,713
Secured investor certificates            21,953,000   21,953,000   22,831,000   22,831,000

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2008

At September 30, 2008, the fair value of the mortgage loan portfolio is less than the carrying value as the portfolio is currently yielding a lower rate than similar mortgages with similar terms for borrowers with similar credit quality. The changes in the credit markets in which we transact has experienced an increase in interest rates resulting in the fair value of the mortgage loans falling during the nine months ended September 30, 2008. The carrying value of the bond portfolio approximates amortized cost since our bonds are callable at any time by the issuer at par and the bond portfolio yield is currently lower than the interest rates on similar instruments. The carrying value of the secured investor certificates approximates fair value because the interest rates at which the certificates have been sold have not changed significantly.

7. LINE OF CREDIT

The Company obtained an $8,000,000 line of credit with Beacon Bank replacing the $15 million revolving credit facility with KeyBank National Association. Advances on the new line of credit are available up to $4,500,000, subject to borrowing base limitations, until Beacon Bank participates out the remaining portion of the line of credit up to $8,000,000. Interest on the new line of credit is charged monthly at the prime rate with minimum interest of 5.00%. When the prime rate is greater than 6.00%, the interest rate will be the prime rate less .50%, subject to a minimum interest rate of 6.00%. The line of credit is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's Series "A" and Series "B" secured investor certificates. At September 30, 2008, the interest rate on the facility is 5.00% and we had an outstanding balance of $4,200,000.

                                                           Exhibit A

                                                --------------------------------------------------------------------------------

[LOGO]   AMERICAN INVESTORS GROUP, INC.         Account Application                                  Account Number:
                                                [ ] New Account (check one)                          ___________________
           10237 Yellow Circle Drive            [ ] Update                    Years Known: _______
             Minnetonka, MN 55343
                                                --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
1.    Account Registration: (Check One):
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
[ ] Individual         [ ] Joint Tenants with Rights of Survivorship    [ ] Corporate*             [ ] Non-Profit*
[ ] Custodial          [ ] Community Property                           [ ] Partnership*           [ ] Trust*
[ ] Investment Club*   [ ] Pension/Profit Sharing Plan*                 [ ] Sole Proprietorship*   [ ] Estate*
[ ] IRA*               [ ] Joint Tenants in Common (50%/50% unless otherwise noted ____% ____%)    [ ] TOD/POD
* Additional Paperwork May Be Required
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
2.    Account Registration:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

________________________________________________________________________________________________________________________________
Full Legal Name: Individual/Corporation/Trust/TRA Trustee                                         Social Security Number

________________________________________________________________________________________________________________________________
Full Legal Name: Co-Applicant/Minor/Trustees                                                      Social Security Number

________________________________________________________________________________________________________________________________
Home Address: (P.O. Box Unacceptable)                      City             State            Zip       Length at Residence

________________________________________________________________________________________________________________________________
Alternate Mailing Address (P.O. Box Acceptable)            City             State            Zip

_________________        ____________________________       ____________________      __________________________________________
Date of Birth            Date of Birth (Co-Applicant)       Daytime Phone             Evening Phone

_________________________       ________________________________________________      __________________________________________
Fax Number                      E-mail Address                                        Name of your Bank

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
3.    Customer Identification Program (CIP)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
To help the United States fight the funding of terrorism and money laundering activities, Federal law requires us to obtain, verify and record information that identifies each person who opens an account with us.

Individuals: [ ] Driver's License [ ] Govt. or State Issued I.D. [ ] Passport Entities: [ ] Trust Agreement Dated: __________

Issuer: ____________________________________________________________________            [ ] Articles of Incorporation

I.D. Number: _______________________________________________________________            [ ] Partnership Agreement

Date of Issuance: ____________________ Date of Expiration __________________  Other: ________________________________________

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.    Investor Information
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Marital Status: [ ] Single [ ] Married [ ] Divorced [ ] Widowed Number of Dependents: ________ U.S. Citizen? [ ] Yes [ ] No*

Employment Information: (Please specify if unemployed, retired, homemaker or student. If unemployed or retired please indicate your former occupation)

________________________________________________________________________________________________________________________________
Employer (If self-employed, please specify name of business.)                           Occupation or former Occupation

____________________________
Length of current Employment

Co-Applicant's Employment Information: (please specify if unemployed, retired, homemaker or student. If unemployed or retired please indicate your former occupation)

________________________________________________________________________________________________________________________________
Employer (If self-employed, please specify name of business.)                           Occupation or former Occupation

____________________________
Length of Current Employment

Office Use Only: ACCT. #: _______________ CONS. ACCT #: ____________ LAST NAME: _______________________
FIRST NAME: ________________ REP NO. ___________ REP. LAST NAME: _______________________

--------------------------------------------------------------------------------------------------------------------------------

                                                                                     American Investors Group, Inc. (10/07/03)

                                                --------------------------------------------------------------------------------

[LOGO]   AMERICAN INVESTORS GROUP, INC.         Account Application                                  Account Number:
                                                (Continued)                                          __________________
           10237 Yellow Circle Drive
             Minnetonka, MN 55343
                                                --------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
4.    Investor Information (Continued):
--------------------------------------------------------------------------------------------------------------------------------

Investment Objectives   (Check all that apply):

[ ] Capital Preservation: Preserving the value or your existing assets by investing in securities with a smaller degree of risk of loss of principal.

[ ] Income: Generating current income rather than generating capital appreciation.

[ ] Growth: Generating capital appreciation by investing in securities with a higher degree of volatility and risk of loss of principal, which will generate little if any current income.

[ ] Speculation: Trading volatile securities with a higher than average possibility of loss of principal with the hope of achieving significant capital appreciation.

Financial Information - Primary Applicant:       [ ] Check Here If You Are Combining Financial Information
--------------------------------------------------------------------------------------------------------------------------------
                                                                                        Estimated Liquid Net Worth
     Investment Experience                                                                 (Cash, Bank C.D.'s,
         (# of Years)             Estimated Annual Income      Estimated Net Worth          Liquid Securities)       Tax Bracket
--------------------------------------------------------------------------------------------------------------------------------

[ ] Stocks               ______   [ ] Under $25,000         [ ] Under $50,000           [ ] Under $50,000            [ ] 10%
[ ] Bonds                ______   [ ] $25,001 - $50,000     [ ] $50,000 - $100,000      [ ] $50,000 - $100,000       [ ] 15%
[ ] Mutual Funds         ______   [ ] $50,001 - $75,000     [ ] $100,001 - $150,000     [ ] $100,001 - $150,000      [ ] 25%
[ ] Municipal Bonds      ______   [ ] $75,001 - $100,000    [ ] $150,001 - $250,000     [ ] $150,001 - $250,000      [ ] 28%
[ ] Limited Partnerships ______   [ ] $100,001 - $175,000   [ ] $250,001 - $500,000     [ ] $250,001 - $500,000      [ ] 33%
                                  [ ] $175,001 - $250,000   [ ] $500,001 - $1,000,000   [ ] $500,001 - $1,000,000    [ ] 35%
                                  [ ] $250,001 - $500,000   [ ] Over $1,000,000         [ ] Over $1,000,000
                                  [ ] Over $500,001
--------------------------------------------------------------------------------------------------------------------------------

Financial Information - Co-Applicant (If Applicable):
--------------------------------------------------------------------------------------------------------------------------------
                                                                                        Estimated Liquid Net Worth
    Investment Experience                                                                  (Cash, Bank C.D.'s,
        (# of Years)              Estimated Annual Income      Estimated Net Worth           Liquid Securities)      Tax Bracket
--------------------------------------------------------------------------------------------------------------------------------

[ ] Stocks               ______   [ ] Under $25,000         [ ] Under $50,000           [ ] Under $50,000            [ ] 10%
[ ] Bonds                ______   [ ] $25,001 - $50,000     [ ] $50,000 - $100,000      [ ] $50,000 - $100,000       [ ] 15%
[ ] Mutual Funds         ______   [ ] $50,001 - $75,000     [ ] $100,001 - $150,000     [ ] $100,001 - $150,000      [ ] 25%
[ ] Municipal Bonds      ______   [ ] $75,001 - $100,000    [ ] $150,001 - $250,000     [ ] $150,001 - $250,000      [ ] 28%
[ ] Limited Partnerships ______   [ ] $100,001 - $150,000   [ ] $250,001 - $500,000     [ ] $250,001 - $500,000      [ ] 33%
                                  [ ] $150,001 - $250,000   [ ] $500,001 - $1,000,000   [ ] $500,001 - $1,000,000    [ ] 35%
                                  [ ] $250,001 - $500,000   [ ] Over $1,000,000         [ ] Over $1,000,000
                                  [ ] Over $500,001
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
5.    Account Agreement (Please read and sign)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Certification of Taxpayer ID Number  (Substitute  W-9): Under penalty of perjury,  you certify that (1) the number shown on this form is your correct taxpayer identification number and (2) you are not subject to backup withholding because (i) you are exempt from backup withholding, or (ii) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding  as a result of a failure to report all  interest and  dividends,  or (iii) the IRS has notified you that you are no longer subject to backup withholding and (3) you are a U.S. person (including a U.S. resident alien).

--------------------------------------------------------------------------------------------------------------------------------
Arbitration Agreement:  The customer agrees, and by carrying an account for the customer,  American Investors Group, Inc. agrees that all controversies which may arise between us concerning any transaction or the construction, performance, or breach of this or any other  agreement  between us pertaining to securities,  whether  entered into prior, on or subsequent to the date hereof, shall be determined by arbitration.  Any arbitration under this agreement shall be conducted pursuant to the federal arbitration act before  the  National  Association  of  Securities  Dealers,  Inc.  in  accordance  with the rules  then  prevailing  at the organization.  Both parties agree that (i)  arbitration is final and binding on the parties.  (ii) The parties are waiving their right to seek remedies in court,  including the right to jury trial, (iii)  Pre-arbitration  discovery is generally more limited than and different from court  proceedings.  (iv) The  arbitrators'  award is not required to include factual  findings or legal reasoning and the party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.  (v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

--------------------------------------------------------------------------------------------------------------------------------

X ___________________________________________________________ X ________________________________________________________________
  Applicant's Signature                    (Date)               Co-Applicant's Signature                          (Date)

--------------------------------------------------------------------------------------------------------------------------------
                                                      FOR BROKER USE ONLY
Rep Last Name: _________________ Rep #: ___________________

X ___________________________________________________________ X ________________________________________________________________
  Registered Representative Signature         (Date)            Principal's Signature                             (Date)

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

Office Use Only: ACCT.#: ________________ CONS. ACCT #: ________________ LAST NAME: _____________________________
FIRST NAME: _________________ REP NO. ___________ REP. LAST NAME: _____________________________

--------------------------------------------------------------------------------------------------------------------------------

                                                                                       American Investors Group, Inc. (10/07/03)

                        American Church Mortgage Company
                   Subscription Agreement for Kansas Residents

      To purchase Series C Secured Investor Certificates, and you are a Kansas resident, please complete this Subscription Agreement, which is a part of the Account Application, and write a check made payable to "American Church Mortgage Company" or to "American Investors Group, Inc." as applicable. Send the entire Account Application, including this Subscription Agreement, with your check along with any other documents in the envelope provided. We will return your copy to you once your Account Application has been reviewed and accepted.

      You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You must purchase at least $1,000 worth of certificates. Please also note that the Office of the Kansas Securities Commissions recommends that you should limit your aggregate investment in our Certificates and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is defined as that portion of your total net worth (total assets minus totally liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If you have any questions regarding this form, please contact your account representative or our customer service department at 1-800-815-1175.

-------------------------------------------------------------------
Investor Name(s)/Entity Name(s) (print)

-------------------------------------------------------------------------------

      THE UNDERSIGNED acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

  [ ] (A) Acknowledges receipt, not less than five (5) business days prior to Initial the signing of this Subscription Agreement, of the Prospectus of the
            Company  relating  to  the  Certificates,   wherein  the  terms  and
            conditions of the offering of the Certificates are described, including among other things, the restrictions on ownership and
            transfer   of   Certificates,    which   require,    under   certain
            circumstances, that a holder of Certificates shall give written notice and provide certain information to the Company.

  [ ] (B) The arbitration agreement included in the Account Application does Initial not preclude investors from contacting the Kansas Securities
            Commissioner with respect to compliance with Kansas securities laws or regulations in relation to a dispute or problem with an investment or their account.

  [ ] (C) Represents that I (we) either: (i) have a net worth (excluding home, Initial home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; and have considered the recommendation of the Office of the Kansas Securities Commissioner above with respect to limiting my (our) aggregate investment to not more than 10% of my (our) liquid net worth; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

  [ ] (D) Represents that the investor is purchasing the Certificates for his Initial or her own account and if I am (we are) purchasing Certificates on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

  [ ]  (E)  Acknowledges  that  the  Certificates  are not  liquid,  there is no
Initial current market for the Certificates and the investors may not be able to sell the securities.

  [ ] (F) If an employee or affiliate of the Company, represents that the Initial Certificates are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

---------------------------------------      -----------------------------------
Signature -- Investor                        Date

---------------------------------------      -----------------------------------
Signature -- Co-Investor (If Applicable)     Authorized Signature (Custodian or
                                                 Trustee If Applicable)

If a subscription is rejected, the Company will promptly refund to the investor the consideration paid for the certificates without deduction or interest. You may rescind your purchase of certificates for up to five (5) business days after you receive a final prospectus.

                                    Exhibit B

                         STATE SUITABILITY REQUIREMENTS

If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in the Series C Secured Investor Certificates being offered by American Church Mortgage Company. The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the certificates is suitable for you. Kansas residents will also be required to complete the Subscription Agreement that is part of the Account Application.

IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH- NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

                                              ALTERNATIVE 2
                     ALTERNATIVE 1           NET INCOME + NET     MINIMUM               MAXIMUM
        STATE          NET WORTH                 WORTH           INVESTMENT           INVESTMENT
------------------ ---------------------- ---------------------- -------------------- ---------------------
Idaho              $250,000               $70,000 net income     N/A                  N/A
                                          PLUS $70,000 net
                                          worth

Iowa               $250,000               $70,000 net income     N/A                  10% of Net Worth
                                          PLUS $70,000 net
                                          worth

Kansas             $250,000               $70,000 net income     N/A                  It is recommended
                                          PLUS $70,000 net                            that Kansas
                                          worth                                       investors limit
                                                                                      their investment to
                                                                                      no more than 10% of
                                                                                      their liquid net
                                                                                      worth.

Washington         $250,000               $70,000 net income     N/A                  N/A
                                          PLUS $70,000 net
                                          worth

================================================================================

Prospective investors may rely only on the information contained in this prospectus. Neither American Church Mortgage Company nor the Underwriter has authorized anyone to provide any other information. This prospectus is not an offer to sell to - nor is it seeking an offer to buy securities from - any person in any jurisdiction in which it is illegal to make an offer or solicitation. The information here is correct only on the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                TABLE OF CONTENTS
Prospectus Summary .........................................................   4
Risk Factors ...............................................................  10
Who May Invest .............................................................  17
Use of Proceeds ............................................................  18
Compensation to Advisor and Affiliates .....................................  19
Conflicts of Interest ......................................................  21
Distributions ..............................................................  23
Capitalization .............................................................  25
Selected Financial Data ....................................................  26
Management's Discussion and Analysis of Financial Condition and Results of
   Operations ..............................................................  27
Our Business ...............................................................  32
Management .................................................................  49
Executive Compensation and Equity Compensation Plans;
   Director Compensation....................................................  52
Security Ownership of Certain Beneficial Owners and Management and Related
   Stockholder Matters .....................................................  52
Certain Relationships and Related Transactions and Director
   Independence ............................................................  53
The Advisor and Our Advisory Agreement .....................................  54
Federal Income Tax Consequences Associated with the Certificates ...........  56
Federal Income Tax Consequences Associated with REITS ......................  57
ERISA Considerations .......................................................  58
Description of Capital Stock ...............................................  59
Description of the Certificates ............................................  60
Summary of the Organizational Documents ....................................  66
Plan of Distribution .......................................................  79
Commission Position on Indemnification for Securities Act
   Liabilities .............................................................  71
Legal Matters ..............................................................  71
Experts ....................................................................  71
Additional Information .....................................................  71
Index to Financial Statements .............................................. F-1

Until [______ __, 200_], all dealers effecting transactions in the securities offered by this prospectus, whether or not participating in the offering, may be required to deliver a prospectus. Dealers may also be required to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

================================================================================

                                 American Church
                                Mortgage Company

                                     [LOGO]

                  $20,000,000 of Series C Investor Certificates

                                  ------------

                                   PROSPECTUS

                                  ------------

                         American Investors Group, Inc.
                                January __, 2009

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

       Item                                                  Estimated Cost
       ----                                                  ---------------
       SEC Registration Fee...............................   $           786
       FINRA Filing Fee...................................   $         2,500
       Blue Sky Qualification Fees and Expenses*..........   $        15,000
       Underwriter's Expense Allowance** .................   $       120,000
       Printing and Engraving*............................   $         2,000
       Legal Fees and Expenses*...........................   $        50,000
       Accounting Fees and Expenses*......................   $        12,000
                                                             ---------------
           Total..........................................   $       202,286
                                                             ---------------

        *   Estimated

       **   Assumes sale of all securities offered

Item 32. Sales to Special Parties.

         None.

Item 33. Recent Sales of Unregistered Securities.

         None.

Item 34. Indemnification of Directors and Officers.

      Our Articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

      We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf;
(ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

      Notwithstanding the foregoing, we may not indemnify our directors, advisor, or affiliates and any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

      Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Item 35. Treatment of Proceeds From Stock Being Registered.

      None.

Item 36. Financial Statements and Exhibits.

      (a) Financial Statements:

      Audited Financial Statements
      Report of Independent Registered Public Accounting Firm
      Balance Sheets as of December 31, 2007 and 2006
      Statements of Operations  for the fiscal years ended December 31, 2007 and
         2006
      Statements of Stockholders' Equity for the fiscal years ended December 31,
         2007 and 2006
      Statements of Cash Flows for the fiscal years ended December 31, 2007 and
         2006
      Notes to Financial Statements

      Unaudited Interim Financial Statements
      Condensed Balance Sheets as of September 30, 2008 and December 31, 2007 Condensed Statements of Operations for the nine-month periods ended
         September 30, 2008 and 2007
      Condensed Statements of Cash Flows for the nine-month periods ended
         September 30, 2008 and 2007
      Notes to Unaudited Condensed Financial Statements

      (b) Exhibits:

            See attached exhibit index.

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

      1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  a.    If the registrant is relying on Rule 430B:

                               i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                              ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
                                    (b)(7) as part of a  registration  statement
                                    in  reliance  on Rule  430B  relating  to an
                                    offering made pursuant to Rule 415(a)(1)(i),
                                    (vii),  or (x) for the purpose of  providing
                                    the information required by section 10(a) of
                                    the  Securities  Act of 1933 shall be deemed
                                    to  be   part   of  and   included   in  the
                                    registration  statement as of the earlier of
                                    the date  such form of  prospectus  is first
                                    used after  effectiveness or the date of the
                                    first  contract of sale of securities in the
                                    offering  described  in the  prospectus.  As
                                    provided   in  Rule  430B,   for   liability
                                    purposes  of the issuer and any person  that
                                    is at that  date an  underwriter,  such date
                                    shall be deemed to be a new  effective  date
                                    of the  registration  statement  relating to
                                    the securities in the registration statement
                                    to which that  prospectus  relates,  and the
                                    offering  of such  securities  at that  time
                                    shall be deemed to be the initial  bona fide
                                    offering thereof. Provided, however, that no
                                    statement made in a  registration  statement
                                    or   prospectus   that   is   part   of  the
                                    registration statement or made in a document
                                    incorporated   or  deemed   incorporated  by
                                    reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                  b. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  a.    Any   preliminary   prospectus   or  prospectus  of  the
                        undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, state of Minnesota, on January 27, 2009.

                                        AMERICAN CHURCH MORTGAGE COMPANY

                                        By /s/ Philip J. Myers
                                           -------------------------------------
                                           Philip J. Myers, President,
                                           Chief Executive Officer and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                            Director, President,
                                          Secretary and Treasurer
                                  (principal executive officer; principal
   /s/ Philip J. Myers                financial and accounting officer      January 27, 2009
-------------------------------
Philip J. Myers

   /s/ Kirbyjon H. Caldwell*                      Director                  January 27, 2009
-------------------------------
Kirbyjon H. Caldwell

   /s/ Dennis J. Doyle*                           Director                  January 27, 2009
-------------------------------
Dennis J. Doyle

   /s/ Michael G. Holmquist*                      Director                  January 27, 2009
-------------------------------
Michael G. Holmquist

* By Philip J. Myers and Scott J. Marquis, Attorneys-in-Fact

                                INDEX TO EXHIBITS

Exhibit   Title
No.
-------   -----
1.1       Form of Distribution Agreement by and between the Company and American Investors Group, Inc.                           1

1.2       Form of Soliciting Dealers Agreement                                                                                   1

3.1       Amended and Restated Articles of Incorporation                                                                         2

3.2       Third Amended and Restated Bylaws                                                                                      3

4.1       Form of Trust Indenture                                                                                                1

5         Form of Opinion Letter of Winthrop & Weinstine, P.A. as to the legality of the securities                              1

10.1      Amended and Restated REIT Advisory Agreement by and between the Company and Church Loan Advisory, Inc. dated
          January 22, 2004                                                                                                       4

10.2      Form of Loan and Security Agreement by and between the Company and Beacon Bank                                         5

10.3      Form of Revolving Note                                                                                                 5

10.4      Form of Securities Account Control Agreement by and among the Company, Herring Bank, as Trustee and Beacon Bank        5

10.5      Form of Security Agreement by and between the Company and Herring Bank, as Trustee                                     1

21        Subsidiaries of the Registrant                                                                                         1

23.1      Consent of Counsel (included in Exhibit 5)                                                                             1

23.2      Consent of Independent Registered Public Accounting Firm                                                               1

25        Statement of Eligibility of Trustee                                                                                    1

----------
(1)   Filed herewith.

(2) Incorporated herein by reference to the Company's Registration Statement on Form 8-A filed April 30, 1999 (Commission File No. 000-25919).

(3) Incorporated herein by reference to the Company's Current Report on Form 8-K filed July 3, 2007.

(4) Incorporated herein by reference to the Company's Current Report on Form 8-K filed August 1, 2007.

(5) Incorporated herein by reference to the Company's Current Report on Form 8-K filed September 17, 2008.